As filed with the Securities and Exchange Commission on April 14, 2008
Registration No. 333-149504

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIDHU SPECIAL PURPOSE CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	26-1315540 (I.R.S. Employer Identification No.)
Center City Executive Centre
607 Washington Street
Reading, Pennsylvania 19601
(610) 478-2300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Jay S. Sidhu
Chief Executive Officer
Sidhu Special Purpose Capital Corp.
Center City Executive Centre
607 Washington Street
Reading, Pennsylvania 19601
(610) 478-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Jeffrey P. Waldron, Esq. Stevens & Lee 485 Madison Avenue 20th Floor New York, New York 10022 (212) 319-8500	Wesley R. Kelso, Esq. Stevens & Lee 25 North Queen Street Suite 602 Lancaster, Pennsylvania 17603 (717) 291-1031

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☑	Smaller reporting company ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED __________, 2008
PRELIMINARY PROSPECTUS
15,000,000 Units
Sidhu Special Purpose Capital Corp.
$150,000,000

     Sidhu Special Purpose Capital Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more currently unidentified domestic or international operating businesses, which we refer to as a business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry or geography, except as otherwise described in this prospectus, but we will focus our efforts on identifying, performing due diligence on, and effecting a business combination with one or more businesses which operate in the depository institutions sector and other businesses which operate in the broader financial services industry.
     Our sponsor, WNH Holdings, LLC, is controlled by our chairman and chief executive officer, Jay S. Sidhu, who served as chief executive officer of Sovereign Bancorp, Inc., or Sovereign, from 1989 to 2006. During his tenure at Sovereign, Sovereign identified, acquired and integrated 27 banking and thrift operations, including two of the largest bank branch divestitures in U.S. history and three other financial services businesses. Mr. Sidhu was largely responsible for designing, overseeing and executing Sovereign’s growth from a small financially challenged thrift with assets of approximately $600 million that generated proceeds in an initial public offering of approximately $24 million in 1986 to a financial institution with over $90 billion in assets, a market capitalization of approximately $12 billion and more than 785 branch locations spanning from Maryland to New Hampshire in 2006.
     If we are unable to complete a business combination within 24 months from the date of this prospectus, but have entered into a definitive agreement with respect to a business combination, we may seek stockholder approval to extend the period of time to complete a business combination by up to an additional six months. In order to extend the period of time to up to 30 months (i) holders of a majority of our common stock sold in this offering must approve the extension and (ii) conversion rights must be exercised with respect to less than 35% of the shares sold in this offering, each as described in this prospectus. If we fail to sign a definitive agreement within such 24-month period or if we fail to complete a business combination within such 24-month period (or up to 30-month period if our stockholders approve an extension), we will liquidate and distribute the proceeds held in the trust account described below to our public stockholders. To date, our efforts have been limited to organizational activities as well as activities relating to this offering. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.
     This is an initial public offering of our units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.00. Each warrant will become exercisable on the later of our completion of a business combination and           , 2009 [one year from date of prospectus]; provided that we have an effective registration statement covering the common stock issuable upon exercise of the warrants and a current prospectus is available. The warrants will expire on           , 2013 [five years from date of prospectus], or earlier upon redemption.
     Our sponsor has agreed to purchase 4,125,000 warrants, or the sponsor warrants, from us at a price of $1.00 per warrant ($4,125,000 in the aggregate) in a private placement that will occur immediately prior to the closing of this offering. The proceeds from the sale of the sponsor warrants will be deposited into a trust account and subject to a trust agreement described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete a business combination. The sponsor warrants will be substantially similar to the warrants included in the units being sold in this offering, except that, until 180 days after the completion of a business combination, the sponsor warrants will be placed in escrow and (with limited exceptions) may not be transferred, assigned or sold. In addition, the sponsor warrants will not be redeemable by us as long as they are held by our sponsor or its permitted transferees.
     There is presently no public market for our units, common stock or warrants. We intend to apply to have our units listed on the American Stock Exchange under the symbol “FIE.U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriter’s over-allotment option and (2) its exercise in full, subject in either case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including the proceeds from the underwriter’s over-allotment option, if applicable, and having issued a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be traded on the American Stock Exchange under the symbols “FIE” and “FIE.W,” respectively. We cannot assure you that our securities will be or will continue to be listed on the American Stock Exchange.
Investing in our securities involves risks. See “Risk Factors” beginning on page 30.

	Per Unit	Total
Public Offering Price	$10.00	$150,000,000
Underwriting Discount(1)	$0.70	$10,500,000
Proceeds, before expenses, to us	$9.30	$139,500,000

(1)	Includes the underwriter’s deferred commission and discount of 3.875% of the gross proceeds from the units offered to the public, or $0.3875 per unit ($5,812,500 in the aggregate), payable to the underwriter only upon completion of a business combination.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Of the net proceeds we receive from this public offering and the private placement of the sponsor warrants, approximately $148,560,970 (approximately $9.90 per unit) will be deposited into a trust account (of which $5,812,500 or approximately $0.39 per unit is attributable to the underwriter’s deferred commission and discount) maintained by Mellon Bank, N.A., acting as trustee. The underwriter will not be entitled to any interest earned on the deferred fees. The funds held in trust (net of taxes and up to $3,325,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes) will not be released from the trust account until the earlier of the completion of a business combination or our liquidation, except to satisfy stockholder conversion rights as described in this prospectus.
     The underwriter is offering the units for sale on a firm-commitment basis. The underwriter expects to deliver our securities against payment in New York, New York on or about           , 2008.
     We have granted our underwriter a 30-day option to purchase up to 2,250,000 additional units solely to cover over-allotments, if any (over and above the 15,000,000 units referred to above).
[   •   ]
The date of this prospectus is                , 2008.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.
Until           , 2008 (25 days after the commencement of this offering), all dealers that effect transactions in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

i

          You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.
          Unless otherwise stated in this prospectus:
•	references to “we,” “us,” “our,” “company” or “our company” refer to Sidhu Special Purpose Capital Corp.; references to “we,” “us,” “company” or “our company” in the context of a business combination can also mean (i) an entity formed to effect the business combination or (ii) the surviving entity in the business combination, which may include the target company or business or its parent;

•	references to our “sponsor” refer to WNH Holdings, LLC, a Pennsylvania limited liability company, whose role and function has been to form Sidhu Special Purpose Capital Corp., to assist with the recruiting of independent directors, to assist with the structuring of the offering, to provide the capital necessary to fund the filing fees and other pre-offering expenses and to purchase the sponsor shares and sponsor warrants;

•	references to our “management” or our “management team” refer to Jay S. Sidhu, our chairman, president and chief executive officer, and James D. Hogan, our chief financial officer;

•	references to “Griffin Financial” refer to Griffin Financial Group LLC, an affiliate of one of our directors. Griffin Financial is an M&A advisory firm specializing in the depository institutions sector primarily in the Mid-Atlantic region of the United States;

•	references to the “sponsor shares” refer to the 4,312,500 shares of our common stock (giving effect to our stock split described below) previously issued to our sponsor for an aggregate purchase price of $25,000 (up to 562,500 of which are subject to forfeiture if and to the extent the underwriter’s over-allotment option is not exercised);

•	references to the “sponsor warrants” refer to the 4,125,000 warrants to be purchased from us by our sponsor at a price of $1.00 per warrant ($4,125,000 in the aggregate) in a private placement that will occur immediately prior to the closing of this offering;

•	references to a “business combination” mean our initial business combination, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, with one or more currently unidentified domestic or international operating businesses, together having a fair market value of at least 80% of our net assets held in trust (net of taxes and up to $3,325,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes, which includes $7,500 per month for up to 24 months (or up to 30 months in the event our stockholders approve an extension) for office space, administrative and technological services and secretarial support, and excluding the amount of the underwriter’s deferred commission and discount held in trust) at the time of the business combination;

•	references to the “completion” of a business combination refer to the date of the closing of a business combination transaction;

•	references to our “existing stockholders” refer to our sponsor and its permitted transferees; and

•	references to “public stockholders” refer to holders of shares of our common stock acquired either as part of the units sold in this offering or in the after market, and may include our sponsor or our officers or directors to the extent that they purchase or acquire such common stock.
          Unless otherwise stated in this prospectus, the information in this prospectus and all per share information has been adjusted to reflect a 28,750 for 1 stock split that was effected on February 27, 2008. In addition, unless otherwise stated in this prospectus, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option and that our existing stockholders will forfeit 562,500 of the 4,312,500 sponsor shares of common stock issued to our existing stockholders in connection with our formation for approximately $0.006 per share.
          [Due to the uncertainty and recent turmoil at Bear, Stearns & Co. Inc., we do not expect that it will serve as an underwriter.]

ii

MARKET AND INDUSTRY INFORMATION
          Market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates which are derived from our review of the independent sources listed above.

iii

PROSPECTUS SUMMARY
          This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes, before investing.
Proposed Business
General
          We are a newly organized blank check company formed under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more currently unidentified domestic or international operating businesses, which we refer to as a business combination. To date, our efforts have been limited to organizational activities, as well as activities related to this offering.
          Our efforts in identifying prospective target businesses will not be limited to a particular industry or geography, except as otherwise described in this prospectus, but we will focus our efforts principally on identifying, performing due diligence on, and effecting a business combination with one or more businesses which operate in the depository institutions sector, primarily in the United States, and other businesses which operate in the broader financial services industry. Our emphasis will be on institutions located in states which have favorable demographics, are under served or are otherwise experiencing substantial industry consolidation. However, we may enter into a business combination with a target business outside the financial services industry if our board of directors determines that such a transaction is in our best interests and the best interests of our public stockholders.
          Our chairman and chief executive officer, Jay S. Sidhu, was the former Chairman and CEO of Sovereign Bancorp, Inc., or Sovereign. In his capacity as CFO and COO of Sovereign from 1986 to 1989 and CEO of Sovereign from 1989 until October 2006, Mr. Sidhu was largely responsible for designing, overseeing and executing Sovereign’s growth from a small financially challenged thrift with assets of approximately $600 million that generated proceeds in an initial public offering of approximately $24 million in 1986 to a financial institution with over $90 billion in assets, a market capitalization of approximately $12 billion and more than 785 branch locations spanning from Maryland to New Hampshire in 2006.
          We do not have any specific business combination under consideration. Our sponsor, officers and directors and their respective affiliates have neither individually identified or considered a target business for us nor have they had any discussions regarding possible target businesses for us among themselves or with our underwriter or other advisors. We have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with us.
          We will have until 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus to complete a business combination. If we fail to complete a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating.
Financial Services Industry and Depository Institutions Sector
          The financial services industry represents the largest segment in the U.S. economy as measured by market capitalization, with an aggregate market capitalization of approximately $3.3 trillion as of February 22, 2008. In 1981, financial services companies represented approximately 5.80% of the total market capitalization of the S&P 500 compared to approximately 16% as of February 22, 2008. The financial services industry includes entities of various types that provide a broad array of financial services to their customers, including, among others, commercial banks, savings banks, specialty finance companies, commercial credit companies, mortgage brokers and mortgage lending companies, consumer finance companies, non-bank lending companies, insurance companies, reinsurance companies, private equity firms, hedge funds, investment management firms, money management firms, funds of funds firms, brokerage firms, investment banks, registered investment adviser firms, investment management consulting companies, business development companies, venture capital companies, small business investment companies and businesses that provide support services for financial service companies. Such support services include cash management, trade finance, liquidity management, custody and fund services, clearing services, depository and agency/trust services, transaction and payment processing, credit, debit and prepaid card processing, ATM and point-of-sale processing, check verification and guarantee and prepaid card services. In addition to having unique return, growth and leverage characteristics, the various types of entities in the financial services industry respond to different economic and competitive forces, and, as a result, market imbalances and cycle-related investment opportunities may exist in almost any economic environment.
          The depository institutions sector of the U.S. financial services industry had an aggregate market capitalization of approximately $1.2 trillion as of February 22, 2008. Additionally, the depository institutions sector represented approximately 8% of the total market capitalization of the S&P 500 as of February 22, 2008. The depository institutions sector has historically traded at, and continues to trade at, a discount to the S&P 500 as measured by price to earnings ratios, even though the sector’s earnings have historically been more stable and have grown faster than corporate earnings of other industries in the aggregate.
          Despite substantial consolidation over recent years, the global depository institutions landscape remains highly fragmented. For example, in the United States alone, there are over 7,600 independent commercial and savings banks. Additionally, approximately 92% of all banks in the United States are classified as community banks by the Federal Deposit Insurance Corporation, or the FDIC. We believe that many of these banks are too small for, or otherwise not relevant to, large publicly traded commercial and savings banks or involve niches or strategic situations, driven by non-economic factors, which make a sale to, or purchase by, these larger publicly-traded institutions not practicable. Although there has been an increase in investment and interest in the depository institutions sector by financial sponsors, including private equity and hedge funds and other blank check companies, such investment continues to comprise a small percentage of overall merger and acquisition activity in the depository institutions sector.
          This sector has recently experienced decreasing valuations due to industry-wide concerns over asset quality, capital and liquidity and is experiencing intense competition for loans and deposits, exacerbated by pressures on net interest margin resulting from yield curve, competition and asset generation issues.
          We believe that investments in depository institutions involve less risk than many other sectors because bank operations and capital levels are subject to stringent federal and/or state banking laws, are examined on a regular basis and are supervised by regulators who have broad remedial and enforcement powers. As a result, we believe opportunities exist to take advantage of pricing and market inefficiencies. In addition, we believe the large number of publicly traded institutions within this sector creates opportunities to take advantage of missed and improper pricing scenarios.
          The banking industry has experienced tremendous consolidation over the last 10 years as many banks endeavored to seek size and scale. Consolidation is relatively new to the depository institutions sector, and only a portion of the expected consolidation process has occurred, providing future opportunities for exit events for bank investments. In addition, federal and state governments imposed geographic restrictions on consolidation in the banking sector until the 1980s (intrastate) and 1990s (interstate). In contrast to the over 7,600 independent commercial and savings banks remaining in the U.S., the banking sector has experienced substantial consolidation in other countries. For example, we believe, due primarily to consolidation, Canada has only 92 banks remaining, all of Europe has only 1,619 banks remaining and all of Asia has only 825 banks remaining. Because there are significantly more depository institutions located in the U.S. compared to markets in other parts of the world, including Canada, Europe and Asia, we believe that the pool of suitable targets for our initial business combination is greater in the U.S. than in other countries.
          Consolidation has resulted in dozens of large banks and thrifts and thousands of community banks and thrifts in the geographic markets in which we will focus our search. As the difference in size between large banks and thrifts and community banks and thrifts continues to increase, the “scarcity” value of regional banks and thrifts with size and scale increases as well. We believe that substantial opportunities exist to grow these small banking institutions into “scarce” regional banks and thrifts which will command value maximizing acquisition premiums from larger banks and thrifts, especially in favorable geographic markets.
Business Strategy
          We will initially focus our search for an initial business combination on banks, thrifts and other financial institutions in the U.S., with an emphasis on institutions located in states that have favorable demographics, are under served or are otherwise experiencing substantial industry consolidation. In particular, we will emphasize the geographic markets that meet the foregoing criteria along the Mid-Atlantic, Southeastern and Pacific seaboards, as well as Southwestern border states and Southern Gulf states, all of which have enjoyed substantial household income and population growth, including significant growth in the population of under served ethnic groups. We refer to these markets as our target markets. However, we may enter into a business combination with a target business outside these geographic markets if our board of directors determines that such a transaction is in our best interests and the best interests of our public stockholders.
          We believe we can benefit from the experience and expertise of the members of our management in investing capital in and managing operating companies with successful enterprises and business platforms, and that their skills in investing, financial structuring, risk underwriting, due diligence and implementing financial controls will be valuable in our efforts to complete our initial business combination.
          We intend to focus our efforts on acquiring one or more privately held or publicly traded banks and/or thrifts which are undervalued or financially and/or regulatorily challenged. There are more than 6,100 privately held banks and thrifts in the U.S. and almost 1,400 publicly traded banks and thrifts. The average price to tangible book value of all exchange-listed U.S. banks and thrifts was 154% as of February 22, 2008. As of such date, there were more than 729 banks and thrifts in the U.S. that were trading below 154% of their tangible book value, 504 of which were trading below 125% of their tangible book value and 249 of which were trading below 100% of their tangible book value, many of which are in our target markets. In addition, as of February 22, 2008, there were more than 100 banks and thrifts under supervisory agreements or memoranda of understanding with their respective regulators.
          We believe that sellers’ pricing expectations have, and will continue to, come down, driven primarily by competitive factors, asset quality, net interest margin, and asset generation issues. Therefore, we will focus primarily on three types of opportunities in connection with our initial business combination: a “buy and fix” strategy, a “buy and rollup” strategy, and a “private to public” strategy. However, we may enter into a business combination with a target business that does not meet any or all of these criteria if we believe such target business has the potential to create significant stockholder value.
•	“Buy and Fix” Strategy. This involves (i) identifying institutions that are undervalued, or are financially challenged and operating under agreements with their banking regulators, but which can be positioned to provide our stockholders with superior, sustainable returns over the intermediate or long term, (ii) identifying their balance sheet or operating problems, (iii) fixing those problems, and (iv) enhancing value by growing the institution via organic growth and/or by acquisition for so long as the net present value and prospects of the institution to our stockholders are greater than exiting the investment through a sale.

•	“Buy and Rollup” Strategy. This involves indentifying institutions located in strategically important markets which are positioned and have the infrastructure and ability to serve as the vehicle for a multi-bank rollup strategy. In this strategy, stockholder value will be driven off (i) an internal rate of return assessment of any potential acquisition target, (ii) target pricing, cost savings and revenue enhancement potential from consolidation, and (iii) the availability of other acquisition opportunities that would permit the acquired institution to yield superior, sustainable returns. This strategy contemplates follow on investments by the acquired institution, including acquisitions of specialty finance or fee income driven businesses, in order to diversify their revenues or to improve their yield on earning assets. This strategy of creating value would be pursued as long as the net present value and prospects of the institution to our stockholders are greater than exiting the investment through a sale.

•	“Private to Public” Strategy. This involves (i) identifying privately held institutions that can be acquired at a purchase price multiple that is less than the trading multiple ascribed to comparable exchange listed institutions, and (ii) enhancing value by improving operations and growing the institution via organic growth and/or by acquisition, including acquisitions of specialty finance or fee income driven businesses in order to diversify their revenues or to improve their yield on earning assets. This strategy of creating value would be pursued as long as the net present value and prospects of the institution to our stockholders are greater than exiting the investment through a sale.
          Additionally, we may also seek to acquire banks, thrifts and other businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving growth and enhancing profitability. We believe that the operating expertise of our officers and directors will complement, not replace, the target’s management team. Although it is possible that one or more of our initial officers or directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs prior to or subsequent to a business combination.
          We also intend to employ both an opportunistic and structured proactive acquisition strategy. We plan to leverage industry expertise and an extensive network of relationships throughout the U.S., Europe and Asia to source and execute a business combination. We will also use research and analytical tools to systematically identify target institutions and to seek to generate attractive risk-adjusted returns. Consistent with an opportunistic strategy, we will seek, preferably on a “first look, noncompetitive basis,” acquisitions of U.S. banks, thrifts and other financial service companies where we believe we can increase their value through improved financial performance, organic growth and/or by in-market or contiguous market “bolt on” acquisitions.
          We anticipate that target business candidates will be brought to our attention from various sources, including CEOs and other senior executive officers who participate in the industry, investment bankers, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial and banking community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us on an unsolicited basis to target businesses they think we may find attractive, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as by attending trade shows or conventions. We expect to receive opportunities that may not be generally available to others as a result of the industry relationships and experience of Mr. Sidhu, our chairman and chief executive officer.
          Although we intend to focus our efforts on effecting a business combination with a depository institution located in the United States, we are not limited as to the type of business or industry in which a target business is primarily engaged or the country in which such target business operates. If we are unable to negotiate a business combination with an acquisition candidate that we deem to be attractive in the depository institutions sector or in the broader financial services industry after having expended a reasonable amount of time and effort to identify such a candidate, we may then decide to more actively seek opportunities in other industries. We anticipate that we may actively expand our focus to candidates outside of the depository institutions sector and the financial services industry during the latter half of the initial 24-month period that we have to consummate a business combination. However, we will at all times consider candidates outside of the depository institutions sector or the financial services industry that might otherwise be brought to our attention if, in the judgment of our management team, such candidates have similar market positions, purchase price valuations, industry consolidation opportunities, management teams, growth and earnings potential or other financial or market characteristics than acquisition opportunities in the depository institutions sector or the broader financial services industry available to us at such relevant time. The criteria we will use in considering candidates outside of the financial services industry will be substantially similar to the criteria we will use in considering candidates within the financial services industry. In addition, any such business combination opportunities outside the financial services industry would be of the same size as any business combination opportunity considered by us in the financial services industry. At present, we are not able to ascertain (i) what opportunities, if any, in industries outside of the financial services industry may be presented to us, (ii) how much time and effort we may expend prior to determining that we may not be able to identify favorable investment opportunities in the financial services industry or (iii) which other industries we may choose to examine with the objective of identifying a favorable investment opportunity. In the event we elect to pursue an investment outside of the depository institutions sector and the financial services industry, we expect that our management, in conjunction with our board of directors, will engage in discussions to identify, based upon their respective familiarity with the business climate in general and specific industries in particular, one or more other industries which are likely to include a significant number of companies that would be attractive acquisition candidates. In the event we elect to pursue an investment outside of the depository institutions sector or the financial services industry, our management’s expertise in these areas would not be directly applicable to the evaluation or operation of such investment, and the information contained herein regarding the depository institutions sector and financial services industry would not be relevant to an understanding of the business that we elect to acquire.
          Mr. Sidhu has significant contacts with financial institutions and other business in India and other countries and may become aware of opportunities to effect a business combination with companies located outside of the United States. Our management does not have significant experience in evaluating or managing a business other than a depository institution and is not familiar with the regulatory, economic or other factors that affect the operations of a business outside of the financial institution sector or operating outside of the United States. See “Risk Factors— Risks Related to Our Structure as a Development Stage Company” and “— Risks Relating to Our Business Combination.”
Competitive Strengths
          We believe we have the following competitive strengths:
          Unique Platform for Deal Generation.
          We will seek to capitalize on the significant acquisition and operating experience and contacts of our chairman and chief executive officer, Jay S. Sidhu. Mr. Sidhu is the former Chairman and CEO of Sovereign. In his capacity as CFO and COO of Sovereign from 1986 to 1989 and CEO of Sovereign from 1989 until October 2006, Mr. Sidhu was largely responsible for designing, overseeing and executing Sovereign’s growth from a small financially challenged thrift with assets of approximately $600 million that generated proceeds in an initial public offering of approximately $24 million in 1986 to a financial institution with over $90 billion in assets, a market capitalization of approximately $12 billion and more than 785 branch locations spanning from Maryland to New Hampshire in 2006. In building the nation’s 17th largest financial institution by assets and one of the most valuable banking franchises in the Mid-Atlantic and Northeast regions of the U.S., Mr. Sidhu created significant value for Sovereign investors by developing and executing organic growth and acquisition strategies which emphasized (i) opportunistic geographic targeting, (ii) creative acquisition pricing, and (iii) superior integration strategy and execution. During his tenure at Sovereign, Sovereign identified, acquired and integrated 27 banking and thrift operations, including two of the largest bank branch divestitures in U.S. history to date, and three other financial services businesses.
          Mr. Sidhu has an agreement with Sovereign that prohibits him from, among other things, directly or indirectly, owning more than 4.9% of a publicly traded banking institution located in any county which was contiguous to a branch, office or other facility of Sovereign as of October 2006. The covenant not to compete expires upon the earlier of (i) a change in control of Sovereign or (ii) October 11, 2011. Because our efforts to identify and complete an initial business combination will be significantly broader than Sovereign’s geography and because our efforts are not confined to the depository institutions sector, we do not expect that Mr. Sidhu’s non-competition obligation will have a material impact on our ability to find and complete a business combination, nor do we expect Mr. Sidhu’s non-solicitation obligation to have a material impact on us. See “— Conflicts of Interests and Contractual Restrictions” below regarding this non-solicitation obligation.
          In addition to Mr. Sidhu, we will seek to capitalize on the significant banking and other experience and relationships of Griffin Financial, an affiliate of Joseph M. Harenza, chief executive officer of Griffin Financial and a member of our board of directors. Griffin Financial is an M&A advisory firm specializing in the depository institutions sector in the Mid-Atlantic region of the United States. Its members have over 150 years of combined transaction and operations-related experience in the financial services industry and have participated in transactions with a value of over $30 billion over the past 10 years. Griffin Financial also has significant expertise in the manufacturing and distribution, building products, higher education finance and healthcare industries.
          We believe the skills and expertise of Mr. Sidhu, other members of our management, and our sponsor and its affiliates, their collective access to acquisition opportunities and ideas, their contacts and their transactional experience will contribute to our ability to successfully identify, price and complete an acquisition. However, none of these individuals have been or currently are principals of, or affiliated with, a blank check company, and therefore we can give no assurance that their past successes will be repeated in the context of a special purpose acquisition company. Also, the past experience of Mr. Sidhu, other members of our management, our sponsor and its affiliates and members of our board does not guarantee that we will be successful in completing a business combination. There are numerous risks and uncertainties detailed elsewhere in this prospectus that could impact our ability to complete a business combination outside of the control of such individuals. We cannot assure you that we will be able to complete a business combination at all or on terms favorable to us, nor can we guarantee that we will be successful following the completion of a business combination. See “Risk Factors — Risks Relating to Our Business Combination”.
           Proactive Deal Identification and Potential Deal Evaluation
          Our management and our sponsor and its affiliates consist of experienced bank operations professionals, each with substantial segment and technical expertise in their respective areas who will assist us in connection with evaluating transactions and related due diligence reviews, as well as monitoring post-transaction operations and enhancing and accelerating growth. They have successfully integrated over 50 transactions in the depository institution sector and worked together and with others in senior management positions to drive post-acquisition value. We believe another distinguishing feature is that the backgrounds of our officers, directors and our sponsor and its affiliates provide an exceptional mix of sector-specific knowledge and hands-on experience necessary, in our judgment, to effectively source, structure, complete and provide operational oversight over businesses. They have knowledge and hands-on experience with (i) the bank and thrift regulatory landscape and related, complex compliance issues specific to the sector, (ii) complex financial accounting principles as they apply to depository institutions, (iii) risk management, (iv) head count, salary and employee benefits optimization, (iv) asset/liability management, (v) asset origination and credit quality, (vi) risk management and credit policy and (vii) finance, financial structuring and tax provision mitigation.
          We intend to identify, review and analyze banks and thrifts in each target market, taking into account factors such as area demographics, competition, asset size, performance and balance sheet metrics compared to peers, trading price as a function of reported tangible book value, exit premiums for comparable transactions as a function of reported tangible book value and future availability of acquirers to facilitate exit.

           Accounting and Regulatory Aspects of Deal Identification and Evaluation
          Accounting practices in the financial services industry are extremely complex and replete with nuances with substantial implications. The regulatory trends and constraints impacting a potential acquisition are critical components of due diligence in the financial services industry. The experience of our management and our sponsor and its affiliates in analyzing regulatory risk provides us with (i) knowledge of key issues important to regulators, (ii) an understanding of the underlying potential business complications in a regulatory situation and (iii) access to regulators. Additionally, through our sponsor, we have access to professionals with similar backgrounds. We believe that this ability to analyze complex regulatory risk provides us with a competitive advantage, particularly over generalist firms who may lack the expertise of sector-focused resources.
           Present Market Conditions
          Over the last few years, changes in interest rates and in the slope of the yield curve, or the spread between short-term and long-term interest rates, have put pressure on net interest income, which has resulted in a deterioration of banks’ earnings and a significant reduction in market valuations. Asset generation has been highly competitive, which has led to lower yields on earning assets, lengthening of maturities and softening of underwriting standards and a shift in mix to more real estate based loans. We believe that macroeconomic factors, coupled with recent turmoil in the markets relating to bank and thrift liquidity, credit quality, capital and sustainability of earnings is also impacting pricing. If asset quality continues to be a concern of both buyers and sellers, historically unwilling sellers may be forced to seek significant sources of capital and/or become willing sellers in the near-term, which we believe will lead to unprecedented opportunities for financial buyers, including blank check companies, that have been structured to become bank or thrift holding companies. We believe that continued asset quality, margin and capital adequacy pressures on the performance and public market valuation of acquiring banks and the potential market volatility in reaction to the announcement of a transaction, or even later if integration is not as successful as planned, will give us a competitive advantage in terms of sourcing transactions on an exclusive basis and/or in submitting the prevailing bid in a competitive process.

           Financial Position and Cash as Acquisition Currency
          Upon the completion of this offering, we will have up to approximately $142,748,470 in funds available in the trust for a business combination and will be able to offer a target business a variety of options, such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we may be able to complete a business combination using our cash, debt or equity securities, or a combination of the foregoing, we should have the flexibility to use the most efficient combination that would allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing, and there can be no assurance it will be available to us. In the event our business combination is with an entity in the financial services industry, the amount of debt we can use to effect an acquisition will be subject to substantial regulatory restrictions. See “Risk Factors — Risks Relating to Our Business Combination”.
Effecting a Business Combination
          Our business combination must occur with one or more target businesses that together have a fair market value of at least 80% of our net assets held in trust (net of taxes and up to $3,325,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred commission and discount held in trust) at the time of the business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as price to earnings, price to book and tangible book value, price to deposits or discounted cash flow valuation. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the satisfaction of such criteria.
          In addition, we will not complete a business combination unless we acquire a controlling interest in the target company. We will acquire a controlling interest either through the acquisition of a majority of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into.
          If we acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that we acquire will be the basis for a valuation for purposes of the 80% of net assets test. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need each seller to agree that our purchase of its business is contingent on the simultaneous closings of sufficient other acquisitions such that we can satisfy the 80% net assets test.
          The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of our net assets held in trust (net of taxes and up to $3,325,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred commission and discount held in trust) at the time of the business combination. In order to complete such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business or businesses and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. If we issue equity securities in order to complete a business combination, our stockholders prior to the business combination could end up owning a minority of the voting and/or equity interests of the surviving company after giving effect to the business combination. If we acquire an entity in the financial services industry, the amount of debt we can use to effect an acquisition will be subject to substantial regulatory restrictions.
          In connection with closing a business combination, additional requirements may include potential regulatory filings and approvals and stockholder approval of the business combination by the target.
Conflicts of Interest and Contractual Restrictions
          Our officers and directors are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities. In the course of their other business activities, including serving as directors of other companies, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. See “Management — Directors and Executive Officers” for a list of entities to which our directors may owe a fiduciary duty.
          In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our officers and directors (except for our independent directors) has agreed, until the earliest of (a) the completion of a business combination, (b) 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus and (c) such time as he ceases to be one of our officers or directors, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of the target or through other means as described above) in a company (i) in the financial services industry and (ii) with assets of between $500 million and $3 billion, subject to any other pre-existing fiduciary duties or contractual obligations they may have. We expect primarily to target businesses within this range of assets, although we have the flexibility to acquire a business outside of this range.
          The $25,000 purchase price paid by our sponsor for the sponsor shares and the $4,125,000 purchase price paid by our sponsor for the sponsor warrants will not be repaid to it if we do not complete a business combination. The purchase price for the sponsor warrants will be placed in the trust account and will be available for distribution to our public stockholders under the circumstances described, at “— Private Placement of Sponsor Warrants.” Our sponsor will not be entitled to receive liquidating distributions with respect to the sponsor warrants or the sponsor shares. The purchase price paid for the sponsor shares forms part of our working capital.
          We have engaged and intend to continue to engage Stevens & Lee, a law firm at which Mr. Harenza, a member of our board of directors, is the Non-Executive Chairman and with whom he is deemed to be an affiliate, and its affiliates at customary rates and charges to perform professional services for us, including professional services in connection with this offering, our operations and in connection with an acquisition, such as, among other things, planning associated with the acquisition process, identifying and evaluating potential candidates and performing due diligence. There are no limitations that restrict us from engaging Stevens & Lee or its affiliates to perform such services and other customary legal and consulting services for us for customary fees and on customary terms and conditions and any such engagement will be approved by a majority of our independent and disinterested directors.
          We intend to comply with Mr. Sidhu’s non-solicitation covenant, as well as his covenant not to compete with Sovereign. The covenant not to compete provides, among other things, that Mr. Sidhu may not, directly or indirectly, (a) own more than 4.9% of a publicly traded banking institution or (b) be an agent, consultant, employee, partner, officer, director, proprietor or otherwise of any firm, corporation or enterprise, or provide financial or other assistance to such firm, corporation or enterprise, engaged in the banking or financial services industry, in each case in any county which is contiguous to a branch, office or other facility of Sovereign as of October 2006, the time he ceased to be employed by Sovereign. This covenant specifically permits Mr. Sidhu to engage, directly or indirectly, for his own account or as an officer, director or investor with respect to any investment company or private equity, hedge, or similar fund which makes portfolio investments in entities in the financial services industry, if (x) the ownership interest of such investment company or fund in such financial services entity represents less than 5% of the outstanding voting power of the financial services entity, or (y) such financial services entity does not have a substantial percentage of its loans or deposits in, and/or does not have a substantial physical or economic presence in, any county which is contiguous to a branch, office or other facility of Sovereign at the time he ceased to be employed by Sovereign. The covenant not to compete expires upon the earlier of (i) October 11, 2011 or (ii) a change in control of Sovereign. As a result, we are largely prohibited from acquiring depository institutions located in certain portions of Massachusetts, Connecticut, Rhode Island, Maryland, New York, Pennsylvania and New Jersey. Accordingly, we are somewhat limited in the degree to which we can select potential candidates which operate in the depository institutions sector and are located in any of these areas.

          The non-solicitation covenant, which expires at the same time as the covenant not to compete, provides, among other things, that Mr. Sidhu will not solicit, recruit or encourage any employee of Sovereign or any of its subsidiaries to leave their employment. Accordingly, we may not be able to hire certain individuals who may possess the requisite abilities to assist us in meeting our investment goals.
          Griffin Financial undertakes engagements relating to financial advisory, investment banking, and other activities for a wide variety of clients, including institutions, companies and individuals, primarily in the Mid-Atlantic region of the United States. Mr. Harenza, a member of our board of directors, serves as manager, president and chief executive officer of Griffin Financial and may be deemed to be its affiliate. There may be situations in which Griffin Financial has an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Griffin Financial.
          Despite Griffin Financial’s focus on the Mid-Atlantic region of the United States, other clients of its advisory business may also compete with us for investment opportunities meeting our investment objectives. If Griffin Financial is engaged to act for any such clients, we may be precluded from pursuing such opportunities. In addition, investment ideas generated within Griffin Financial, including by Mr. Harenza and other persons who may make decisions for the company, may be suitable for both us and for an investment banking client or a current or future Griffin Financial internal investment vehicle, including other blank check companies in which Griffin Financial may participate, and may be directed to such client or investment vehicle rather than to us. Griffin Financial’s advisory business may also be engaged to advise the seller of a company, business or assets that would qualify as an investment opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the company, business or assets. If we are permitted to pursue the opportunity, Griffin Financial’s interests or its obligations to the seller will diverge from our interests. Griffin Financial and/or Mr. Harenza, in his capacity as an officer or managing director of Griffin Financial or in his other endeavors, may choose to present potential business combinations to current or future Griffin Financial internal investment vehicles, including other blank check companies in which Griffin Financial may participate, or third parties, including clients of Griffin Financial, before they present such opportunities to us.
          Commencing on the closing of this offering, we have agreed to pay Griffin Holdings Group, LLC a total of $7,500 per month for office space, administrative and technological services and secretarial support. Mr. Harenza, a member of our board of directors, serves as manager, president and chief executive officer of Griffin Holdings Group, LLC and may be deemed to be its affiliate. This arrangement is being agreed to by Griffin Holdings Group, LLC for our benefit and is not intended to provide Mr. Harenza with compensation in lieu of salary or other remuneration. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders on a pro rata basis.
          Our sponsor has made a $200,000 loan to us to cover organizational and offering expenses and other start-up costs, which will be repaid with a portion of the proceeds from this offering. The loan is interest-free with the principal balance repayable on the earlier of (i) 60 days following the date of the completion of this offering and (ii) March 2, 2009. The principal balance is prepayable without penalty at any time in whole or in part.
          We do not believe that any of the foregoing fiduciary duties or contractual obligations will materially undermine our ability to complete a business combination.

Private Placement of Sponsor Shares
          In October 2007, our sponsor purchased an aggregate of 4,312,500 sponsor shares of our common stock (giving effect to our stock split) for an aggregate purchase price of $25,000, or approximately $0.006 per sponsor share. This includes an aggregate of up to 562,500 sponsor shares that are subject to forfeiture if and to the extent the underwriter’s over-allotment option is not exercised, so that our sponsor, and its permitted transferees will own a 20% ownership interest in our issued and outstanding shares of common stock after this offering (assuming they do not purchase units in this offering). The sponsor shares were purchased separately and not in combination with any warrants or units. The sponsor shares are identical to the shares of common stock included in the units being sold in this offering except that:
•	our sponsor and its permitted transferees will not be able to exercise conversion rights, as described below, with respect to the sponsor shares;

•	our sponsor has agreed, and its permitted transferees will be required to agree, to vote the sponsor shares in the same manner as a majority of the shares of our common stock are voted by the public stockholders at any stockholders’ meeting called for the purpose of (i) approving a business combination or any extension, (ii) approving the amendment to our amended and restated certificate of incorporation providing for our perpetual existence or (iii) extending our corporate existence to up to 30 months from the date of the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet completed, a business combination;

•	our sponsor and its permitted transferees will have no right to participate in any liquidation distribution with respect to the sponsor shares if we fail to complete a business combination; and

•	the sponsor shares will be placed in escrow and subject to certain transfer restrictions until 180 days after the completion of a business combination.
Private Placement of Sponsor Warrants
          Our sponsor has agreed to purchase 4,125,000 sponsor warrants from us at a price of $1.00 per sponsor warrant ($4,125,000 in the aggregate) in a private placement that will occur immediately prior to the closing of this offering. The sponsor warrants will be purchased separately and not in combination with any units. The proceeds from the private placement will be added to the proceeds of this offering and placed in a trust account maintained by Mellon Bank, N.A., as trustee, pending our completion of a business combination. If we do not complete a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus, the proceeds from the sale of the sponsor warrants will be part of the liquidating distribution to our public stockholders and the sponsor warrants will expire worthless. The sponsor warrants are identical to the warrants included in the units sold in this offering, except that the sponsor warrants:
•	will not be redeemable by us as long as they are held by our sponsor or any of its permitted transferees; and

•	will be placed in escrow and subject to certain transfer restrictions until 180 days after the completion of a business combination.

          Our executive offices are located at 485 Madison Avenue, 20th Floor, New York, New York 10022 and at Center City Executive Centre, 607 Washington Street, Reading, Pennsylvania 19601 and our telephone number is (610) 478-2300.

The Offering
          In making your decision on whether to invest in our securities, you should carefully consider the risks set forth in the section entitled “Risk Factors” of this prospectus, as well as the backgrounds of our officers and directors, the special risks we face as a development stage company and the fact that you will not be entitled to protections normally afforded to investors in blank check offerings conducted in compliance with Rule 419 (“Rule 419”) under the Securities Act of 1933, as amended.

Securities offered	15,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriter’s over-allotment option and (2) its exercise in full, subject in either case to our having filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and having issued a press release announcing when such separate trading will begin.

We will file the Form 8-K promptly upon the completion of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second Form 8-K or an amended Form 8-K to provide updated financial information to reflect the exercise and closing of the over-allotment option. Although we will not distribute copies of any Form 8-K to individual unit holders, it will be available on the SEC’s website (www.sec.gov) after it is filed.

Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common stock:

Number outstanding before this offering	3,750,000 shares.(1)

Number outstanding after this offering	18,750,000 shares.(1)

(1)	Does not include 562,500 sponsor shares that are subject to forfeiture to the extent the underwriter’s over-allotment option is not exercised in full. Only the number of sponsor shares necessary for our existing stockholders to maintain a collective 20% ownership interest in our securities will be forfeited to the extent the underwriter’s over-allotment option is not exercised in full.

Warrants:

Number outstanding before this offering and the private placement of sponsor warrants	0 warrants.

Number outstanding after this offering and the private placement of the sponsor warrants	19,125,000 warrants (including 4,125,000 sponsor warrants).

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$7.00 per share, subject to adjustment.

Exercise period	The warrants (except the sponsor warrants) will become exercisable on the later of:

• the completion of a business combination, and

• , 2009;

provided in each case that we have an effective registration statement under the Securities Act and a current prospectus covering the shares of common stock issuable upon exercise of the warrants.

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, we have agreed to use commercially reasonable efforts to file and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed. The warrants will not be settled for cash or other forms of consideration and therefore could expire worthless if an effective registration statement is not in place prior to the expiration date of the warrants.

The warrants will expire at 5:00 p.m., New York time, on , 2013, or earlier upon redemption.

Cashless exercise	The warrants will be exercisable, at the holder’s option, by paying the exercise price in cash or on a “cashless basis,” whereby the holder of warrants will pay the exercise price by surrendering the holder’s warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock issuable upon exercise of such holder’s warrants, multiplied by the difference between the exercise price of such warrants and the “market value” by (y) the market value; provided that, if the resulting quotient contains a fraction, such quotient will be rounded down to the nearest whole number. The “market value” means the average reported last sale price of a share of common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded for the 10 trading days ending on the third trading day prior to the date on which the holder of a warrant elects to exercise. Permitting a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of the exercise of a warrant.

Redemption	We may redeem the outstanding warrants (except as described below with respect to the sponsor warrants) at any time after the warrants become exercisable:

• in whole and not in part,

• at a price of $0.01 per warrant,

• upon a minimum of 30 days’ prior written notice of redemption, and

•    if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants unless the shares of common stock issuable upon exercise of those warrants are covered by an effective registration statement from the date of notice of redemption through the date fixed for the redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise their warrants prior to the date scheduled for redemption.

The redemption provisions for our warrants have been established at a price that is intended to provide warrant holders with the ability to exercise their warrants prior to redemption at a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption trigger price of $14.25 per share or the warrant exercise price of $7.00 per share after we call the warrants for redemption.

If we call the warrants for redemption as described below, we will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock issuable upon exercise of the warrants, multiplied by the difference between the “market value” (as defined below) and the exercise price by (y) the “market value.” For this purpose, the “market value” means the average reported last sale price of the common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. For example, if the market value of the common stock were $14.50 per share, a holder of 100 warrants would pay the exercise price by surrendering the 100 warrants in exchange for a number of shares calculated as follows: (100 shares x ($14.50 — $7.00)) ÷ $14.50 = 51 shares. We will not issue fractional shares upon exercise of warrants. If a warrant holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of shares.

If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash.

The foregoing redemption provisions do not apply to the sponsor warrants, for as long as such warrants are held by our sponsor or its permitted transferees.

Sponsor shares	In October 2007, our sponsor purchased an aggregate of 4,312,500 sponsor shares of our common stock (giving effect to our stock split) for an aggregate purchase price of $25,000, or approximately $0.006 per sponsor share. This includes an aggregate of up to 562,500 sponsor shares that are subject to forfeiture if and to the extent the underwriter’s over-allotment option is not exercised, so that our sponsor and its permitted transferees will maintain 20% ownership interest in our issued and outstanding shares after this offering (assuming they do not purchase units in this offering). The sponsor shares were purchased separately and not in combination with any warrants or units. The sponsor shares are identical to the shares comprising the units being sold in this offering, except that:

• our sponsor and its permitted transferees will not be able to exercise conversion rights (as described below) with respect to the sponsor shares;

•    our sponsor has agreed, and its permitted transferees will agree, to vote the sponsor shares in the same manner as a majority of the shares of our common stock are voted by the public stockholders at any stockholders’ meeting called for the purpose of (i) approving a business combination, (ii) approving the amendment to our amended and restated certificate of incorporation providing for our perpetual existence or (iii) extending our corporate existence to up to 30 months from the date of the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet completed, a business combination;

• our sponsor and its permitted transferees will have no right to participate in any liquidation distribution with respect to the sponsor shares if we fail to complete a business combination; and

• the sponsor shares will be placed in escrow and subject to certain transfer restrictions described below until 180 days after the completion of a business combination.

Private placement of sponsor warrants	Our sponsor has agreed to purchase 4,125,000 sponsor warrants from us at a price of $1.00 per sponsor warrant, for a total of $4,125,000, in a private placement that will occur immediately prior to the closing of this offering. The sponsor warrants will be purchased separately and not in combination with any units.

The proceeds from the private placement of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of a business combination. If we do not complete a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus, then the proceeds from the sale of the sponsor warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the sponsor warrants will expire worthless.

The sponsor warrants are identical to the warrants included in the units being sold in this offering, except that the sponsor warrants:

• will not be redeemable by us as long as they are held by our sponsor or its permitted transferees; and

• will be placed in escrow and subject to certain transfer restrictions until 180 days after the completion of a business combination.

Transfer restrictions on securities	Our sponsor has agreed, and its permitted transferees will agree, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly any of the sponsor shares or sponsor warrants (including shares of common stock underlying such warrants) until 180 days after the completion of a business combination.

Notwithstanding the foregoing, our sponsor and its permitted transferees will be permitted to transfer all or any portion of such securities to certain permitted transferees described under “Principal Stockholders—Transfers of Common Stock and Warrants by our Existing Stockholders.” These permitted transferees include our sponsor, our officers, directors and employees, any affiliates or family members of such individuals, any affiliates of us, our sponsor and any officers, directors, members and employees of our sponsor or such affiliates. All permitted transferees receiving such securities will be subject to the same transfer restrictions as our sponsor and its permitted transferees and any such transfers will be made in accordance with applicable securities laws.

Registration rights	Pursuant to a registration rights agreement that will be entered into between us, our sponsor, and any of its permitted transferees, the holders of the sponsor shares and the sponsor warrants (and the common stock issuable upon exercise of such warrants) will be entitled to demand registration rights, “piggy-back” registration rights and short-form resale registration rights, in each case commencing 180 days after the completion of a business combination.

American Stock Exchange listing	We intend to apply to list our securities on the American Stock Exchange upon completion of this offering. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards of the American Stock Exchange, we cannot assure you that our securities will be or will continue to be listed on the American Stock Exchange as we might not meet certain continuing listing standards.

Proposed ticker symbols for our:

Units	FIE.U.

Common stock	FIE.

Warrants	FIE.W.

Offering proceeds and proceeds from sale of sponsor warrants to be held in trust	Approximately $144,435,970 of the net proceeds of this offering plus the $4,125,000 we will receive from the sale of the sponsor warrants (for an aggregate of approximately $148,560,970 or approximately $9.90 per unit sold to the public in this offering) will be placed in a trust account maintained by Mellon Bank, N.A., acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement. This amount includes $5,812,500 of the underwriting commission and discount that is being deferred until we complete a business combination. We believe that the placement of the underwriter’s deferred commission and discount and the purchase price of the sponsor warrants in the trust account is a benefit to our public stockholders because additional proceeds will be available for distributions to investors if we liquidate our trust account prior to our completion of a business combination.

The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation. Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the trust account (i) up to an aggregate of $3,325,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) in any amounts we need to pay any federal, state and local tax obligations, including income taxes imposed at the applicable rates on income from investments held through the trust account, applicable franchise taxes and any other tax obligations imposed in respect of the trust account. In addition, amounts in the trust account may be used to satisfy the exercise of stockholder conversion rights in connection with an extension of our corporate existence to up to 30 months as described below. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially approximately $200,000 after the payment of the expenses relating to this offering). In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we are unable to secure additional financing, we would most likely fail to complete a business combination in the allotted time and would liquidate our trust account.

Underwriter’s deferred commission and discount	The underwriter has agreed to defer $5,812,500 of its underwriting discount, equal to 3.875% of the gross proceeds of the public offering, until the completion of a business combination. Upon the completion of a business combination, such amount, reduced pro-ratably by the exercise of stockholder conversion rights described below, will be released to the underwriter out of the trust account. The underwriter will not be entitled to any interest earned on the deferred discount. If we liquidate the trust account, the underwriter has agreed to waive any right it may have to the $5,812,500 of the deferred discount held in the trust account, all of which will be distributed to our public stockholders on a pro rata basis.

Proceeds from exercise of warrants paid to us	None of the warrants may be exercised until after the completion of a business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders	There will be no fees, reimbursements or other cash payments paid by us to our sponsor or our officers or directors or their affiliates prior to, or for any services they render in order to effectuate, the completion of a business combination, other than the following:

•    repayment of principal on an interest-free loan of $200,000, made by our sponsor to cover offering expenses and other start-up costs, on the earlier of (i) 60 days following the date of the completion of this offering and (ii) March 2, 2009;

•    Stevens & Lee, an affiliate of Mr. Harenza, one of our directors, and its affiliates whom we have engaged and intend to continue to engage at customary rates and charges to perform professional services for us, including professional services in connection with this offering, our operations, and in connection with an acquisition, such as, among other things, planning associated with the acquisition process, identifying and evaluating potential candidates and performing due diligence;

•    payment of $7,500 per month for up to 24 months (or up to 30 months in the event our stockholders approve an extension) to Griffin Holdings Group, LLC, an affiliate of Mr. Harenza, for office space and secretarial, technological and administrative services; and

•    reimbursement of out-of-pocket expenses incurred by our officers and directors in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Conditions to completing our business combination	Our business combination must occur with one or more target businesses that together have a fair market value of at least 80% of our net assets held in trust (net of taxes and up to $3,325,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred commission and discount held in trust) at the time of such business combination. Our board of directors will determine the fair market value based on standards generally accepted by the financial community, such as price to earnings, price to book and tangible book value, price to deposits or discounted cash flow valuation.

In connection with closing a business combination, additional requirements may include potential regulatory filings and approvals and stockholder approval of the business combination by the target.

In addition, we must acquire a controlling interest in the target company. Key factors in determining whether we have a controlling interest include whether we own a majority of the voting equity interests of the target, the extent to which we have the ability to appoint members of the board of directors or management of the target and the extent to which we otherwise have effective control over the target (whether pursuant to the securities we acquire, by contract or otherwise).

Depending on the percentage of our public stockholders exercising conversion rights and the fair market value of a business combination, we may need to raise additional capital through either equity or debt issuances to fund the full acquisition price of a business combination.

In the event our business combination is with an entity in the financial services industry, the amount of debt we can use to effect an acquisition will be subject to substantial regulatory restrictions. See “Risk Factors — Risks Relating to the Financial Services Industry.”

We do not have any specific business combination under consideration, and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.

Stockholders must approve business combination	We will seek stockholder approval before we effect a business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with a business combination, we will also seek stockholder approval for a proposal to further amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the completion of such business combination.

We will only proceed with a business combination if:

• the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting,

• the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and

•    conversion rights have been exercised with respect to less than 35% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must complete a business combination and (ii) the stockholder vote to approve a business combination).

It is our intention in every case to structure and complete a business combination in which approximately 35% of the public stockholders may exercise their conversion rights and the business combination will still go forward.

For purposes of seeking approval of a business combination by a majority of voting public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained (although non-votes will have an effect on the approval of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence). We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote will be taken to approve a business combination.

In connection with the vote required for approving a business combination or any extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet completed, a business combination, our existing stockholders have agreed, and their permitted transferees will agree, to vote the sponsor shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our existing stockholders have also agreed, and their permitted transferees will agree, that they will vote all such shares in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve a business combination. In addition, our existing stockholders intend to vote any shares of common stock acquired in this offering or in the aftermarket in favor of an initial business combination submitted to our stockholders for approval. Accordingly, our existing stockholders will not be able to exercise conversion rights with respect to any potential initial business combination.

We are not aware of any present intention on the part of our sponsor, officers or directors to make any purchases in this offering or in the aftermarket. Although we do not know for certain the factors that would cause our sponsor, officers or directors to purchase our securities, we believe that some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public stockholders are voting against a proposed initial business combination, and (iv) their interest in the target business once the target business has been identified.

Although we and our sponsor, officers and directors have no current intention to make such purchases, we and our sponsor and directors and officers and their respective affiliates are not prohibited from purchasing shares of our common stock in the open market and/or in privately negotiated transactions. Any such privately negotiated transaction with a public stockholder would include a contractual acknowledgement that such stockholder, although still a holder of record of our common stock, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by our existing stockholders, which would be voted in favor of a business combination. In the event we or our sponsor, directors or officers or their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already cast votes against the proposed business combination and exercise conversion rights with respect to their shares, such selling stockholders would be required to revoke their prior votes against the proposed business combination and to revoke their prior conversion elections and to cast new votes in favor of the proposed business combination. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed business combination would have the effect of reducing conversions and increasing votes in favor of the proposed business combination, thereby making it more likely that a proposed business combination would be approved.

Although we and our sponsor, officers, directors and their respective affiliates currently have no intention of entering into private stock purchase arrangements with our public stockholders subsequent to this offering, they may do so in the future both as an expression of confidence in the value of our common stock following the initial business combination and as a means of increasing the likelihood that the initial business combination will be approved.

We, our sponsor, officers, directors and/or their respective affiliates anticipate that they will identify the public stockholders with whom we, our sponsor, officers, directors or their respective affiliates may pursue privately negotiated purchases by either the public stockholders contacting us directly or by our receipt of proxy cards submitted by public stockholders at the time of the initial business combination. To the extent that we, our sponsor, officers, directors or their respective affiliates enter into a private purchase, we would identify and contact only potential selling stockholders who have expressed their intention to vote, or who have already voted, against the initial business combination. Pursuant to the terms of such arrangements, any shares so purchased by us, our sponsor, officers, directors or their respective affiliates would then be voted, or prior votes against would then be changed to votes, in favor of the initial business combination. The terms of such purchases would operate to facilitate the consummation of the proposed business combination by potentially reducing the number of shares voted against the business combination to less than 35% of the shares issued in this offering.

Any shares purchased from public stockholders by us, our sponsor, officers, directors or their respective affiliates would be purchased at a price to be negotiated between such stockholders on the one hand and us, our sponsor, officers, directors or their respective affiliates on the other hand. Such price would depend on a variety of factors including, but not limited to, the size of the stockholders’ position in our stock and the method and timing of payment from us or from our sponsor, officers, directors or affiliates for such shares.

Should such purchases be negotiated, it is possible that the value of the purchase price thereof would exceed the per share amount to be distributed from trust upon liquidation. We have agreed with the underwriters, however, that if we enter into any such privately negotiated transactions, we may only pay to applicable public stockholders funds up to the amount per share that would be received upon the exercise of conversion rights; negotiated premiums, if any, to such per share conversion price would thus need to be paid by someone other than us, which would most likely be our existing stockholders, officers, directors, their respective affiliates or third parties and would not be paid by us.

Any stock purchases by us, our sponsor, officers, directors or affiliates, as described above, will be consummated pursuant to privately negotiated arrangements rather than through open market purchases in order to avoid disruption in the marketplace due to the possible relative illiquidity of our stock and in order to avoid the potential characterization of such open market purchases as a tender offer by us, our officers, directors or affiliates. Any such purchases would be conducted in conformance with applicable securities laws.

If a vote on a business combination is held and the conditions to proceeding with a business combination are not satisfied, we may continue to try to complete a business combination until 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus.

After the completion of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent mergers, acquisitions or similar transactions.

Possible extension of time to complete a business combination to up to 30 months	If we have entered into a definitive agreement relating to a business combination within 24 months following the completion of this offering and if we anticipate that we may not be able to complete a business combination within the 24-month period, we may seek up to a six-month extension to complete a business combination by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for such extension. Approval of any extension will require the affirmative vote of a majority of the votes cast by our stockholders at the special (or annual) meeting called for the purpose of approving such extension.

In connection with the vote required for any such extension, our existing stockholders have agreed, and their permitted transferees will agree, to vote the sponsor shares in accordance with the majority of the shares of common stock voted by the stockholders.

Any public stockholders voting against the proposed extension will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension, subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares of common stock included in the units being sold in this offering. However, we will not effect the extension if 35% or more of the shares sold in this offering vote against the proposed extension and elect to convert their shares into their pro rata share of our trust account. In such event, if we cannot complete a business combination within the original 24-month period, we will liquidate.

If we receive stockholder approval for the extended period and conversion rights are not exercised with respect to 35% or more of the shares sold in this offering in connection with the vote for the extended period, we will then have an additional period of up to six months in which to complete the business combination. We will still be required to seek stockholder approval before completing a business combination if it was not obtained earlier, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds in the trust account for up to 30 months.

A stockholder’s election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved.

Stockholders who vote against the extended period and exercise their conversion rights may vote on the business combination if such business combination was not previously approved by the stockholders and such stockholders continue to own shares of common stock or acquire new shares through open market purchases or otherwise.

Public stockholders who cause us to convert their shares into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units.

If, following approval of the extension, at the end of the extended period of up to 30 months we have not effected a business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will take all necessary action to liquidate. Upon our dissolution, the funds held in trust will be distributed to our public stockholders and we will dissolve and liquidate our remaining assets as soon as possible in accordance with Delaware law. Under Delaware law, we are required to pay, or make provision for the payment of, our creditors out of our remaining assets and we are required to make liquidation distributions to our stockholders of any assets remaining after our creditors have been paid in full or amounts have been reserved and set aside for that purpose. Our sponsor and other existing shareholders, have agreed, and their permitted transferees will agree, to waive their right to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to the sponsor shares.

Conversion rights for stockholders voting to reject a business combination or an extension of the time period within which we must complete our business combination	Each public stockholder voting against a business combination will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including both interest earned on the trust account and the deferred underwriting commission and discount (net of taxes payable and income of up to $3,325,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes), provided that the business combination is approved and completed. In addition, any stockholders voting against the proposed extension of the time period within which we must complete a business combination will be eligible to convert their shares into a pro rata share of the trust account, including both interest earned on the trust account and the deferred underwriting commission and discount (net of taxes payable and income of up $3,325,000 of interest earned on the trust account that is permitted to be disbursed to use for working capital purposes) if we effect the extension. Our sponsor and its permitted transferees will not have such conversion rights with respect to the sponsor shares.

Notwithstanding the foregoing, pursuant to our amended and restated certificate of incorporation, a public stockholder, together with any affiliate of his or any other person with whom he is acting as a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete a business combination or the stockholder vote required to approve a business combination. Shares converted in connection with the vote on an extension of the time period within which we must complete a business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares of common stock owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension or a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if our sponsor or management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares of common stock included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension.

We view the right to seek conversion as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation without the affirmative vote of holders of 95% of our outstanding shares of common stock.

It is anticipated that the funds to be distributed to public stockholders who elect conversion will be distributed within three business days after the completion of a business combination or the approval of an extension of the time period within which we must complete a business combination, as applicable. Public stockholders who convert their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold.

Investors in this offering who do not sell the warrants included in the units, or who receive less than approximately $0.10 of net sales proceeds per warrant for such warrants, and persons who purchase common stock in the aftermarket at a price in excess of approximately $9.90 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Procedure for exercising conversion rights	An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or an extension of the time period within which we must complete a business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination or the extension, the business combination is approved and completed or the extension is approved, the stockholder holds its shares through the completion of the business combination or the date of the approval of the extension and the stockholder follows the specific procedures for conversion set forth in the proxy statement.

In addition, we may require public stockholders, whether they are record holders or hold their shares in “street name,” either to tender their certificates to our transfer agent at any time through the vote on the business combination or the extension or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be the broker’s decision whether or not to pass this cost on the converting holder.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination or extension will indicate whether we are requiring stockholders to satisfy such a delivery requirement, in which case a stockholder would have from the time we send out our proxy statement through the vote on the business combination or the extension to deliver his shares if he wishes to exercise his conversion rights. If applicable, this time period will vary depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

If the business combination is not approved or completed for any reason or the extension is not approved, then public stockholders voting against a business combination or the extension who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholders.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price.

Thus, the conversion right, to which stockholders were aware they needed to commit to before the stockholder meeting, would become a “put” right surviving past the completion of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

Liquidation if no business combination	If we have not completed a business combination within 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law (“DGCL”), in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the DGCL. Section 278 of the DGCL provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders on a pro rata basis any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed.

Section 281 of the DGCL will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption.

We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). However, because we are a development stage company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors, service providers (such as accountants, lawyers, investment bankers, etc.) and prospective target businesses. While we will seek to have all vendors, service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business), prospective target businesses or other entities that are owed money by us for services rendered or contracted for or products sold to us execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable.

Escrow of sponsor shares and sponsor warrants	On the effective date of the registration statement, our existing stockholders will place their sponsor shares into an escrow account maintained by Mellon Investor Services LLC, acting as escrow agent, and on the date of the completion of this offering, our sponsor will place its sponsor warrants in such escrow account. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow) and except for up to 562,500 sponsor shares that may be forfeited by us at cost if the underwriter does not exercise its over-allotment option, the sponsor shares and the sponsor warrants will not be transferable until 180 days after the completion of a business combination, at which time such securities will be released from escrow. Our sponsor may not transfer interests in itself prior to the expiration of the escrow period, with certain limited exceptions (such as transfers to immediate family of the controlling persons of our sponsors and trusts for estate planning purposes). If we engage in a transaction after the completion of a business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property, then any transfer restrictions on the sponsor shares will no longer apply.

Sponsor liability for certain claims	Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us, or by claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not complete a business combination with such target business. However, our sponsor will not be liable for any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or in respect of any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We will not reimburse our sponsor for payments made by it to ensure that the proceeds in the trust account are not reduced. We believe that the board of directors would be obligated to pursue a potential claim for reimbursement from our sponsor pursuant to the terms of its agreements with us if it would be in the best interest of our stockholders to pursue such a claim. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at the time. However, we will have no recourse against our sponsor if any liability occurs with respect to a claim other than a claim by a vendor, service provider, prospective target business or other entity that is owed money by us for services rendered or contracted for or products sold to us, as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not complete a business combination with such target business.

We cannot assure you that our sponsor will be able to satisfy its obligations if it is required to do so. Further, our sponsor is liable only to the extent necessary to ensure that the amounts in the trust fund are not reduced. As a result, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $9.90, plus interest earned, then held in the trust account.

Waiver by our existing stockholders and the underwriter of participation in liquidation distribution	Our existing stockholders and their permitted transferees will waive their right to participate in any liquidation distribution occurring upon our failure to complete a business combination and subsequent liquidation, with respect to the sponsor shares. In addition, the underwriter has agreed to waive its rights to the $5,812,500 of the underwriter’s deferred commission and discount deposited in the trust account in the event we liquidate prior to the completion of a business combination.

Costs of liquidation	We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, we may request from the trustee up to $15,000 of interest earned on the trust account to pay for liquidation costs and expenses.

Amended and restated certificate of incorporation; obligations to our stockholders	Our amended and restated certificate of incorporation will contain several provisions relating to this offering that will apply to us until the completion of a business combination, including those providing for (i) stockholder approval of a business combination or any extension of the time period within which we must complete a business combination, (ii) conversion rights for stockholders who vote against a business combination or any such extension, and (iii) the termination of our existence after 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus if we have not completed a business combination. These provisions may only be amended with the affirmative vote of 95% of our outstanding shares of common stock. Although this limitation on our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions as obligations to our stockholders and we presume that investors will make an investment decision relying, at least in part, on these provisions. We will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to these provisions without the affirmative vote of 95% of our outstanding shares of common stock. We will be contractually obligated not to take such actions pursuant to the underwriting agreement that we will enter into with the underwriter in connection with this offering.

Audit committee to monitor compliance	We will establish and maintain an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any non-compliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such non-compliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount	We determined the size of this offering based on our estimate of the capital required to complete a business combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We believe that raising the amount described in this offering will offer us a broad range of potential target businesses, including a company in the financial services industry with assets of between $500 million and $3 billion, possessing some or all of the characteristics we believe are important. In determining the size of this offering, our officers and directors concluded, based on their collective experience, that an offering of this size, together with the proceeds of the sponsor warrants, would provide us with sufficient equity capital to execute our business plan.

We believe that the amount of equity capital raised in this offering, together with our ability to finance an acquisition using equity or debt in addition to the cash held in the trust account, will give us substantial flexibility in pursuing a business combination with one or more target businesses and structuring a business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to complete a transaction with one or more target businesses that satisfy the requirements of a business combination.

Summary Financial Data
          The following table summarizes the relevant financial data for our business and should be read together with our financial statements and the notes thereto, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	December 31, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital	$999	$142,973,470
Total assets	$44,928	$142,973,470
Total liabilities	$24,000	$—
Value of common stock that may be converted to cash(2)	$—	$51,974,990
Stockholders’ equity	$20,928	$93,032,855	(3)

(1)	Gives effect to the sale of the units in this offering (other than pursuant to the underwriter’s over-allotment option), including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities to be made. These amounts do not include up to $5,812,500 of the underwriter’s deferred discount held in trust.

(2)	If we complete a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 35% of the aggregate number of shares included in the units being sold in this offering at a per share conversion price equal to the aggregate amount then on deposit in the trust account (net of taxes payable and interest earned of up to $3,325,000 permitted to be disbursed to us for working capital purposes) divided by the number of shares of common stock issued in this offering.

(3)	Includes $2,034,375 (or $0.3875 per share) which represents the portion of the underwriter’s deferred discounts and commissions which is subject to reduction in the event stockholders exercise conversion rights with respect to 5,249,999 shares.
          The as adjusted working capital and total assets amounts include the approximately $138,823,470 from the proceeds of this offering, the $25,000 purchase price of the sponsor shares and the $4,125,000 purchase price of the sponsor warrants, of which approximately $142,748,470 will be available to us only upon the completion of a business combination. The adjusted working capital amount does not include the $5,812,500 to be held in the trust account ($6,684,375 if the underwriter’s over-allotment option is exercised) representing the underwriter’s deferred commission and discount. If we have not completed a business combination within 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension), our corporate existence will cease and we will promptly distribute only to our public stockholders on a pro rata basis the amount in our trust account, including the amount of the underwriter’s deferred commission and discount held in trust (net of taxes payable and up to $3,325,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes), plus any remaining net assets, subject to our obligations under Delaware law to provide for claims of creditors. Our existing stockholders and their permitted transferees will have no right to participate in any liquidation distribution occurring upon our failure to complete a business combination and subsequent liquidation with respect to the sponsor shares.
          We will not proceed with a business combination if public stockholders owning 35% or more of the shares of common stock issued in this offering exercise their conversion rights, with such 35% determined on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must complete a business combination and (ii) the stockholder vote to approve a business combination). Accordingly, we may effect a business combination if public stockholders owning up to approximately 35% of the shares of common stock issued in this offering exercise their conversion rights. If this occurred and a business combination is completed, we could be required to convert to cash from the trust account up to approximately 35% of the 15,000,000 shares of common stock issued in this offering, or 5,249,999 shares of common stock (or 6,037,499 shares of common stock if the underwriter’s over-allotment option is exercised in full), at an initial per-share conversion price of approximately $9.90, without taking into account interest earned on the trust account or rights of creditors to funds held in the trust account, if any.
          The actual per-share conversion price will be equal to:

•	the amount in the trust account, inclusive of any interest earned thereon (net of taxes payable and up to $3,325,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and calculated as of two business days prior to the completion of the proposed business combination), divided by

•	the number of shares of common stock issued in this offering.

RISK FACTORS
          Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business, financial condition or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
Risks Related to Our Structure as a Development Stage Company
We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.
          We are a recently incorporated development stage company with no operating results to date. Our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to complete a business combination with one or more domestic or international operating businesses. We will focus our efforts principally on identifying, performing due diligence on, and effecting a business combination with one or more businesses which operate in the depository institutions sector, primarily in the United States, and other businesses which operate in the broader financial services industry. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We will not generate any revenues or income (other than income on the trust account) until, at the earliest, after the completion of a business combination.
We will liquidate if we do not complete a business combination.
          Pursuant to our amended and restated certificate of incorporation, we have 24 months from the date of this prospectus within which to complete a business combination. If we have entered into a definitive agreement with respect to a business combination within 24 months of the date of this prospectus and we anticipate that we may not be able to complete the business combination within 24 months, we may seek stockholder approval to extend the period of time to complete a business combination by up to six months. In such case, we will present such proposal to our stockholders. The time period in which we must complete a business combination will not be extended unless (i) holders of a majority of our common stock sold in this offering approve the extension and (ii) conversion rights are exercised with respect to less than 35% of the shares of common stock sold in this offering. If we fail to complete a business combination within this time frame, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the completion of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business. We view this obligation to liquidate as an obligation to our stockholders and we presume that investors will make an investment decision relying, at least in part, on this provision. Neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a longer period of time, except in connection with the completion of a business combination or upon the affirmative vote of holders of 95% of our outstanding capital stock. If we are forced to liquidate, you may not receive the full amount of your original investment.
Although we will focus on the depository institutions sector, primarily in the United States, and other businesses which operate in the financial services industry with which to complete our initial business combination, we will be able to complete our initial business combination with a company in any industry and are not limited by geography, except as otherwise described in this prospectus, or to any type of business.
          Although we intend to focus on identifying acquisition candidates in the depository institutions sector, primarily in the United States, and other businesses which operate in the financial services industry and we will not initially actively seek to identify acquisition candidates in other industries (which industries may be outside of our management’s area of expertise), we will consider an acquisition outside of our target industry and geography if (i) an acquisition candidate is presented to us and we determine that such candidate offers an attractive investment opportunity for our company or (ii) we are unable to identify a suitable candidate in our target industry and geography after having expended a reasonable amount of time and effort in an attempt to do so. Accordingly, there is no current basis for you to evaluate possible merits or risks of the particular industry or geography in which we may ultimately operate or the target business which we may ultimately acquire. We anticipate that we may actively expand our focus to candidates outside of the depository institutions sector and the financial services industry during the latter half of the initial 24-month period that we have to consummate a business combination. To the extent we complete our initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete our initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry, geography or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, in particular if the target is in an industry or geography outside our management’s area of experience. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that our management’s prior experience in the financial services industry will be relevant to the extent we complete a business combination outside of those industries. For a description of Mr. Sidhu’s geographic non-competition restriction, see “Management-Conflicts of Interest and Contractual Restrictions.”
          Additionally, an investment in our units may ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. Except for the limitation that our initial business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of our net assets held in trust (net of taxes and up to $3,325,000 of interest earned on the trust account that is permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing deferred underwriting commissions and discounts and commissions) at the time of such acquisition, our management will have flexibility in identifying and selecting prospective target businesses.
We will be permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete a business combination to up to 30 months. As a result, your funds may be held in the trust account for up to two and a half years.
          If we have entered into a definitive agreement within 24 months following the completion of this offering, we may seek to extend the date before which we must complete a business combination, to avoid being required to liquidate, beyond the 24 months to up to 30 months by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for such extension. Without the option of extending to up to 30 months, if we enter into such agreement near the end of the 24-month period following the completion of this offering, we may not have sufficient time to secure the approval of our stockholders and satisfy customary closing conditions, including obtaining any necessary regulatory approvals. If the proposal for the extension to up to 30 months is approved by our stockholders as described in this prospectus, we will have up to an additional six months beyond the 24-month period with which to complete a business combination. As a result we may be able to hold your funds in the trust account for 30 months and thus delay the receipt by you of your funds from the trust account on liquidation.
          The period of time we have to complete an initial business combination is longer than blank check companies subject to Rule 419, which have 18 months to complete an initial business combination, or other special purpose acquisition companies, which typically have 24 months to complete a business combination. As a result, if we do complete a business combination, the proceeds of this offering will remain in trust for a longer period of time before they are released to you.
Although historically blank check companies have used a 20% threshold for conversion rights, we have used a 35% threshold. This higher threshold will make it easier for us to complete a business combination, or extend the time period within which we must complete a business combination, with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.
          We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination even if public stockholders owning up to 35% of the shares included in the units being sold in this offering cumulatively vote against the business combination or an extension of the time period within which we must complete a business combination and exercise their conversion rights. Accordingly, public stockholders holding approximately 35% of the shares included in the units being sold in this offering may vote against the business combination, or the extension of time, and exercise their conversion rights and we could still complete a proposed business combination. Historically, blank check companies have had a conversion threshold of 20%, which makes it more difficult for such companies to complete their business combination. Thus, because we permit a larger number of stockholders to vote against the business combination and exercise their conversion rights, it may be easier for us to complete a business combination with a target business that you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

The ability of a large number of our stockholders to exercise their conversion rights may not allow us to complete the most desirable business combination or optimize our capital structure.
          When we seek stockholder approval of a business combination or an extension of the time period within which we must complete a business combination, we will offer each public stockholder (but not our sponsor or its permitted transferees with respect to the sponsor shares) the right to have its shares of common stock converted to cash if the stockholder votes against the business combination or extension and the business combination is approved and completed or the extension is approved. Such holder must both vote against such business combination or extension and then exercise its conversion rights to receive a pro rata share of the trust account. Accordingly, if a business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund a business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the business combination involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. We may not be able to obtain such financing at attractive rates, or at all. Therefore, we may not be able to complete a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for a business combination.
Public stockholders, together with any affiliates of theirs or any other person with whom they are acting as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.
          When we seek stockholder approval of a proposed business combination or extension of the time period within which we must complete a business combination, we will offer each public stockholder (but not our sponsor or its permitted transferees with respect to the sponsor shares) the right to have its shares of common stock converted to cash if the stockholder votes against a business combination or the extension and the business combination is approved and completed or the extension is approved. Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting as a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete a business combination or the stockholder vote required to approve a business combination. Shares of common stock converted in connection with the vote on the extension and in connection with the vote on a business combination will be aggregated for purposes of this 10% limit. Accordingly, if you purchase more than 10% of the shares of common stock included in the units being sold in this offering and a proposed business combination or an extension of the time period within which we must complete a business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.
          In addition, if we complete our initial business combination in the financial services industry, any person or group acquiring 10% or more of any class of our voting stock may be required to obtain approval from the appropriate bank regulatory authority prior to acquiring more than 9.9% of any class of our voting stock. See “— Risks Relating to the Financial Services Industry — Substantial regulatory limitations on investments in banks and thrifts may limit investors’ ability to purchase our stock.”
We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.
          We may require public stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We may

impose such a requirement in order to provide a clear deadline and greater certainty as to the number of shares that will be subject to conversion following a business combination, as well as for administrative ease. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination or an extension of the time period within which we must complete a business combination will indicate whether we are requiring stockholders to satisfy such a delivery requirement, in which case, a stockholder would have from the time we send out our proxy statement through the vote on the business combination or extension to deliver his shares if he wishes to exercise his conversion rights. If applicable, this time period will vary depending on the specific facts of each transaction. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. If it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus will be unable to convert their shares.
If we are forced to liquidate before the completion of a business combination and distribute the amounts in the trust account, our public stockholders may receive significantly less than approximately $9.90 per share and our warrants will expire and be worthless.
          We have 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus within which to complete a business combination. If we are unable to complete a business combination within this time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public stockholders from the trust account may be less than $9.90 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Upon the liquidation of the trust account, public stockholders will be entitled to receive (unless there are claims not otherwise satisfied by the amount not held in the trust account or the indemnification provided by our sponsor) approximately $9.90 per share plus interest earned on their pro rata portion of the trust account (net of taxes payable and amounts permitted to be disbursed for working capital purposes), which includes $5,812,500 ($0.3875 per unit) of the underwriter’s deferred commission and discount and the $4,125,000 (approximately $0.275 per unit) purchase price of the sponsor warrants.
          In addition, if we do not have sufficient funds to pay the costs of liquidation from our remaining assets outside of the trust account, we may request from the trustee up to $15,000 of interest earned on the trust account to pay for liquidation costs and expenses. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire and be worthless if we liquidate the trust account in the event we do not complete a business combination within the prescribed time frame. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see “Proposed Business—Effecting our Business Combination—Dissolution and liquidation if no business combination is completed.”
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders from the trust account as part of our plan of distribution will be less than approximately $9.90 per share.
          Our placing of funds in trust may not protect those funds from third-party claims against us. Third-party claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our amended and restated certificate of incorporation or under indemnity agreements. We intend to pay any claims from our funds not held in trust to the extent sufficient to do so. Although we will seek to have all vendors, service providers and prospective target businesses or other entities that are owed money by us for services rendered or contracted for or products sold to us waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Even if they execute such agreements, they could bring claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver.
          Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the approximately $9.90 per share held in the trust account, plus interest earned (net of taxes and up to $3,325,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes), due to claims of such creditors. If we are unable to complete a business combination and we liquidate, our sponsor will be liable to ensure that the proceeds in the trust account are not reduced if we did not obtain a valid and enforceable waiver from vendors, service providers, or other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as from any prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not complete a combination with such target business. Further, while our sponsor’s obligation to indemnify is not limited to any maximum dollar amount, our sponsor is liable only to the extent necessary to ensure that the amounts in the trust account are not reduced. Although our audit committee will not perform ongoing or periodic reviews of our sponsor’s financial condition, in the event that this indemnity obligation arose and our sponsor did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf, subject to the circumstances at that time. Based on representations made to us by Mr. Sidhu on behalf of our sponsor, we currently believe our sponsor is capable of funding its indemnity obligations, even though it has not reserved funds for such an eventuality. We cannot assure you that our sponsor, which is a newly formed limited liability company with minimal assets other than our securities, will be able to satisfy those obligations. These indemnification provisions will be set forth in a letter agreement executed by our sponsor. Our sponsor has agreed in writing that in the event we obtain a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity that is owed money by us for services rendered or contracted for or products sold to us, the indemnification from our sponsor will not be available, even if such waiver is subsequently found to be invalid and unenforceable. The indemnification from our sponsor does not extend to any third-party claims that are not for money owed by us for services rendered or contracted for, such as tort claims or any claims under our indemnity of the underwriter against certain liabilities related to this offering, including the Securities Act.
          In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.
If we become a debtor in a bankruptcy case or have other financial difficulty, a court may order the return of any distributions received by our stockholders.
          Promptly after our liquidation in the event a business combination has not been completed within 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), we intend to distribute the then-remaining proceeds held in the trust account to our public stockholders. If we complete a business combination, we may pay dividends to our stockholders from time to time. If we become a debtor in a bankruptcy case or encounter other financial difficulty and have unpaid creditors, an unpaid creditor or bankruptcy trustee (or the company as a chapter 11 debtor in possession) could file a lawsuit under the fraudulent transfer provisions of federal bankruptcy law or corresponding state laws to recover distributions received by our stockholders. If these lawsuits were successful, stockholders would likely have to repay any distributions previously received from us.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.
          Our amended and restated certificate of incorporation provides that we will continue in existence only 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus. If we have not completed a business combination within such time frame and amended this provision in connection therewith, pursuant to the Delaware General Corporation Law, or DGCL, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Section 282 of the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after our corporate existence terminates and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the DGCL, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In the event of our liquidation, we may have to adopt a plan to provide for the payment of claims that may potentially be brought against us, which could result in the per-share liquidation amount to our stockholders being significantly less than approximately $9.90.
You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.
          Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares of common stock into cash (i) in connection with a business combination that the stockholder voted against and that is completed by us, or (ii) in connection with an extension of the time period within which we must complete our business transaction that the stockholder voted against and that is approved. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.
If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.
          If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:
•	restrictions on the nature of our investments;

•	restrictions on borrowing; and

•	restrictions on the issuance of securities, including warrants.
          In addition, we may have imposed upon us certain burdensome requirements, including:
•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.
          We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. By restricting the holdings of the trust account to these instruments, we believe that we will not be deemed an investment company within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or money market funds. The trust account and the purchase of government securities and money market funds for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the completion of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation and return of the funds held in this trust account to our public stockholders.
          If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act that would require additional expenses for which we have not budgeted. Furthermore, if we are deemed to be an investment company, our contracts may be voided and we may be unable to complete a business combination.

If we are unable to complete a business combination, our public stockholders will be forced to wait the full 24 months (or up to 30 months if our stockholders approve an extension) before receiving liquidation distributions.
          We have 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus within which to complete a business combination. We have no obligation to return funds to investors prior to such date (other than pursuant to conversion rights in connection with an extension) unless we complete a business combination prior thereto and only then in cases where investors have properly sought conversion of their shares. Only after the expiration of this 24-month period (or up to 30-month period if our stockholders approve an extension) will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination.
You will not be entitled to protections normally afforded to investors of blank check companies.
          Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target business, we may be deemed to be a blank check company under the United States securities laws. However, since we will have net tangible assets in excess of $5 million upon the successful completion of this offering and will file a Current Report on Form 8-K with the SEC upon completion of this offering including an audited balance sheet demonstrating this fact, we are exempt from certain rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419 under the Securities Act of 1933, as amended, or the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule. For a more complete comparison of the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419, see the section below entitled “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”
The report of Beard Miller Company LLP, our independent registered public accounting firm, says that we may be unable to continue as a going concern.
          We have no revenues from our operations and our viability as a going concern depends on our ability to complete this offering successfully. The report of Beard Miller Company LLP, our independent registered public accounting firm, on our financial statements includes an explanatory paragraph stating that our business plan is dependent upon our obtaining adequate financing, which raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from our inability to complete this offering or our ability to continue as a going concern.
Subsequent to our completion of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
          Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will uncover all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete our initial business combination because we will depend on interest earned on the trust account to fund our search, to pay our taxes and to complete our initial business combination.
          Of the net proceeds of this offering, initially only $200,000 will be available to us outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $3,325,000, subject to adjustment, of additional working capital we may need to identify one or more target businesses and to complete our initial business combination, as well as to pay any taxes that we may owe. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close our initial business combination. In such event, we would need to borrow funds from our sponsor or management to operate or may be forced to liquidate. Neither our sponsor nor our management is under any obligation to advance funds in such circumstances.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.
          We are subject to laws and regulations enacted by national, state and local governments. In particular, upon completion of this offering, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time, and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, by any of the persons referred to above could have a material adverse effect on our business and results of operations.
Because of our structure, we may not be able to complete an attractive initial business combination.
          Notwithstanding the reasons set forth under “Proposed Business — Business Strategy” and “Proposed Business — Competitive Strengths” in this prospectus, (i) the impact of the decline in price to earnings ratios on the ability of competing public company competitors to pay for a target, (ii) the need for capital in light of asset quality issues of such competing acquirors, (iii) the present high cost and availability of replacement equity, generally in the form of trust preferred capital, and (iv) general uncertainty relating to the economy, we expect competition from other depository institutions which may be located in the same geographic markets as a potential target or in markets contiguous thereto. Because these institutions may have the ability to effect cost savings and revenue enhancements, they may have a competitive advantage over us.
          Furthermore, the obligation we have to seek stockholder approval of our initial business combination may delay the completion of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because, based on publicly available information, as of February 22, 2008, only 72 of the 153 blank check companies that have gone public in the United States since August 1, 2003, have either completed a business combination or entered into a definitive agreement for a business combination and 8 companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to complete our initial business combination with a target business within a 24-month period (or up to 30-month period if our stockholders approve an extension), we will be forced to liquidate.
Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.
          Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal control over financial accounting and requires that we have such system of internal controls audited by our independent registered public accounting firm beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business.

A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock. Given that prior to any business combination, we will not have any operations and will only have a limited amount of working capital available to us from the trust account, any costs incurred to maintain, improve or rectify our internal controls would have a disproportionately negative effect on our financial position and results of operations.
Risks Relating to the Financial Services Industry
          Business combinations with companies with operations in the financial services industry entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in the financial services industry, we will be subject to, and possibly adversely affected by, the following risks:
The financial services industry faces substantial regulatory and litigation risks and conflicts of interest, and, if we were to complete a business combination with a company in the financial services industry, we could face legal liability and reduced revenues and profitability if our services are not regarded as compliant or for other reasons.
          The financial services industry is subject to extensive regulation. Many regulators, including U.S. and other government agencies and self-regulatory organizations, as well as state securities commissions, insurance regulators and attorneys general, are empowered to conduct examinations and commence administrative proceedings and investigations that can result in, among other things, censure, fine, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business, suspension or termination of licenses or the suspension or expulsion of a broker-dealer, investment adviser or insurance distributor. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers, policyholders and other third parties who deal with financial services firms and are not designed to protect our stockholders. Regulations and investigations may result in limitations on our activities, such as the restrictions imposed on several leading securities firms as part of a settlement these firms reached with federal and state securities regulators and self-regulatory organizations in 2003 to resolve investigations into equity research analysts’ alleged conflicts of interest.
          Banks domiciled or operating in the United States and their holding companies are subject to extensive regulation and supervision by applicable federal and state banking agencies. Many of these regulations are intended to protect parties other than stockholders, such as depositors. If we were to acquire a bank, these regulations may limit our operations significantly and control the methods by which we conduct our business, including our lending practices, capital structure, investment practices and dividend policy. In addition, banks and their holding companies generally are subject to rigorous capital requirements and may be examined on a regular basis for their general safety and soundness and compliance with various federal and state legal regimes, including, but not limited to, the Community Reinvestment Act, the Truth in Lending Act, the Truth in Savings Act, the Gramm-Leach-Bliley Act, the Equal Credit Opportunity Act, the Real Estate Settlement and Procedures Act, the Fair Credit Reporting Act and the Bank Secrecy Act, as amended by the USA PATRIOT Act. Failure to comply with these requirements or receive a satisfactory examination may subject a bank to informal or formal agreements, such as a memorandum of understanding, deferred prosecution agreement or cease-and-desist order, and may also result in the assessment of civil monetary penalties, criminal prosecution or the limitation of expansionary activities at both the bank and holding company levels. Outside the United States, banks and their stockholders are subject to similar extensive regulation and supervision relating to the conduct of business, capital requirements, safety and soundness and compliance.
          Governmental and self-regulatory organizations, the Investment Dealers Association and the Mutual Fund Dealers Association, the SEC, FINRA and national securities exchanges such as the American Stock Exchange and the New York Stock Exchange, impose and enforce regulations on broker-dealers, investment banking firms, investment advisers and similar financial services companies. Self-regulatory organizations adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers, and broker-dealers. For example, U.S. broker-dealers are subject to rules and regulations that cover all aspects of the securities business including: sales methods and trade practices; use and safekeeping of customer funds and securities; capital structures; recordkeeping; the preparation of research; the extension of credit; and the conduct of officers and employees. The types of regulations to which investment advisers are subject are also extensive and include: minimum capital requirements; recordkeeping; fee arrangements; client disclosure; custody of customer assets; and the conduct of officers and employees. Investment advisers and broker-dealers outside the United States are often subject to similar regulation and supervision.
          The SEC, FINRA and various regulatory agencies also have stringent rules with respect to the maintenance of specific levels of net capital by securities brokerage firms. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion from the Investment Dealers Association and FINRA and other self-regulatory bodies, which ultimately could prevent any broker-dealers that we acquire or acquire control of from performing as a broker-dealer. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against net capital could limit the operations of broker-dealers, which could harm our business if we were to complete a business combination with a securities brokerage firm. Similar capital requirements apply to insurance companies. For example, in the United States, under laws adopted by individual states, insurers engaged in certain lines of business are subject to risk based capital requirements. Insurers having less total adjusted capital than that required under the risk-based capital laws are subject to varying degrees of regulatory action, depending on the level of capital inadequacy. Maintaining appropriate levels of statutory surplus is also considered important by state insurance regulatory authorities. Failure by an insurance company to maintain certain levels of statutory surplus could result in increased regulatory scrutiny and enforcement.
          In addition, insurance companies are subject to extensive regulation and supervision in the jurisdictions in which they do business. For example, in the United States, state insurance departments have broad powers with respect to such things as: licensing companies to transact business; authorizing lines of business; imposing dividend limitations; licensing agents and distributors of insurance products; restricting companies’ ability to enter and exit markets; mandating certain insurance benefits; restricting companies’ ability to terminate or cancel coverage; requiring companies to provide certain types of coverage; regulating premium rates, including the ability to increase premium rates; approving policy forms; regulating trade, marketing, sales and claims practices; imposing privacy requirements; establishing reserve requirements and solvency standards; restricting certain transactions between affiliates; and regulating the type, amounts and valuation of investments.
          In recent years, the volume of claims and amount of damages claimed in litigation and regulatory proceedings against financial services firms has been increasing. After our initial business combination, our engagement agreements or arrangements may include provisions designed to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be adhered to in all cases. We may also be subject to claims arising from disputes with employees for alleged discrimination or harassment, among other things. The risk of significant legal liability is often difficult to assess or quantify and its existence and magnitude often remain unknown for substantial periods of time. As a result, we may incur significant legal expenses in defending against litigation. Substantial legal liability or significant regulatory action against us could materially adversely affect our business, financial condition or results of operations or cause significant reputational harm to us, which could seriously harm our business.
          Financial services firms are subject to numerous conflicts of interest or perceived conflicts of interest. We will need to adopt various policies, controls and procedures to address or limit actual or perceived conflicts and regularly seek to review and update our policies, controls and procedures. However, these policies, controls and procedures may result in increased costs, additional operational personnel and increased regulatory risk. Failure to adhere to these policies and procedures may result in regulatory sanctions or client litigation. There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur. It is not always possible to deter or prevent employee misconduct and the precautions we take to prevent and detect this activity may not be effective in all cases.

If we complete an initial business combination in the financial services industry, we would face strong competition from financial services firms, many of whom have the ability to offer clients a wider range of products and services than we may be able to offer, which could lead to pricing pressures that could materially adversely affect our revenue and profitability.
          If we complete an initial business combination in the financial services industry, we will compete with other firms—both domestic and foreign—on a number of factors, including the quality of our employees, transaction execution, our products and services, innovation, reputation and price. We may fail to attract new business and we may lose clients if, among other reasons, we are not able to compete effectively. We will also face significant competition as result of a recent trend toward consolidation in this industry. In the past several years, there has been substantial consolidation and convergence among companies in the financial services industry. In particular, since the passage of the Gramm-Leach-Bliley Act in 1999, which reduced barriers to banks providing a wide range of financial services, a number of large commercial banks, insurance companies and other broad-based financial services firms have established or acquired broker-dealers or have merged with other financial institutions. Many of these firms have the ability to offer a wide range of products such as loans, deposit-taking, insurance, brokerage, investment management and investment banking services, which may enhance their competitive position. They also have the ability to support investment banking with commercial banking, insurance and other financial services revenue in an effort to gain market share, which could result in pricing pressure on other businesses. We believe, in light of increasing industry consolidation and the regulatory overhaul of the financial services industry, that competition will continue to increase from providers of financial services products.
The financial services industry has inherent risks, which may affect our net income and revenues.
          The financial services business is, by its nature, subject to numerous and substantial risks, including volatile trading markets and fluctuations in the volume of market activity. Consequently, our net income and revenues would likely be subject to wide fluctuations, reflecting the effects of many factors, including:
•	general economic conditions;

•	securities market conditions;

•	the level and volatility of interest rates and equity prices;

•	competitive conditions;

•	liquidity of global markets;

•	international and regional political conditions;

•	regulatory and legislative developments;

•	monetary and fiscal policy;

•	investor sentiment;

•	availability and cost of capital;

•	technological changes and events;

•	outcome of legal proceedings;

•	changes in currency values;

•	inflation;

•	credit ratings; and

•	the size, volume and timing of transactions.
          These and other factors could affect the stability and liquidity of securities, credit and futures markets, and the ability of issuers, other securities firms and counterparties to perform their obligations.
          A reduced volume of securities and futures transactions and reduced market liquidity generally results in lower revenues from principal transactions and commissions. Lower price levels for securities may result in a reduced volume of transactions and may also result in losses from declines in the market value of securities held in proprietary trading and underwriting accounts, particularly in volatile or illiquid markets, or in markets influenced by sustained periods of low or negative economic growth, including the risk of losses resulting from the ownership of securities, trading and the failure of counterparties to meet commitments. In particular, if we complete a business combination with an investment management firm, our business could be expected to generate lower revenue in a market or general economic downturn. Under a typical arrangement for an investment management business, the investment advisory fees we could receive would be based on the market value of the assets under management. Accordingly, a decline in the prices of securities would be expected to cause our revenue and income to decline by:
•	causing the value of the assets under management to decrease, which would result in lower investment advisory fees;

•	causing negative absolute performance returns for some accounts which have performance-based incentive fees, resulting in a reduction of revenue from such fees; or

•	causing some of our clients to withdraw funds from our investment management business in favor of investments they perceive as offering greater opportunity and lower risk, which also would result in lower investment advisory fees.
Operational risks may disrupt our business, result in regulatory action against us or limit our growth.
          Financial services businesses are dependent on communications and information systems, including those of third-party vendors. Any failure or interruption of these systems, whether caused by fire, other natural disaster, power or telecommunications failure, act of terrorism or war or otherwise, could materially adversely affect operating results. If we complete a business combination, we would need to continue to make investments in new and enhanced information systems and disaster recovery programs. Interruption or loss of our information processing capabilities or adverse consequences from implementing new or enhanced systems could have a material adverse effect on our business and the price of our common stock and warrants. As our information system providers revise and upgrade their hardware, software and equipment technology, we may encounter difficulties in integrating these new technologies into our business. Additionally, our systems may be subject to infiltration by unauthorized persons. If our systems or facilities were infiltrated and damaged by unauthorized persons, our clients could experience data loss, financial loss and significant business interruption. In addition, we could suffer significant damage to our reputation and could face potential litigation and regulatory action. If that were to occur, it could have a material adverse effect on our business, financial condition and results of operations.
Many financial services firms face credit risks which, if not properly managed, could cause revenues and net income to decrease.
          Many types of financial services firms, including banks and broker-dealers, lend funds to their customers. Among the risks all lenders face is the risk that some of their borrowers will not repay their loans. The ability of borrowers to repay their obligations may be adversely affected by factors beyond our control, including local and general economic and market conditions. A substantial portion of the loans may be secured by liens on real estate or securities. These same factors may adversely affect the value of real estate and securities as collateral. If we enter into a business combination with a firm that makes loans, we would maintain an allowance for loan losses to reflect the level of losses determined by management to be inherent in the loan portfolio. However, the level of the allowance and the amount of the provisions would only be estimates based on management’s judgment and regulatory guidance, and actual losses incurred could materially exceed the amount of the allowance or require substantial additional provisions to the allowance, either of which would likely have a material adverse effect on our revenues and net income.
The mortgage origination business of many financial services firms is subject to special litigation and regulatory risks.
          The laws and regulations of the various jurisdictions in which companies in the financial services industry conduct their mortgage lending business are complex, frequently changing and, in some cases, in direct conflict with each other. In particular, this business is subject to various laws, regulations and guidance that restrict non-prime loan origination or purchase activities. Some of these laws and regulations provide for assignee liability for warehouse lenders, whole loan buyers and securitization trusts. In addition, the downturn in the U.S. residential real estate market has resulted in increased regulatory scrutiny, and may result in increased complaints and claims, relating to non-prime mortgage origination practices, and further difficulties in the mortgage markets could result in increased exposure to liability, including possible civil and criminal liability, demands for indemnification or loan repurchases from purchasers of such loans (including securitization trusts), class action lawsuits or administrative enforcement actions. Furthermore, loans originated by a broker or other residential mortgage loan originator that is not properly licensed may be void or voidable.
We may be subject to significant regulatory requirements in connection with our efforts to acquire a financial services organizations.
          Acquisitions of financial services organizations are often subject to significant regulatory requirements and consents, and we will not be able to complete a business combination with certain types of financial services organizations without complying with applicable laws and regulations and obtaining required governmental or client consents. For example, if we were to attempt to acquire or acquire control of an investment management firm, we would have to obtain consents of the firm’s investment management clients or enter into new contracts with them, and there is no assurance that we would be able to obtain such consents or enter into new contracts. If our acquisition target were an insurance company, state insurance commissioners in the states where the insurance company does business would review an acquisition transaction and could prevent it by withholding their consent. The acquisition of a business in other sectors of the financial services industry may require similar approvals or consents. We may not receive any such required approvals or we may not receive them in a timely manner, including as a result of factors or matters beyond our control.
Many financial services firms and substantially all depository institutions are subject to interest rate risk and variations in interest rates may negatively affect our financial performance.
          Changes in the interest rate environment may reduce our profits. Banks and other financial services firms realize income from the differential, or “spread,” between the interest earned on loans, securities and other interest earning assets, and interest paid on deposits, borrowings and other interest bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest earning assets and interest bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. At times during the last four years, the federal funds rate and other short-term market interest rates, which are used to guide deposit pricing in most banking organizations, have increased, while intermediate- and long-term market interest rates, which are used by many banking organizations to guide loan pricing, have not increased proportionately. This has led to a “flattening” of the market yield curve during such periods. The yield curve even “inverted” during 2005 as short-term rates exceeded long-term rates over an intermediate maturity horizon. A flat yield curve may hurt interest rate spread and net interest margin because the interest rates paid on deposits are likely to reprice upwards faster than the interest rates earned on loans and investments. If the yield curve remains relatively flat or inverts, we would expect that net interest spread and net interest margin would continue to compress, which would hurt net interest income. We cannot assure you that we can minimize our interest rate risk. In addition, while an increase in the general level of interest rates may increase our net interest margins and loan yield, it may adversely affect the ability of certain borrowers with variable rate loans to pay the interest on and principal of their obligations and reduce the value of fixed rate investment securities that we may own. Accordingly, changes in levels of market interest rates could materially and adversely affect our net interest spread, asset quality, loan origination volume and overall profitability.

The asset quality of many financial services firms may deteriorate in adverse market conditions.
          During 2007, the significant downturn in the residential real estate market due to declining real estate values has resulted in a serious deterioration in the asset quality of many companies in the financial services industry, especially in the depository institutions sector, and therefore its capital, earnings and market valuation. This is particularly true in connection with mortgage-related products, such as non-prime, ALT-A, Option ARM and other loans, and, in certain geographic markets, loans to construction companies and homebuilders. These conditions have continued into 2008 and, combined with rising oil prices, declining business and consumer confidence and increased unemployment, have precipitated an economic slowdown and fears of a possible recession. It is difficult to predict how long these conditions will continue, whether they will continue to deteriorate and which markets, products and businesses will continue to be adversely affected. This deterioration makes it more difficult to determine the adequacy of reserves and to predict growth in assets and asset yields, and therefore future growth and profitability, as compared to a more favorable and stable business environment.
Risks Associated with Banking Regulation
          Below are some of the specific risks that we may face if we complete a business combination with a financial services organization that is a bank.
We may be subject to significant regulatory requirements in connection with our efforts to acquire a banking organization, which may result in our failure to complete our initial acquisition within the required time frame and may force us to liquidate.
          To acquire a banking organization we would be required to obtain approvals from one or more of the Board of Governors of the Federal Reserve System, or Federal Reserve, the FDIC, the Office of the Comptroller of the Currency, or the OCC, the Director of the Office of Thrift Supervision, or the OTS, and/or state banking supervisors. Such approvals are time-consuming to obtain, require the submission of extensive information regarding investors, and are subject to considerations of safety and soundness and public convenience and needs, among others. We may not receive any such required approvals or we may not receive them in a timely manner, including as a result of factors or matters beyond our control. Satisfying any requirements of banking supervisors may delay the date of our completion of our initial business combination beyond the required time frame (24 months after the completion of this offering or 30 months if extended with approval from our stockholders). If we fail to complete our initial business combination within the required time frame we will be forced to liquidate.
          In addition, if any person or group of persons deemed to be “acting in concert” directly or indirectly acquires more than 10% (5% if such person is a bank or thrift holding company) of any class of our voting stock and such person is not approved by the appropriate federal bank regulatory authority, we may be prohibited from acquiring a bank or thrift or, prior to acquiring such a bank or thrift, we may be required to repurchase any shares of our stock held by such person that are in excess of such limitation.
We will be subject to significant government regulation if we acquire a banking organization.
          Following the acquisition of a banking organization, we will operate in a highly regulated environment and will be subject to supervision and regulation by a number of governmental agencies, including one or more of the Federal Reserve, the OCC, and the FDIC, the OTS and/or state banking supervisors. Regulations adopted by these agencies, which are generally intended to provide protection for depositors and customers rather than for the benefit of stockholders, govern a comprehensive range of matters relating to the ownership and control of stockholders, acquisition of other companies and businesses, permissible activities we may engage in, maintenance of adequate capital levels, sales practices, anti-money-laundering requirements, and other aspects of our operations. The appropriate banking supervisors will perform detailed examinations of us and our subsidiaries on a regular basis. Banking supervisors possess broad authority to prevent or remedy unsafe or unsound practices or violations of law and to require robust and detailed policies, procedures, and systems of risk management and legal compliance. Any failure of such policies, procedures, and systems (including actions by a banking organization prior to our acquisition of it), or any failure by us or our subsidiaries to maintain satisfactory examination ratings for any reason, could result in substantial penalties, requirements, and/or restrictions on our ability to conduct business. In addition, future legislation and government policy could adversely affect our results of operations.

If we were to acquire businesses in segments of the financial services industry which are subject to maintaining capitalization requirements and capital ratios and subject to regulatory approvals and consents, the structure of the potential business combination, including our use of debt, and the size of the potential business combination may be impacted, the pool of potential target businesses may be limited and our ability to complete a business combination within the requisite time period may be adversely affected.
          Banks and insurance companies generally are subject to rigorous capital requirements. Any debt used in the completion of the business combination may adversely affect the potential target businesses’ ability to maintain capitalization requirements in certain regulated segments of the financial services industry. If we were to acquire businesses in segments of the financial services industry which are subject to maintaining capitalization requirements and capital ratios and subject to regulatory approvals and consent, the structure of the potential business combination, including our use of debt, and the size of the potential business combination may be impacted, the potential pool of target businesses may limited and our ability to complete a business combination within the requisite time period may be adversely affected. Therefore, our ability to incur debt in connection with a business combination in the depository institutions sector will be more limited than in connection with a business combination in an unregulated business.
Our ability to pay dividends or repurchase shares of our common stock will be subject to restrictions under applicable banking laws and regulations.
          Our ability to pay dividends or repurchase shares of our common stock will depend on the ability of any subsidiary banks or thrifts that we acquire to pay dividends to us. Banks and thrifts are subject to certain regulatory restrictions on the payment of dividends or repurchase of stock. A national bank or a thrift generally may pay dividends without regulatory approval in any calendar year to the extent of the total of its net profits for such year combined with its retained net profits for the preceding two years, less any required transfers to surplus. State banks or thrifts may be subject to similar limitations. The ability of a bank or thrift to pay dividends is also restricted by the requirement that it maintain adequate levels of regulatory capital. Federal bank regulatory agencies also have the authority to prohibit a bank or thrift from engaging in unsafe or unsound practices, and the payment of dividends or the repurchase of stock could be deemed an unsafe or unsound practice depending on the financial condition or supervisory status of the institution. State banking regulators often have similar powers.
Substantial regulatory limitations on investments in banks and thrifts may limit investors’ ability to purchase our stock.
          With limited exceptions, federal regulations require the approval of the appropriate federal banking supervisor before a person or company or a group of persons or companies deemed to be “acting in concert” may directly or indirectly acquire more than 10% (5% if the acquirer is a bank or thrift holding company) of any class of a banking organization’s voting stock, or direct or indirectly obtain the ability to control in any manner the election of a majority of directors or otherwise direct the management or policies of a banking organization. Prospective investors must comply with these requirements, if applicable, in connection with any purchase of our units in this offering, any subsequent exercise of warrants, or any subsequent trading of units. These requirements may limit potential purchasers, and therefore the value, of our stock.
Risks Relating to Our Business Combination
The requirement that we complete a business combination within 24 months (or up to 30 months if our stockholders approve an extension) may give potential target businesses leverage over us in negotiating a business combination.
          We will liquidate and promptly distribute only to our public stockholders on a pro rata basis the net amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect a business combination within 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, as we approach the initial 24-month deadline to consummate a business combination, our negotiating position with respect to any target business will be weakened. Any target business may be able to leverage our dissolution requirement to extract concessions that an operating company or private equity investor would be unwilling to make, or that we would have been unwilling to make during similar negotiations within the first few months following consummation of this offering.

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.
          Our amended and restated certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriter’s over-allotment option and after giving effect to the forfeiture of 562,500 sponsor shares by our existing stockholders as described elsewhere in this prospectus), there will be 11,562,500 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants) and all of the 5,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:
•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors and cause our public stockholders to become minority stockholders in the combined entity; and

•	may adversely affect prevailing market prices for our common stock.
          For a more complete discussion of the possible structure of a business combination, see “Proposed Business—Effecting our Business Combination—General.”
Our future joint investments, if any, could be adversely affected by our lack of sole decision-making authority, our reliance on a partner’s financial condition and disputes between us and our partners.
          While we will not structure a business combination in such a way that we will not acquire a controlling interest in a target company, we may in the future co-invest with third parties through partnerships or joint investment in an acquisition target or other entities. In such circumstances, we may not be in a position to exercise sole decision-making authority regarding a target business, partnership or other entity. Investments in partnerships or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners might become insolvent or fail to fund their share of required capital contributions. Partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such partners may also seek similar acquisition targets as us and we may be in competition with them for such business combination targets. Disputes between us and partners may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners might result in subjecting assets owned by the partnership to additional risk. We may also, in certain circumstances, be liable for the actions of our third-party partners. For example, in the future we may agree to guarantee indebtedness incurred by a partnership or other entity. Such a guarantee may be on a joint and several basis with our partner in which case we may be liable in the event such party defaults on its guaranty obligation.
If the net proceeds of this offering not being placed in trust together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months (or up to 30 months if our stockholders approve an extension), we may not be able to complete a business combination.
          We currently believe that, upon completion of this offering, the $200,000 in funds available to us outside of the trust account and proceeds from the sale of our sponsor shares together with up to $3,325,000 of interest earned on the trust account that is permitted to be disbursed to us will be sufficient to allow us to operate for at least the next 24 months (or up to 30 months if our stockholders approve an extension), assuming that a business combination is not completed during that time. However, we cannot assure you that our estimates will be accurate. We will depend on sufficient income being earned on the proceeds held in the trust account to provide us with up to

$3,325,000 of additional working capital we may need to identify one or more target businesses and to complete a business combination, as well as to pay any taxes that we may owe. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close a business combination. In such event, we would need to raise additional funds to operate or may be forced to liquidate. Neither our sponsor nor any member of our management team is under any obligation to loan us money under such circumstances or any other circumstances.
          We may use all or a portion of the funds not being placed in trust or that may be released to us from the trust to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment, “reverse break-up fee” (a payment to the target company under a merger agreement if the financing for an acquisition is not obtained), or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with others on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from an acquisition target and were subsequently required to forfeit such funds (whether as a result of our breach or for other reasons) or if we agree to a reverse break-up fee and subsequently were required to pay such fee (whether as a result of failure to obtain the necessary financing or for other reasons), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential acquisition targets. In such event, we would need to obtain additional funds to continue operations. Neither our sponsor nor our management team is under any obligation to advance funds in such circumstances.
Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.
          Based on publicly available information, as of February 22, 2008, 153 similarly structured blank check companies have completed initial public offerings since August 2003 and numerous others have filed registration statements. Of these companies, only 47 companies have completed a business combination, while 25 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet completed such business combinations and another seven will be or have been liquidated. The remaining 73 blank check companies have approximately $13.7 billion in trust and are seeking to complete business combinations. There are 68 blank check companies that have filed registration statements and are seeking to complete initial public offerings with potentially $12.1 billion in trust. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may complete a business combination in any industry and/or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to complete a business combination, which, in turn, will result in an increased demand for privately-held companies that may be potential acquisition targets for us in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, the fact that only 72 of such companies have either completed a business combination or entered into a definitive agreement or letter of intent for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into a business combination with publicly-held blank check companies like ours.
          Although only a few of these blank check companies have publicly stated a focus on the financial services industry and fewer yet have publicly stated a focus on the depository institutions sector, and because we are not precluded from completing a business combination in any industry, we could encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, or greater access to capital, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target businesses that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation that we have to seek stockholder approval of a business combination may delay the completion of a transaction and make us less attractive to a potential target business. In addition, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Also, our obligation in certain instances to convert into cash shares of our common stock may reduce the resources available to us for a business combination. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.
Since we have not yet selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’s operations and investors will be relying on management’s ability to source and evaluate potential business combinations.
          Because we have not yet identified a prospective target business, investors in this offering currently have no basis to evaluate the possible merits or risks of a business combination. Although our management and board of directors will evaluate the risks inherent in a particular target business, we cannot assure you that they will properly ascertain or assess all of the significant risk factors, in particular if the target business is in an industry outside their area of experience. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the limitation that a target business have a fair market value of at least 80% of our net assets held in trust (net of taxes and up to $3,325,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred commission and discount held in trust) at the time of such business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on the ability of our officers and directors to source business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. For a more complete discussion of our selection of a target business, see the section below entitled “Proposed Business—Effecting our Business Combination—General.”
We may have only limited ability to evaluate the management of the target business.
          While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues that may adversely affect our operations.
Since we may acquire a business that has operations outside the United States, we may encounter risks specific to one or more countries in which we ultimately operate.
          If we acquire a business that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. The additional risks to which we may be exposed in any such case include but are not limited to:
•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	cultural and language differences;

•	an inadequate banking system;

•	foreign exchange controls;

•	privacy and data protection laws;

•	labor relations laws;

•	restrictions on the repatriation of profits or payment of dividends;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•	nationalization or expropriation of property;

•	law enforcement authorities and courts that are inexperienced in commercial matters; and

•	deterioration of political relations with the United States.

          In addition, if we acquire a business that conducts a substantial portion of its business in emerging economies, we could face additional risks, including the following:
•	the challenge of navigating a complex set of licensing requirements and restrictions affecting the conduct of business in such countries by foreign companies;

•	difficulties and limitations on the repatriation of cash;

•	currency fluctuation and exchange rate risks;

•	protection of intellectual property, both for us and our customers; and

•	difficulty retaining management personnel and skilled employees.
          If we are unable to manage these risks following a business combination, we may face significant liability, our international sales could decline and our financial results could be adversely affected.
Foreign currency fluctuations could adversely affect our business and financial results.
          A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operation expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.
Because any target business with which we attempt to complete a business combination will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, the pool of prospective target businesses may be limited.
          In accordance with the requirements of U.S. federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements that are prepared in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles, or U.S. GAAP, and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States). To the extent that a proposed target business does not have financial statements that have been prepared with, or that can be reconciled to, U.S. GAAP, and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses.
Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.
          It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other advisers. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to complete the business combination for any number of reasons, including those beyond our control, such as public stockholders who own 35% or more of the shares of common stock issued in this offering voting against the proposed business combination or an extension of the time period within which we must complete a business combination and opting to have us redeem their stock for a pro rata share of the trust account, even if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate another target and effect a business combination.
Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single asset or business.
          The net proceeds from this offering and the private placement of sponsor warrants (excluding the underwriter’s deferred commission and discount of $5,812,500 held in trust) will provide us with net proceeds of approximately $142,748,470, which will be held in trust and may be used by us to complete a business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80%

of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount of the underwriter’s deferred commission and discount held in trust) at the time of such business combination. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be completed in connection with our completion of a business combination. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should our management elect to pursue more than one acquisition simultaneously, our management could encounter difficulties in completing all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at substantially the same time, there can be no assurance that we will be able to integrate the operations of such target businesses. Accordingly, the prospects for our ability to effect our business strategy may be:
•	solely dependent upon the performance of a single business; or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.
          In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry. Furthermore, since a business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.
If we determine to acquire multiple businesses or assets, we may have difficulty closing all transactions simultaneously or integrating all acquired businesses and assets after closing.
          If we determine to simultaneously acquire several businesses or assets that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations. We may seek to effect our initial business combination with one or more privately held companies, which may present certain challenges to us, including the lack of available information about these companies.
We may not obtain an opinion from an unaffiliated third party as to the fair market value of the target business or businesses or that the price we are paying for such business or businesses is fair to our stockholders.
          We are not required to obtain an opinion from an unaffiliated third party that the target business or businesses we select have a fair market value of at least 80% of our net assets held in trust (net of taxes and up to $3,325,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred commission and discount held in trust) at the time of a business combination, unless our board is not able to independently determine that the target business or businesses have a sufficient fair market value. We are also not required to obtain an opinion from an unaffiliated third party that the price we are paying for the target business or businesses we select is fair to our stockholders.
          Firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, our stockholders, in addition to our board of directors, will be entitled to rely on any opinion that may be obtained. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors.
There may be tax consequences to our business combinations that may adversely affect us.
          While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.
The potential loss of key customers, management and employees of a target business could cause us not to realize the benefits anticipated to result from an acquisition.
          It is possible that, following a business combination, the potential loss of key customers, management and employees of an acquired business could cause us not to realize the benefits anticipated to result from an acquisition.

Certain regulatory requirements may increase the time and costs of completing an acquisition.
          If we were to acquire a previously privately owned company, it most likely will incur additional costs in order to comply with the requirements of the Sarbanes-Oxley Act of 2002 and other public company requirements, which in turn would reduce our earnings. Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any business combination. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.
We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.
          Although we believe that the net proceeds of this offering and the private placement of sponsor warrants will be sufficient to allow us to complete a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in the course of searching for suitable target businesses, or the obligation to convert into cash a significant number of shares of our common stock from dissenting stockholders, we will be required to seek additional financing such as debt, equity or co-investment with other investors. We cannot assure you that any additional financing will be available to us on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we are unable to secure additional financing, and, as a result, we fail to complete a business combination in the allotted time, we would liquidate the trust account, resulting in a loss of a portion of your investment. In addition, if we complete a business combination, we may require additional financing to fund continuing operations and/or growth. The failure to secure additional financing if required could have a material adverse effect on our ability to continue to develop and grow, even if we complete a business combination. None of our officers or directors or our sponsor is required to provide any financing to us in connection with or after the completion of a business combination.
We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our financial condition.
          Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur debt, subject to regulatory approvals, we may choose to incur substantial debt to complete a business combination. The incurrence of debt could result in:
•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt was payable on demand;

•	covenants that limit our ability to pay dividends on our common stock, acquire capital assets or make additional acquisitions; and

•	our inability to obtain additional financing, if necessary, if the debt contained covenants restricting our ability to obtain additional financing while such debt was outstanding.
Risks Relating to Our Securities
The determination of the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.
          Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the common stock and warrants included in the units, include:
•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.
          However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.
You will experience immediate and substantial dilution from the purchase of our common stock.
          Our existing stockholders paid an aggregate of $25,000, or approximately $0.006 per share, for the 4,312,500 sponsor shares (including the 562,500 shares subject to forfeiture if and to the extent the underwriter’s over-allotment option is not exercised) issued and outstanding prior to this offering. The difference between the public offering price per share of common stock (assuming no value is attributed to the warrants) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our sponsor acquired the sponsor shares at a nominal price, significantly contributing to this dilution. Assuming this offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 31.10% or approximately $3.11 per share (the difference between the pro forma net tangible book value per share of approximately $6.89, and the initial offering price of $10.00 per unit), not including the effect of certain offering costs for which payment is deferred until completion of a business combination.
Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.
          In connection with this offering, we will be issuing warrants to purchase up to 15,000,000 shares of common stock. In addition, we have also agreed to issue up to an additional 2,250,000 warrants to purchase additional shares of our common stock if the over-allotment option that we granted to our underwriter is exercised in full. Immediately prior to the closing of this offering we will issue and sell 4,125,000 sponsor warrants to our sponsor in exchange for $4,125,000 to be deposited in our trust account.
          To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. In addition, the sale, or even the possibility of sale, of the shares of common stock issuable upon exercise of the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.
If we redeem the warrants included in the units offered to the public, the sponsor warrants, which are non-redeemable so long as they are held by the sponsor or its permitted transferees, could provide the sponsor and its permitted transferees with the ability to realize a larger gain than the public warrant holders.
          The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:
•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days prior written notice of redemption to each warrant holder; and

•	if, and only if, the last sale price of our common stock on the American Stock Exchange or other national securities exchange on which our common stock may be traded equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.
          In addition, we may not redeem such warrants unless the shares of common stock issuable upon exercise of those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.
          Redemption of the warrants could force the warrant holders to (i) exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) sell the warrants at the then current market price when they might otherwise wish to hold the warrants or (iii) accept the nominal redemption price, which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.
          As a result of the sponsor warrants not being subject to redemption so long as they are held by the sponsor or its permitted transferees, holders of such warrants could realize a larger gain than our public warrant holders in the event we redeem our public warrants.
Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.
          If we call our warrants for redemption after the redemption criteria, described at “Description of Securities — Warrants — Public stockholders’ warrants,” have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock issuable upon the exercise of the warrants, multiplied by the difference between the exercise price of the warrants and the “market value” and (y) the market value. The “market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.
A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
          Although we intend to apply to have our securities listed on the American Stock Exchange, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Once listed on the American Stock Exchange, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of the registration rights may make it more difficult to complete a business combination.
          Our existing stockholders are entitled to require us to register the resale of their sponsor shares and sponsor warrants (and the securities underlying such warrants), commencing on the date the sponsor shares and sponsor warrants are released from escrow, which, except in limited circumstances, will not be before 180 days following the completion of a business combination with respect to sponsor shares and sponsor warrants. If our existing stockholders exercise their registration rights with respect to all of the securities beneficially owned by them as of the date of this prospectus, then there will be an additional 3,750,000 shares of our common stock (after giving effect to the forfeiture of 562,500 sponsor shares if the underwriter’s over-allotment option is not exercised) and 4,125,000 warrants available for sale in the public market. The presence of these additional numbers of securities eligible for trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our securities.
If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.
          If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the “penny stock” rules promulgated under the Penny Stock Reform Act of 1990. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:
•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure documents before a transaction in a “penny stock” can be completed.
          If our common stock becomes subject to such rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.
In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may de-list our securities from quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
          We intend to apply to list our securities on the American Stock Exchange, a national securities exchange, upon completion of this offering. We cannot assure you that our securities, if listed, will continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.
          If the American Stock Exchange de-lists our securities from trading on its exchange, we could face significant material adverse consequences, including:
•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a more limited amount of news and analyst coverage for our company;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

•	a decreased ability of our security holders to sell their securities in certain states.
An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.
          Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act relating to the shares of our common stock issuable upon exercise of the warrants is then effective and (ii) such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have a contractual obligation to use commercially reasonable efforts to maintain a current registration statement covering the issuance of the shares of common stock issuable upon exercise of the warrants following completion of this offering to the extent required by federal securities laws, we cannot assure that we will be able to do so and therefore the warrants could expire worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock included in the units. In addition, we have agreed to use commercially reasonable efforts to register the issuance of the shares of common stock issuable upon exercise of the warrants under the blue sky laws of the states of residence of the existing warrant holders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the issuance of the shares of common stock issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the issuance of the shares of common stock issuable upon exercise of the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. In no event will the registered holders of a warrant be entitled to receive a net cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.
Certain warrant holders are unlikely to receive direct notice of redemption of our warrants.
          We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse against us.
We cannot assure you that certain provisions of our amended and restated certificate of incorporation will not be amended other than in connection with the completion of a business combination.
          We view the provisions of our amended and restated certificate of incorporation to be obligations to our stockholders, and we presume that investors will make an investment decision relying, at least in part, on these provisions. Although we are contractually obligated, pursuant to the underwriting agreement that we will enter into with the underwriter in connection with this offering, not to amend or waive these provisions without the affirmative vote of 95% of our outstanding shares of common stock prior to a business combination, we cannot assure you that this supermajority requirement will be enforceable under Delaware law and that these provisions will not be amended or waived by a vote of fewer than 95% of our shares.
Provisions in our amended and restated certificate of incorporation, our amended and restated bylaws and Delaware law may delay or prevent our acquisition by a third party, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.
          Our amended and restated certificate of incorporation and our amended and restated by-laws, which we intend to adopt prior to the completion of this offering, will contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of our board of directors. These provisions also may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our stockholders receiving a premium over the market price for their common stock. The provisions include, among others:
•	provisions establishing a board of directors that is divided into three classes with staggered terms;

•	provisions relating to the number and election of directors, the appointment of directors upon an increase in the number of directors or vacancy and provisions permitting the removal of directors only for cause and with a 66 2/3 % stockholder vote;

•	provisions requiring a 66 2/3 % stockholder vote for the amendment of certain provisions of our certificate of incorporation and for the adoption, amendment and repeal of our by-laws;

•	provisions barring stockholders from calling a special meeting of stockholders or requiring one to be called;

•	elimination of the right of our stockholders to act by written consent; and

•	provisions prescribing advance notice procedures for stockholders’ nominations of directors and proposals for consideration at meetings of stockholders.
          Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock. Together, these provisions of our amended and restated certificate of incorporation, by-laws and Delaware law may make the removal of management more difficult and may discourage potential takeover attempts that could otherwise involve payment of a premium over prevailing market prices for our securities and reduce the price that investors might be willing to pay for shares of our common stock in the future, which could reduce the market price of our common stock.
Risks Related to Our Officers and Directors and Our Sponsor
Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our officers and directors, some or all of whom may not continue with us following a business combination.
          None of our current key personnel, including our officers, will have entered into employment or consulting agreements with us prior to a business combination. Further, although we presently anticipate that our officers will remain associated in senior management, advisory or other positions with us following a business combination, some or all of the management associated with a target business may also remain in place.
          In making the determination as to whether current management of the target business should remain with us following the business combination, we will analyze the experience and skill set of the target business’s management and negotiate as part of the business combination that our initial officers and directors remain if it is believed that it is in the best interests of the company after the completion of the business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues that may adversely affect our operations.
          Our key personnel may not continue to provide services to us after the completion of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the completion of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In addition, it is possible that certain key employees of a target business may not remain with the surviving company and may need to be replaced by our officers or other management personnel recruited by us. We may be unable to successfully fill these positions, which could materially harm our business and results of operations.

None of our officers or directors has ever been associated with a blank check company, and such lack of experience could adversely affect our ability to complete a business combination.
          None of our officers or directors has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our officers and directors to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could adversely affect our ability to complete a business combination and could result in our having to liquidate the trust account. If we liquidate, our public stockholders could receive less than the amount they paid for our securities, causing them to incur significant financial losses.
Our officers and directors are not required to commit their full time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities. Such conflicts of interest could have a negative impact on our ability to complete a business combination.
          While we expect that our current officers and directors will devote a portion of their time to our business, our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the completion of a business combination. All of our current officers and directors are not obligated to devote any specific number of hours to our affairs. In addition, our officers and directors are not prohibited from forming another blank check company or a private equity fund or other entity. If other entities require them to devote more substantial amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to complete a business combination. We cannot assure you that these conflicts will be resolved in our favor.
We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our officers or directors or our sponsor, which may raise potential conflicts.
          In light of the involvement of our officers, directors and sponsor with other entities and our intent to effect a business combination in the depository institutions sector, we may decide to acquire one or more businesses affiliated with our officers, directors or sponsor. As described herein, our officers and directors serve as officers, board members or advisors for other entities, including, without limitation, Mr. Champagne serving as a director to the Savings Bank Life Insurance Company of Massachusetts and Mr. Papadakis serving as a director to the Philadelphia Stock Exchange, and such other entities may compete with us for business combination opportunities. Our officers, directors and sponsor are not currently aware of any specific opportunities for us to consummate a business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. We are unable to predict whether, when or under what circumstances we would pursue or enter into any such business combination. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Business Strategy” and such transaction was approved by a majority of our disinterested directors. Also, the completion of a business combination between us and an entity owned by a business in which our officers or directors or our sponsor may have an interest could present a conflict of interest. Even if no conflict of interest actually existed, there may be a dispute alleging a conflict of interest that could delay the completion of a business combination and/or result in litigation. Although we may obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more businesses affiliated with our officers, directors or sponsor, potential conflicts of interest still may exist and, as a result, the terms of the initial business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest. Moreover, investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used or the persons who may rely upon such opinion and there can be no assurance that, as a result of such limitations or applicable law, stockholders will be entitled to rely on the opinion. See “Management — Directors and Executive Officers” for a discussion of the entities with which our officers and directors are affiliated.
Our sponsor owns shares of our common stock that will not participate in the liquidation of the trust account and a conflict of interest may arise in determining whether a particular target business is appropriate for a business combination.
          Our sponsor owns shares of common stock that were issued prior to this offering, but will have no right to participate in any liquidation distribution with respect to those shares of common stock if we are unable to complete a business combination. In addition, our sponsor has agreed to purchase 4,125,000 warrants directly from us in a private placement immediately prior to the completion of this offering at a purchase price of $1.00 per warrant for a total purchase price of $4,125,000. The shares of common stock acquired prior to this offering and any warrants owned by our sponsor will expire worthless if we do not complete a business combination. Our sponsor may transfer a portion of its sponsor shares to our officers and directors. In that event, the personal and financial interests of our officers and our directors may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, the discretion of our officers and directors in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and as a result of such conflicts management may choose a target business that is not in the best interests of our public stockholders.
Our officers, directors, security holders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.
          We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions such as strategic partnerships or joint ventures in which we are involved, and may also compete with us. However, we have adopted a policy that, prior to the completion of a business combination, none of our existing officers or directors or our sponsor, or any entity with which they are affiliated, will be paid, either by us or a target company, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the completion of a business combination, other than (i) the reimbursement of out-of-pocket expenses, (ii) the monthly fee of $7,500 payable to Griffin Holdings Group, LLC, an affiliate of Mr. Harenza, (iii) customary fees and charges to Stevens & Lee, an affiliate of Mr. Harenza, and its affiliates for performing professional services for us, including, among other things, in connection with an acquisition, and (iv) by virtue of their ownership of sponsor shares, sponsor warrants or any securities included in or issuable upon exercise of such securities.
In the course of their other business activities, our sponsor, officers and directors and their respective affiliates may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
          None of our sponsor, officers or directors or their respective affiliates have been, currently are or are expected to be a principal of, or affiliated or associated with, a blank check company. However, our sponsor, officers and directors and their respective affiliates may in the future become affiliated with additional entities, including other blank check companies, which may be engaged in activities similar to those intended to be conducted by us. In addition, our sponsor, officers and directors and their respective affiliates may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations. Accordingly, our sponsor, officers and directors and their respective affiliates may have conflicts of interest in determining to which entity a particular business opportunity should be presented. See “Management — Directors and Executive Officers” for a list of entities to which our directors may owe a fiduciary duty.
          In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our officers and directors (other than our independent directors) has agreed, until the earliest of (a) the completion of a business combination, (b) 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus and (c) such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of the target or through other means) in a company in the financial services industry with assets of between $500 million and $3 billion, subject to any other pre-existing fiduciary duties or contractual obligations they may have, including the ones described at “Management — Conflicts of Interest and Contractual Restrictions”. We expect primarily to target businesses within this range of assets, although we have the flexibility to acquire a business outside of this range.
          The $25,000 purchase price paid by our existing stockholders for the sponsor shares and the $4,125,000 purchase price paid by our sponsor for the sponsor warrants will not be repaid to them if we do not complete a business combination. The purchase price for the sponsor warrants will be placed in the trust account and will be available for distribution to our public stockholders. Our sponsor will not be entitled to receive liquidating distributions with respect to the sponsor warrants. The purchase price paid for the sponsor shares forms part of our working capital.
          We have engaged and intend to continue to engage Stevens & Lee, an affiliate of Mr. Harenza, a member of our board of directors, and its affiliates at customary rates and charges to perform professional services for us, including professional services in connection with this offering, our operations and in connection with an acquisition, such as, among other things, planning associated with the acquisition process, identifying and evaluating potential candidates and performing due diligence.
          We will comply with Mr. Sidhu’s non-solicitation covenant, as well as his covenant not to compete with Sovereign. The covenant not to compete provides, among other things, that Mr. Sidhu may not, directly or indirectly, (a) own more than 4.9% of a publicly traded banking institution or (b) be an agent, consultant, employee, partner, officer, director, proprietor or otherwise of any firm, corporation or enterprise, or provide financial or other assistance to such firm, corporation or enterprise, engaged in the banking or financial services industry, in each case in any county which is contiguous to a branch, office or other facility of Sovereign as of October 2006, the time he ceased to be employed by Sovereign. This covenant specifically permits Mr. Sidhu to engage, directly or indirectly, for his own account or as an officer, director or investor with respect to any investment company or private equity, hedge, or similar fund which makes portfolio investments in entities in the financial services industry if (x) the ownership interest of such investment company or fund in such financial services entity represents less than 5% of the outstanding voting power of the financial services entity, or (y) such financial services entity does not have a substantial percentage of its loans or deposits in, and/or does not have a substantial physical or economic presence in any county which is contiguous to a branch, office or other facility of Sovereign. The covenant not to compete expires upon the earlier of (i) October 11, 2011 or (ii) a change in control of Sovereign. As a result, we are largely prohibited from acquiring depository institutions located in certain portions of Massachusetts, Connecticut, Rhode Island, Maryland, New York, Pennsylvania and New Jersey. Accordingly, we are somewhat limited in the degree to which we can select potential candidates which operate in the depository institutions sector and are located in any of these areas.
          The non-solicitation covenant provides, among other things, that Mr. Sidhu will not solicit, recruit or encourage any employee of Sovereign or any of its subsidiaries to leave their employment. Accordingly, we may not be able to hire certain individuals who may possess the requisite abilities to assist us in meeting our investment goals.
          Griffin Financial, an affiliate of Mr. Harenza, a member of our board of directors, undertakes engagements relating to financial advisory, investment banking, and other activities for a wide variety of clients, including institutions, companies and individuals, primarily in the Mid-Atlantic region of the United States. Nonetheless, there may be situations in which Griffin Financial has an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Griffin Financial.
          Despite Griffin Financial’s focus on the Mid-Atlantic region of the United States, other clients of its advisory business may also compete with us for investment opportunities meeting our investment objectives. If Griffin Financial is engaged to act for any such clients, we may be precluded from pursuing such opportunities. In addition, investment ideas generated within Griffin Financial, including by Mr. Harenza and other persons who may make decisions for the company, may be suitable for both us and for an investment banking client or a current or future Griffin Financial internal investment vehicle, including other blank check companies in which Griffin Financial may participate, and may be directed to such client or investment vehicle rather than to us. Griffin Financial’s advisory business may also be engaged to advise the seller of a company, business or assets that would qualify as an investment opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the company, business or assets. If we are permitted to pursue the opportunity, Griffin Financial’s interests or its obligations to the seller will diverge from our interests. Griffin Financial and/or Mr. Harenza, in his capacity as an officer or managing director of Griffin Financial or in his other endeavors, may choose to present potential business combinations to current or future Griffin Financial internal investment vehicles, including other blank check companies in which Griffin Financial may participate, or third parties, including clients of Griffin Financial, before they present such opportunities to us.
          Commencing on the closing of this offering, we have agreed to pay Griffin Holdings Group, LLC, an entity affiliated with Mr. Harenza, a member of our board of directors, a total of $7,500 per month for office space, administrative and technological services and secretarial support. This arrangement is being agreed to by Griffin Holdings Group, LLC for our benefit and is not intended to provide Mr. Harenza with compensation in lieu of salary or other remuneration. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders on a pro rata basis.
          For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management—Conflicts of Interest” and “Certain Relationships and Related Transactions.”

The requirement that we complete a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus may motivate our officers and directors to approve a business combination, regardless of its merits, during that time period so that they may get their out-of-pocket expenses reimbursed.
          Our officers and directors and our sponsor may receive reimbursement for out-of-pocket expenses incurred by them or their affiliates in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, including traveling to and from the offices, service centers or similar locations of prospective target businesses to examine their operations. The funds for such reimbursement will be provided from the money that is being held outside of the trust or is permitted to be disbursed to us from the trust. In the event that we do not effect a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus, then any expenses incurred by such individuals in excess of the money being held outside of the trust or permitted to be disbursed to us from the trust will not be repaid as we will liquidate at such time. On the other hand, if we complete a business combination within such time period, those expenses will be repaid by the target business. Consequently, our officers and directors may have an incentive to approve and complete a business combination for reasons other than just what is in the best interest of our stockholders.
Upon completion of our offering, our sponsor will continue to exercise significant influence over us and its interests in our business may be different than yours.
          Upon completion of our offering, we expect that our sponsor and its permitted transferees (including our officers and directors) will maintain a 20.0% ownership interest in our issued and outstanding shares (assuming they do not purchase units in this offering). This ownership interest, together with any other acquisitions of our shares of common stock (or warrants that are subsequently exercised), could allow our sponsor to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of a business combination. The interests of our sponsor and your interests may not always align and taking actions that require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish. Although our sponsor does not currently intend to purchase units in this offering, our sponsor or our officers or directors or any of their affiliates may decide, for financial or other reasons, to purchase units in this offering or to purchase our securities in the future in the open market or in private transactions in compliance with our insider trading policy. Any decision to purchase additional securities in this offering or in the open market or in private transactions will likely be based on the offering or trading price of the securities and a determination that the purchase represents an attractive investment opportunity.
          In the event our sponsor or our officers or directors purchase shares in privately negotiated transactions from stockholders who have already cast votes against a proposed business combination and requested conversion of their shares, such selling stockholders would be required to revoke their prior votes against the proposed business combination and to revoke their prior elections to convert their shares and to cast new votes in favor of the proposed business combination. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed business combination would have the effect of reducing conversions and increasing votes in favor of the proposed business combination, thereby making it more likely that a proposed business combination would be approved.
          Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the completion of a business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our founders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our founders will continue to exert control at least until the completion of a business combination.
          We have opted out of Section 203 of the DGCL, which, subject to certain exceptions, prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder for a period of three years after the interested stockholder became such. Therefore, subject to certain transfer restrictions described herein, our sponsor may transfer control of us to a third party by transferring our common stock, which would not require the approval of our board of directors or our other stockholders. In addition, such a change of control may not involve a merger or other transaction that would require payment of consideration to our other stockholders. The possibility that such a change of control could occur may limit the price that investors are willing to pay in the future for shares of our common stock.
Because our existing stockholders will lose their entire investment in us if a business combination is not consummated and our sponsor may be required to pay costs associated with our liquidation, we and our sponsor and officers and directors and their respective affiliates may purchase shares of our common stock from public stockholders who would otherwise choose to vote against a proposed business combination or exercise their conversion rights in connection with such business combination.
          Our existing stockholders own an aggregate of 4,312,500 shares of our common stock, 562,500 of which will be forfeited if the over-allotment option is not exercised, which were purchased for an aggregate of $25,000 and will be worthless if we do not consummate a business combination. In addition, our sponsor has agreed to purchase sponsor warrants exercisable for our common stock in a private placement to be completed immediately prior to this offering (for an aggregate of $4,125,000), which will also expire worthless if we do not consummate a business combination. We believe the current equity value for the shares owned by our existing stockholders is significantly lower than the $37,500,000 total value calculated at the $10.00 per unit offering price, assuming the over-allotment option is not exercised and an aggregate of 562,500 shares have been forfeited by our existing stockholders, because (i) the units being sold in this offering include a warrant which our existing stockholders did not receive, (ii) the offering may not succeed and even if it does succeed, the holders of these shares will not be able to sell or transfer them while such shares remain in escrow, except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes) and (iii) these shares are not entitled to any proceeds in case we liquidate if we do not consummate a business combination. In addition, in the event we are forced to liquidate, our sponsor has agreed to advance to us the entire amount of the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment for such expenses.
          Given the interest that our existing stockholders have in a business combination being consummated, it is possible that we and our sponsor, officers and directors and their respective affiliates will acquire shares of our common stock from public stockholders (in privately negotiated transactions) who would otherwise have elected to exercise their conversion rights with respect to their shares of our common stock in order to vote their shares in favor of the proposed business combination and ensure that the business combination will be approved, which could result in a business combination being approved even if, after the announcement of the business combination, 35% or more of our public stockholders would have elected to exercise their conversion rights, or a majority of our public stockholders would have voted against the business combination, but for the purchases made by us, our sponsor, officers and directors and their respective affiliates. Any privately negotiated transaction with a public stockholder would include a contractual acknowledgement that such stockholder, although still the record holder of our common stock, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by our existing stockholders, which would be voted in favor of the business combination. In the event we or our sponsor, directors or officers and their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already cast votes against the proposed business acquisition and exercised conversion rights with respect to their shares, such selling stockholders would be required to revoke their prior votes against the proposed acquisition and to revoke their prior conversion elections and to cast new votes in favor of the proposed acquisition. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed acquisition would have the effect of reducing conversions and increasing votes in favor of the proposed acquisition, thereby making it more likely that the proposed business combination would be approved.
Claims for indemnification by our officers and directors may reduce the funds available to satisfy successful third-party claims against us and may reduce the amount of money in the trust account.
          Under our amended and restated certificate of incorporation and pursuant to certain indemnity agreements, we have agreed to indemnify our officers and directors against a variety of expenses (including attorneys’ fees) to the fullest extent permitted under Delaware law. If indemnification payments are made to our officers and directors pursuant to our amended and restated certificate of incorporation and indemnity agreements, the amount of money in the trust account may be reduced.
In certain circumstances, our board of directors may be viewed as having breached its fiduciary duty to our creditors, thereby exposing itself and our company to claims of punitive damages.
          If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders on a pro rata basis promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or acted in bad faith, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons thereby exposing our board of directors and our company to claims of punitive damages.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
          The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “will,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•	our ability to identify one or more target businesses or to complete a business combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to complete a business combination;

•	our pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	our public securities’ potential liquidity and trading;

•	the listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange or any other securities exchange following a business combination;

•	the use of proceeds not held in the trust account or available to us from income on the trust account balance;

•	our financial performance following this offering;

•	the availability of and our ability to retain qualified personnel and the management teams of any target business;

•	changes and trends in the financial services industry and depository institutions sector; and

•	general economic and market conditions and expected changes and trends in our target markets.
          The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
          We are offering 15,00,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsor warrants (all but $200,000 of which will be deposited into the trust account), will be as set forth in the following table:

	Without	Over-Allotment
	Over-Allotment Option	Option Exercised
Gross proceeds
Proceeds from units offered to public	$150,000,000	$172,500,000
Proceeds from sponsor warrants sold in the private placement	4,125,000	4,125,000

Total gross proceeds	$154,125,000	$176,625,000

Offering expenses(1)(5)
Underwriting commissions (7% of gross proceeds from offering, 3.125% of which is payable at closing and 3.875% of which is payable upon completion of a business combination)(2)	$4,687,500	$5,390,625
Legal fees and expenses(3)	400,000	400,000
Accounting fees and expenses(3)	42,000	42,000
Printing and engraving expenses(3)	60,000	60,000
Securities and Exchange Commission registration fee	6,780	6,780
FINRA filing fee	17,750	17,750
American Stock Exchange listing fee(3)	75,000	75,000
Miscellaneous expenses(3)	75,000	75,000

Total offering expenses	$5,364,030	$6,007,155
Proceeds after offering expenses	$148,760,970	$170,617,845

Total held outside the trust account	$200,000	$200,000

Net offering proceeds held in trust	$142,748,470	$163,733,470
Deferred underwriting discount held in trust	5,812,500	6,684,375

Total held in trust	$148,560,970	$170,417,845

Percentage of public offering proceeds held in trust	99.04%	98.79%
Use of net proceeds not held in trust and income disbursed from the trust account(4)

Amount
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees)(5) (6)	$3,145,000
Payment for office space, administrative and technological services and secretarial support (7)	180,000

Total	$3,325,000

(1)	A portion of the offering expenses will be pre-funded with the proceeds of a $200,000 interest-free note from our sponsor, as described below. This note will be repaid out of the net proceeds of this offering upon the earlier of (i) March 2, 2009 and (ii) 60 days of the closing of this offering.

(2)	These commissions consist of an underwriting discount of 7% of the gross proceeds of this offering, or $10,500,000 (or $12,075,000 if the over-allotment option is exercised in full). The underwriter has agreed to defer $5,812,500 of its underwriting commissions (or $6,684,375 if the over-allotment option is exercised in full), which equals 3.875% of the gross proceeds of this offering, until completion of a business combination. Upon completion of a business combination, the amount of the underwriter’s deferred commissions is reduced pro-ratably by the exercise of stockholder conversion rights and will be paid to the underwriter from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which a business combination occurs, general corporate purposes, payment of principal or interest on indebtedness incurred in connection with a business combination, to fund the purchases of other companies or for working capital.

(3)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.

(4)	The amount of proceeds not held in trust will remain constant at $200,000 even if the over-allotment option is exercised. In addition, up to $3,325,000 of interest earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering. In addition, amounts required to pay income taxes may be drawn from the trust account prior to the business combination.

(5)	Includes market research and valuation firms, as well as other third-party consultants, that we may engage. We intend to engage Stevens & Lee, which is affiliated with one of our directors, Mr. Harenza, and its affiliates to perform professional services for us, including, among other things, in connection with our initial business combination. There are no limitations that restrict us from engaging Stevens & Lee or its affiliates to perform such services and other customary legal services for us for customary fees and on customary terms and conditions and any such engagement will be approved by a majority of our independent and disinterested directors.

(6)	$3,325,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements.

(7)	Assumes our stockholders have not approved an extension of the time period in which we may complete a business combination from 24 to up to 30 months as described in this prospectus. If our stockholders approve such an extension, we could incur up to $225,000 ($7,500 per month for up to 30 months) for the administrative fee payable to Griffin Holding Group LLC, an affiliate of Mr. Harenza.
          Of the net proceeds of this offering, approximately $138,623,470 (or approximately $159,506,470 if the underwriter’s over-allotment option is exercised in full) plus $4,125,000 from the purchase of sponsor warrants, for an aggregate of approximately $142,748,470 or approximately $163,733,470 if the underwriter’s over-allotment option is exercised in full) will be placed in a trust account maintained by Mellon Bank, N.A., as trustee. In addition, $5,812,500 (or $6,684,375 if the underwriter’s over-allotment option is exercised in full) of the proceeds attributable to the underwriter’s deferred commission and discount will be deposited into such trustee account for a total amount in trust of approximately $148,560,970 (or approximately $170,417,845 if the underwriter’s over-allotment option is exercised in full). The proceeds will not be released from the trust account until the earlier of the completion of a business combination or as part of any liquidation of our trust account. To the extent the trust account earns income or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local income taxes, franchise taxes or other tax obligations in respect of the trust account. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred commissions held in trust, less any amounts payable to stockholders exercising conversion rights). Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business we acquired on the completion of the business combination, for maintenance or expansion of operations of a target business, the payment of principal or interest due on indebtedness incurred in completing a business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to pay finder’s fees, finance the operations of the target business, make other acquisitions and pursue our growth strategy. All amounts held in the trust account that are not converted to cash or released to us as income, net of income taxes, will be released on closing of a business combination with a target having a fair market value of at least 80% of our net assets held in trust (net of taxes and up to $3,325,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred commission and discount held in trust) at the time of such business combination. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to complete the most desirable business combination or optimize our capital structure.
          We may also use up to $200,000 of net proceeds from the offering (which amount will initially be held outside the trust account) and proceeds of the sale of sponsor shares for due diligence, legal and accounting fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating a business combination, as well as a possible down payment, “reverse break-up fee” (a payment to the target business under a merger agreement if the financing for an acquisition is not obtained), to fund a lock-up or “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) and, if necessary, to bear the costs of liquidation in the event we are unable to complete a business combination within 24 months from the date of this prospectus. While we do not have any current intention to use these funds as a down payment or reverse break-up fee or to fund a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or for other reasons), if the amount were large enough and we had already used up the other funds available to us, could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses. In such case, if we were unable to secure additional financing, we would most likely fail to complete a business combination in the allotted time and be forced to liquidate. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business.
          We believe that the interest earned on the trust account will be sufficient to cover the foregoing expenses. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount of such costs, we may be required to raise additional funds, the amount, availability and cost of which is currently unascertainable. To the extent that such expenses exceed the amounts not held in the trust account and the income of up to $3,325,000 that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we complete a business combination. If we complete a business combination, the out-of-pocket expenses incurred by members of our management team prior to the business combination’s closing may become an obligation of the post-combination business, assuming these expenses have not been reimbursed prior to the closing. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined company. However, the role of present management after a business combination is uncertain, and we have no current ability to determine what remuneration, if any, will be paid to present management after a business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed prior to the completion of the business combination. If the target business’s owners do not agree to such repayment, this could cause our officers and directors to view such potential business combination unfavorably and result in a conflict of interest. We have adopted a policy that, prior to the completion of a business combination, none of our existing officers, directors or sponsor, or any entity with which they are affiliated, will be paid, either by us or a target business, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the completion of a business combination, other than (i) the reimbursement of out-of-pocket expenses, (ii) the monthly fee of $7,500 payable to Griffin Holdings Group, LLC, an affiliate of Mr. Harenza, (iii) customary fees and charges to Stevens & Lee, an affiliate of Mr. Harenza, and its affiliates for performing professional services for us, including professional services in connection with this offering, our operations and in connection with an acquisition, and (iv) by virtue of their ownership of sponsor shares, sponsor warrants or any securities included in or issuable upon exercise of such securities.
          With respect to finder’s fees, we do not currently anticipate that we would enter into any arrangement that would require us to pay a finder’s fee prior to the completion of a business combination. If such a business combination is completed, it is possible that a portion of the funds held in trust, once released, will be utilized to pay such finder’s fees. Even if such a business combination is not completed, it is possible that we would incur an obligation to an individual or an entity to pay them either a finder’s fee and/or to reimburse their expenses in connection with services that they provide to us. We would anticipate such fees or expenses being paid from the funds held outside of the trust account (including up to $3,325,000 of interest earned on the amounts held in trust permitted to be disbursed to us for working capital purposes). If we are unable to complete a business combination and we liquidate, our sponsor will be liable to ensure that the proceeds in the trust account are not reduced if we did not obtain a waiver from vendors, service providers, or other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as any prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not complete a combination with such target business. Consequently, if we incur an obligation to an individual or an entity to pay them either a finder’s fee and/or to reimburse their expenses in connection with services that they provide to us, such an individual or entity has not signed a waiver of their right to obtain funds from the trust account, we do not ultimately complete a business combination and we do not have sufficient funds to pay such fees or expenses from the funds held outside of the trust account or that may be released from the trust account, our sponsor will be liable for such fees and expenses.
          To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account that are not used to complete a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used as consideration, none of our officers or directors or our sponsor would be personally liable for the repayment of such indebtedness.
          We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business that we acquire in the business combination, for maintenance or expansion of operations of a target business, the payment of principal or interest due on indebtedness incurred in completing a business combination, to effect other acquisitions, or for working capital, as determined by our management or board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target business, to make other acquisitions and to pursue our growth strategy.
          Our sponsor has made a $200,000 loan to us to cover organizational and offering expenses and other start-up costs; which will be repaid with a portion of the proceeds from this offering. The loan is interest-free with the principal balance repayable on the earlier of (i) 60 days following the date of the completion of this offering and (ii) March 2, 2009. The principal balance is prepayable without penalty at any time in whole or in part.
          The proceeds held in trust may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Although the rate of interest to be earned on the trust account will fluctuate through the duration of the trust account, and although we are unable to state the exact amount of time it will take to complete a business combination, we anticipate the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. By restricting the holdings in the trust account to these instruments, we believe that we will not be deemed an investment company within the meaning of the Investment Company Act. Notwithstanding our belief that we are not required to comply with the requirements of the Investment Company Act, we will not liquidate and distribute the trust account to holders of our common stock included in the units being sold in this offering until after our existence terminates by operation of law on 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus and, consequently, we may be deemed to be an investment company and thus required to comply with such act. The income derived from the holdings in the trust account during this period that is not otherwise returned to public stockholders who vote against a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We do not believe that the fees and expenses for due diligence, legal, accounting, acquisition, down payment, lock-up, reverse break-up fee or other activities related to this offering or a business combination will exceed $3,500,000 in the aggregate, comprised of $200,000 of net proceeds not held in trust plus up to $3,325,000 of interest earned on the amounts held in trust and permitted to be disbursed to us for working capital purposes. We believe that, upon completion of this offering, we will have sufficient available funds to operate for at least the next 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), assuming that a business combination is not completed during that time.
          We have engaged and intend to continue to engage Stevens & Lee, a law firm at which Mr. Harenza, a member of our board of directors, is the Non-Executive Chairman and with whom he is deemed to be an affiliate, and its affiliates at customary rates and charges to perform professional services for us, including professional services in connection with this offering, our operations and in connection with an acquisition, such as, among other things, planning associated with the acquisition process, identifying and evaluating potential candidates and performing due diligence.
          Commencing on the closing of this offering, we have agreed to pay Griffin Holdings Group, LLC a total of $7,500 per month for office space, administrative and technological services and secretarial support. Mr. Harenza serves as manager, president and chief executive officer of Griffin Holdings Group, LLC and may be deemed to be its affiliate. This arrangement is being agreed to by Griffin Holdings Group, LLC for our benefit and is not intended to provide Mr. Harenza with compensation in lieu of salary or other remuneration. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders on a pro rata basis.
          A public stockholder (but not our sponsor or its permitted transferees with respect to the sponsor shares) will be entitled to receive funds from the trust account (including interest earned on such stockholder’s portion of the trust account, net of taxes payable and amounts disbursed to us for working capital purposes) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to complete a business combination, or if such public stockholder exercises his conversion rights in connection with either a business combination that the public stockholder voted against and that we actually complete or an extension of the time period within which we must complete a business combination that the public stockholder voted against and that was approved. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Our sponsor and its permitted transferees are not entitled to convert any of their shares of common stock acquired prior to this offering into a pro rata share of the trust account.
          Upon the completion of a business combination, the underwriter will be entitled to receive that portion of the proceeds attributable to the underwriter’s deferred commission and discount held in trust, excluding any interest earned thereon, net of the pro rata amount of the underwriter’s deferred commission and discount paid to stockholders who properly exercise their conversion rights. In the event that we are unable to complete a business combination and the trustee is forced to liquidate the trust account, the underwriter has agreed that the proceeds attributable to the underwriter’s deferred commission and discount will be distributed on a pro rata basis among the public stockholders along with any interest earned thereon (net of taxes thereon).

DIVIDEND POLICY
          Other than our stock split described in this prospectus, we have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of a business combination. After we complete a business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after a business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board of directors will declare any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with a business combination or otherwise may restrict or prohibit payment of dividends. In the event that we do declare dividends, our board of directors will determine the dates on which any entitlements to dividends arise, the methods of calculating such dividends and the cumulative or non-cumulative nature of dividend payments.

DILUTION
          The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the sponsor warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsor warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of outstanding shares of our common stock.
          At December 31, 2007, our net tangible book value was $999 or approximately $0.0002 per share of common stock as adjusted to give effect to our stock split. After giving effect to our stock split, the sale of 15,000,000 shares of common stock included in the units we are offering by this prospectus, the forfeiture of 562,500 sponsor shares, the sale of the sponsor warrants and the deduction of underwriting commissions and discounts and estimated expenses of this offering, our pro forma net tangible book value at December 31, 2007 would have been $93,053,782 or approximately $6.89 per share, representing an immediate increase in net tangible book value of approximately $6.89 per share to the sponsor as of the date of this prospectus and an immediate dilution of approximately $3.11 per share or approximately 31.10% to our public stockholders.
          The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsor warrants:

Public offering price		$10.00
Net tangible book value before this offering(1)	$0.00
Increase attributable to new investors	6.89

Pro forma net tangible book value after this offering		6.89

Dilution to new investors		$3.11

(1)	Net tangible book at December 31, 2007 was $0.0002 per share which includes 562,500 sponsor shares which are subject to forfeiture in the event the underwriter’s overallotment option is not exercised ($0.0003 per share if 562,500 sponsor shares are excluded).
          The following table sets forth information with respect to our sponsor and the new investors:

	Shares Purchased		Total Consideration		Average
					Price per
	Number	Percentage	Amount	Percentage	share

Sponsor shares(1)	3,750,000	20.0%	$25,000.00	0.0167%	$0.006
New investors	15,000,000	80.0	150,000,000.00	99.9833	10.000

Total	18,750,000	100.0%	$150,025,000.00	100.0000%	8.000

(1)	Does not include 562,500 shares that are subject to forfeiture to the extent the underwriter’s over-allotment option is not exercised. Our existing stockholders will only forfeit a number of sponsor shares necessary to maintain the 20% ownership interest of our sponsor and its permitted transferees in our issued and outstanding shares of our common stock after giving effect to this offering and the exercise, if any, of the underwriter’s over-allotment option.
          The pro forma net tangible book value after this offering is calculated as follows:

Numerator:
Net tangible book value before this offering and sale of sponsor warrants	$999
Offering costs incurred in advance and excluded from net tangible book	19,928
Net Proceeds from this offering, and sale of sponsor warrants and the sale of sponsor shares(1)	142,973,470
Less: proceeds held in trust subject to conversion to cash ((15,000,000 x 35% — 1 share) x approximately $9.90 per share)	(51,974,990)

$93,053,782 (2)

Denominator:
Shares of common stock outstanding prior to this offering	3,750,000
Shares of common stock included in the units offered(3)	15,000,000
Less: shares subject to conversion (15,000,000 x 35% — 1 share)	(5,249,999)

13,500,001

(1)	Assumes the payment to our underwriter of the $5,812,500 of deferred underwriting commissions held in trust.

(2)	Includes $2,034,375 (or $0.3875 per share) which represents the portion of the underwriter’s deferred discounts and commissions which is subject to reduction in the event stockholders exercise conversion rights with respect to 5,249,999 shares.

(3)	Assumes the underwriter’s over-allotment option has not been exercised and our existing stockholders forfeited an aggregate of 562,500 sponsor shares.

CAPITALIZATION
          The following table sets forth our capitalization at December 31 , 2007 (giving effect to our 28,750 for 1 stock split that was declared on February 27, 2008) and as adjusted to give effect to the sale of units in this offering and the sponsor warrants in the private placement, and the application of the estimated net proceeds derived from the sale of such securities.

	As of December 31, 2007
	Actual	As Adjusted(1)(2)
Notes payable(3)	$—	$—
Deferred underwriting discount upon completion of a business combination(4)	$—	$3,778,125
Common stock subject to possible conversion, 0 and 5,249,999 shares, shares at conversion value(5)	$—	$51,974,990
Stockholders’ equity:
Preferred stock, $0.0001 par value, 500 shares authorized; 0 issued and outstanding	—	—
Common stock, $0.0001 par value (actual, authorized 50,000,000 shares, 4,312,500 shares issued and outstanding; as adjusted: authorized 50,000,000 shares, 18,750,000 shares issued and outstanding (excluding 5,249,999 shares subject to possible conversion))	431	1,350
Additional paid-in capital	24,569	91,001,202
Deficit accumulated during the development stage	(4,072)	(4,072)

Total stockholders’ equity	20,928	93,032,855	(6)

Total capitalization	$20,928	$148,785,970

(1)	Includes the $4,125,000 we will receive from the private placement of the sponsor warrants.

(2)	Assumes the underwriter’s over-allotment option has not been exercised and our existing stockholders have forfeited an aggregate of 562,500 sponsor shares as a result thereof.

(3)	Note payable to our sponsor is payable on the earlier of March 2, 2009 and 60 days of the completion of this offering.

(4)	This table assumes conversion of the maximum of 5,249,999 shares to cash in connection with the initial business combination or an extension to the time period to complete an initial business combination, reducing the deferred underwriting discount to $3,778,125. This amount ($3,778,125) is treated as capital to us at December 31, 2007 on an as adjusted basis. If no shares are converted in connection with the initial business combination or an extension to the time period to complete an initial business combination, the underwriter’s discount would be $5,812,500.

(5)	The conversion rights afforded to our public stockholders may result in the conversion to cash of up to 35% of the aggregate number of shares included in the units being sold in this offering less one share at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.90 per share), before payment of deferred underwriting discounts and commissions and including interest earned, net of any income taxes due on such income, which income taxes, if any, shall be paid from the trust account, and net of income previously released to us for working capital requirements, as of two business days prior to the proposed completion of a business combination, divided by the number of shares included in the units being sold in this offering.

(6)	Includes $2,034,375 (or $0.3875 per share) which represents the portion of the underwriter’s deferred discounts and commissions which is subject to reduction in the event stockholders exercise conversion rights with respect to 5,249,999 shares.

SELECTED FINANCIAL DATA
          The following tables present selected financial data as of December 31, 2007 and for the period from October 10, 2007 (date of inception) to December 31, 2007 that has been derived from our financial statements audited by Beard Miller Company LLP, an independent registered public accounting firm, whose report with respect thereto is included elsewhere in this prospectus. Since we have not had any significant operations to date, the information below is not indicative of results to be expected for future periods. You should read our information in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements, including the related notes, included elsewhere in this prospectus.

As of
December 31 , 2007
Balance Sheet Data:
Working capital	$999
Total assets	44,928
Total liabilities	24,000
Stockholder’s equity	20,928

For the period from
October 10, 2007
(inception) to
December 31 , 2007
Statement of Operations Data:
Operating expenses	$4,072
Net loss	4,072
Net loss per common share(1)	0.0009
Average common shares outstanding, including common shares subject to forfeiture (basic and diluted)(1)	4,312,500

(1)	Gives effect to our stock split effected on February 27, 2008. Includes 562,500 shares subject to forfeiture if the underwriter does not exercise its over-allotment option.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
          We are a newly organized blank check company formed under the laws of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more currently unidentified domestic or international operating businesses. Our efforts in identifying prospective target businesses will not be limited by geography or to a particular industry, but we will focus our efforts principally on identifying, performing due diligence on, and effecting a business combination with one or more businesses which operate in the depository institutions sector, primarily in the United States, and other businesses which operate in the broader financial services industry. Except in certain circumstances described at “Management — Conflicts of Interest and Contractual Restrictions”, pursuant to an agreement between Sovereign and Mr. Sidhu, we will not enter into a business combination with any banking institution located in certain portions of Massachusetts, Connecticut, Rhode Island, Maryland, New York, Pennsylvania and New Jersey until the earlier of (i) a change in control of Sovereign or (ii) October 11, 2011. However, we may enter into a business combination with a target business outside the financial services industry if our board of directors determines that such a transaction is in our best interests and the best interests of our public stockholders. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.
          We intend to effect a business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt.
          The issuance of additional shares of our stock in a business combination:
•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors and cause our public stockholders to become minority stockholders in the combined entity;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of our company; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.
          Similarly, if we issue debt securities or incur debt under a credit agreement, it could result in:
•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding.
          As indicated in the accompanying financial statements, at December 31, 2007, we had a note receivable of $25,000 representing the purchase for the sale of the sponsor shares and deferred offering costs of $19,928. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete a business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations
          We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur substantially increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.
Liquidity and Capital Resources
          Our short-term liquidity needs will be satisfied through receipt of $25,000 from the sale of the sponsor shares, and the proceeds of a note payable to our sponsor in an aggregate amount of $200,000 that is more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of $5,364,030 (or $6,007,115 if the underwriter’s over-allotment option is exercised in full), and (ii) the sale of the sponsor warrants in the private placement for a purchase price of $4,125,000, will be approximately $142,748,470 (or approximately $163,733,470 if the underwriter’s over-allotment option is exercised in full). Approximately $148,560,970 (or $170,417,845 if the underwriter’s over-allotment option is exercised in full) will be held in trust, which includes $5,182,500 (or $6,684,375 if the underwriter’s over-allotment option is exercised in full) of deferred underwriting commissions. Of the net proceeds from the sale of the units in the offering and the sale of sponsor warrants in the private placement, $200,000 will not be held in trust.
          We will use a substantial portion of the net proceeds of this offering in connection with acquiring one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and completing the business combination. To the extent we use our capital stock in whole or in part as consideration for a business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights and deferred underwriting commissions paid to the underwriter) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations and for strategic acquisitions. Such funds could also be used to repay any operating expenses or finder’s fees which we had incurred prior to the completion of a business combination if the funds available to us outside of the trust account were insufficient to cover such expenses. We may also apply the cash released to us from the trust account for general corporate purposes, including for maintenance, improvement or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in completing a business combination, to fund the purchase of other companies or for working capital.
          As a recently formed blank check company, we currently do not have sufficient working capital for the next 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus). We intend to obtain such working capital through this offering and income of up to $3,325,000 on the balance of the trust account to be released to us for working capital requirements, which we believe will be sufficient to allow us to operate for at least the next 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), assuming a business combination is not completed during that time. Our operating expenses prior to our initial business combination will include, but not be limited to, deposits or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees. We expect that due diligence of prospective target businesses will be performed by some or all of our management and our sponsor and its affiliates, and also that it may include engaging law firms, accounting firms or other third-party consultants.
          Our sponsor has made a $200,000 loan to us to cover organizational and offering expenses and other start-up costs, which will be repaid with a portion of the proceeds from this offering. The loan is interest-free with the principal balance repayable on the earlier of (i) 60 days following the date of the completion of this offering and (ii) March 2, 2009. The principal balance is prepayable without penalty at any time in whole or in part.
          We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to completing a business combination. However, we will rely on the funds available to us outside of the trust account and interest earned of up to $3,325,000 on the trust account permitted to be disbursed to us to fund such expenditures and if our estimates of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to a business combination. Moreover, we may need to obtain additional financing either to complete a business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against a business combination or an extension of the time period within which we must complete a business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.
Controls and Procedures
          We are not currently required to maintain an effective system of internal control over financial reporting as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal control. We expect to assess the internal controls of our target business or businesses prior to the completion of a business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:
•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.
          Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur additional expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.
          Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on internal control over financial reporting when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
          The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions
          In October 2007, our sponsor purchased 150 shares of our common stock (or 4,312,500 sponsor shares after giving effect to our stock split), for an aggregate purchase price of $25,000, or $0.006 per share (giving effect to our stock split).
          Our sponsor has agreed to purchase an aggregate of 4,125,000 sponsor warrants at $1.00 per warrant for a total of $4,125,000 in a private placement that will occur immediately prior to this offering.
          We have engaged and intend to continue to engage Stevens & Lee, which is affiliated with one of our directors, Mr. Harenza, and its affiliates at customary rates and charges to perform professional services for us, including in connection with this offering, our operations and in connection with our initial business combination, such as, among other things, planning associated with the acquisition process, identifying and evaluating potential target businesses and performing due diligence. Any such engagement will be approved by a majority of our independent and disinterested directors.
          We are obligated, commencing on the date of this prospectus, to pay Griffin Holdings Group, LLC, an entity affiliated with Mr. Harenza, chief executive officer of Griffin Holdings Group, LLC, a monthly fee of $7,500 for office space and general administrative, technological and secretarial services.
          Our sponsor has made a $200,000 loan to us to cover organizational and offering expenses and other start-up costs, which will be repaid with a portion of the proceeds from this offering. The loan is interest-free with the principal balance repayable on the earlier of (i) 60 days following the date of the completion of this offering and (ii) March 2, 2009. The principal balance is prepayable without penalty at any time in whole or in part.
          We have agreed to indemnify our officers and directors against certain liabilities and expenses. Prior to a business combination, our sponsor will provide guarantees of certain of our obligations to our officers and directors under the indemnity agreements. We will not pay a fee for any such guarantees.
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
          As of December 31, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we were newly organized as of October 10, 2007 and have conducted no operations to date.

PROPOSED BUSINESS
Introduction
          We are a newly organized blank check company formed under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more currently unidentified domestic or international operating businesses, which we refer to as a business combination. To date, our efforts have been limited to organizational activities, as well as activities related to this offering.
           Our efforts in identifying prospective target businesses will not be limited by geography or to a particular industry, but we will focus our efforts principally on identifying, performing due diligence on, and effecting a business combination with one or more businesses which operate in the depository institutions sector, primarily in the United States, and other businesses which operate in the broader financial services industry. Except in certain circumstances described below, pursuant to an agreement between Sovereign and Mr. Sidhu, we will not enter into a business combination with any banking institution located in certain portions of Massachusetts, Connecticut, Rhode Island, Maryland, New York, Pennsylvania and New Jersey until the earlier of (i) a change in control of Sovereign or (ii) October 11, 2011. However, we may enter into a business combination with a target business outside the financial services industry if our board of directors determines that such a transaction is in our best interests and the best interests of our public stockholders.
          We do not have any specific business combination under consideration. Our sponsor, officers and directors and their respective affiliates have neither individually identified or considered a target business for us nor have they had any discussions regarding possible target businesses for us among themselves or with our underwriter or other advisors. We have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with us.
          We will have until 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus to complete a business combination. If we fail to complete a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating.
Financial Services Industry and Depository Institutions Sector
          The financial services industry represents the largest segment in the U.S. economy as measured by market capitalization, with an aggregate market capitalization of approximately $3.3 trillion as of February 22, 2008. In 1981, financial services companies represented approximately 5.80% of the total market capitalization of the S&P 500 compared to approximately 16% as of February 22, 2008. The financial services industry includes entities of various types which provide a broad array of financial services to their customers, including among others, commercial banks, savings banks, specialty finance companies, commercial credit companies, mortgage brokers and mortgage lending companies, consumer finance companies, non-bank lending companies, insurance companies, reinsurance companies, private equity firms, hedge funds, investment management firms, money management firms, funds of funds firms, brokerage firms, investment banks, registered investment adviser firms, investment management consulting companies, business development companies, venture capital companies, small business investment companies and businesses that provide support services for financial service companies. Such support services include cash management, trade finance, liquidity management, custody and fund services, clearing services, depository and agency/trust services, transaction and payment processing, credit, debit and prepaid card processing, ATM and point-of-sale processing, check verification and guarantee and prepaid card services. In addition to having unique return, growth and leverage characteristics, the various types of entities in the financial services industry respond to different economic and competitive forces, and, as a result, market imbalances and cycle-related investment opportunities may exist in almost any economic environment.
          The depository institutions sector of the U.S. financial services industry had an aggregate market capitalization of approximately $1.2 trillion as of February 22, 2008. Additionally, the depository institutions sector represented approximately 8% of the total market capitalization of the S&P 500 as of February 22, 2008. The depository institutions sector has historically traded at, and continues to trade at, a discount to the S&P 500 as measured by price to earnings ratios, even though the sector’s earnings have historically been more stable and have grown faster than corporate earnings of other industries in the aggregate.
          Despite substantial consolidation over recent years, the global depository institutions landscape remains highly fragmented. For example, in the United States alone, there are over 7,600 independent commercial and savings banks. Additionally, approximately 92% of all banks in the United States are classified as community banks by the FDIC. We believe that many of these banks are too small for, or otherwise not relevant to, large publicly traded commercial and savings banks, or involve niches or strategic situations, driven by non-economic factors, which make a sale to, or purchase by, these larger publicly-traded institutions not practicable. Although there has been an increase in investment and interest in the depository institutions sector by financial sponsors, including private equity and hedge funds and other blank check companies, such investment continues to comprise a small percentage of overall merger and acquisition activity in the depository institutions sector.
          This sector has recently experienced decreasing valuations due to industry-wide concerns over asset quality, capital and liquidity and is experiencing intense competition for loans and deposits, exacerbated by pressures on net interest margin resulting from yield curve, competition and asset generation issues.
          We believe that investments in depository institutions involve less risk than many other sectors because bank operations and capital levels are subject to stringent federal and/or state banking laws, are examined on a regular basis and are supervised by regulators who have broad remedial and enforcement powers. We believe opportunities exist to take advantage of pricing and market inefficiencies. In addition, we believe the large number of publicly traded institutions within this sector creates opportunities to take advantage of missed and improper pricing scenarios.
          The banking industry has experienced tremendous consolidation over the last 10 years as many banks endeavored to seek size and scale. Consolidation is relatively new to the depository institutions sector, and only a portion of the expected consolidation process has occurred, providing future opportunities for exit events for bank investments. In addition, federal and state governments imposed geographic restrictions on consolidation in the banking sector until the 1980s (intrastate) and 1990s (interstate). In contrast to the over 7,600 independent commercial and savings banks remaining in the U.S., the banking sector has experienced substantial consolidation in other countries. For example, we believe, due primarily to consolidation, Canada has only 92 banks remaining, all of Europe has only 1,619 banks remaining and all of Asia has only 825 banks remaining. Because there are significantly more depository institutions located in the U.S. compared to markets in other parts of the world, including Canada, Europe and Asia, we believe that the pool of suitable targets for our initial business combination is greater in the U.S. than in other countries.
          Consolidation has resulted in dozens of large banks and thrifts and thousands of community banks and thrifts in the geographic markets in which we will focus our search. As the difference in size between large banks and thrifts and community banks and thrifts continues to increase, the “scarcity” value of regional banks and thrifts with size and scale increases as well. We believe that substantial opportunities exist to grow these small banking institutions into “scarce” regional banks and thrifts which will command value maximizing acquisition premiums from larger banks and thrifts, especially in favorable geographic markets.
Business Strategy
          We will initially focus our search for an initial business combination on banks, thrifts and other financial institutions in the U.S., with an emphasis on institutions located in states that have favorable demographics, are under served or are otherwise experiencing substantial industry consolidation. In particular, we will emphasize the geographic markets that meet the foregoing criteria along the Mid-Atlantic, Southeastern and Pacific seaboards, as well as Southwestern border states and Southern Gulf states, all of which have enjoyed substantial household income and population growth, including significant growth in the population of under served ethnic groups. We refer to these markets as our target markets. However, we may enter into a business combination with a target business outside these geographic markets if our board of directors determines that such a transaction is in our best interests and the best interests of our public stockholders.
          We believe we can benefit from the experience and expertise of the members of our management in investing capital in and managing operating companies with successful enterprises and business platforms, and that their skills in investing, financial structuring, risk underwriting, due diligence and implementing financial controls will be valuable in our efforts to complete our initial business combination.
          We intend to focus our efforts on acquiring one or more privately held or publicly traded banks and/or thrifts which are undervalued or financially challenged. There are more than 6,100 privately held banks and thrifts in the U.S. and almost 1,400 publicly traded banks and thrifts. The average price to tangible book value of all exchange-listed U.S. banks and thrifts was 154% as of February 22, 2008. As of such date, there were more than 729 banks and thrifts in the U.S. that were trading below 154% of their tangible book value, 504 of which were trading below 125% of their tangible book value and 249 of which were trading below 100% of their tangible book value, many of which are in our target markets. In addition, as of February 22, 2008, there were more than 100 banks and thrifts under supervisory agreements or memoranda of understanding with their respective regulators.
          We believe that sellers’ pricing expectations have, and will continue to, come down, driven primarily by competitive factors, asset quality, net interest margin, and asset generation issues. Therefore, we will focus primarily on three types of opportunities in connection with our initial business combination: a “buy and fix” strategy, a “buy and rollup” strategy, and a “private to public” strategy. However, we may enter into a business combination with a target business that does not meet any or all of these criteria if we believe such target business has the potential to create significant stockholder value.
•	“Buy and Fix” Strategy. This involves (i) identifying institutions that are undervalued, or are financially challenged and operating under agreements with their banking regulators, but which can be positioned to provide our stockholders with superior, sustainable returns over the intermediate or long term, (ii) identifying their balance sheet or operating problems, (iii) fixing those problems, and (iv) enhancing value by growing the institution via organic growth and/or by acquisition for so long as the net present value and prospects of the institution to our stockholders are greater than exiting the investment through a sale.

•	“Buy and Rollup” Strategy. This involves indentifying institutions located in strategically important markets which are positioned and have the infrastructure and ability to serve as the vehicle for a multi-bank rollup strategy. In this strategy, stockholder value will be driven off (i) an internal rate of return assessment of any potential acquisition target, (ii) target pricing, cost savings and revenue enhancement potential from consolidation, and (iii) the availability of other acquisition opportunities that would permit the acquired institution to yield superior, sustainable returns. This strategy contemplates follow on investments by the acquired institution, including acquisitions of specialty finance or fee income driven businesses, in order to diversify their revenues or to improve their yield on earning assets. This strategy of creating value would be pursued as long as the net present value and prospects of the institution to our stockholders are greater than exiting the investment through a sale.

•	“Private to Public” Strategy. This involves (i) identifying privately held institutions that can be acquired at a purchase price multiple that is less than the trading multiple ascribed to comparable exchange listed institutions, and (ii) enhancing value by improving operations and growing the institution via organic growth and/or by acquisition, including acquisitions of specialty finance or fee income driven businesses in order to diversify their revenues or to improve their yield on earning assets. This strategy of creating value would be pursued as long as the net present value and prospects of the institution to our stockholders are greater than exiting the investment through a sale.
          Additionally, we may also seek to acquire banks, thrifts and other businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving growth and enhancing profitability. We believe that the operating expertise of our officers and directors will complement, not replace, the target’s management team. Although it is possible that one or more of our initial officers or directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs prior to or subsequent to a business combination.
          We also intend to employ both an opportunistic and structured proactive acquisition strategy. We plan to leverage industry expertise and an extensive network of relationships throughout the U.S., Europe and Asia to source and execute a business combination. We will also use research and analytical tools to systematically identify target institutions and to seek to generate attractive risk-adjusted returns. Consistent with an opportunistic strategy, we will seek, preferably on a “first look, noncompetitive basis,” acquisitions of U.S. banks, thrifts and other financial service companies where we believe we can increase their value through improved financial performance, organic growth and/or by in-market or contiguous market “bolt on” acquisitions.
          We anticipate that target business candidates will be brought to our attention from various sources, including CEOs and other senior executive officers who participate in the industry, investment bankers, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial and banking community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us on an unsolicited basis to target businesses they think we may find attractive, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as by attending trade shows or conventions. We expect to receive opportunities that may not be generally available to others as a result of the industry relationships and experience of Mr. Sidhu, our chairman and chief executive officer.
           Although we intend to focus our efforts on effecting a business combination with a depository institution located in the United States, we are not limited as to the type of business or industry in which a target business is primarily engaged or the country in which such target business operates. If we are unable to negotiate a business combination with an acquisition candidate that we deem to be attractive in the depository institutions sector or in the broader financial services industry after having expended a reasonable amount of time and effort to identify such a candidate, we may then decide to more actively seek opportunities in other industries. We anticipate that we may actively expand our focus to candidates outside of the depository institutions sector and the financial services industry during the latter half of the initial 24-month period that we have to consummate a business combination. However, we will at all times consider candidates outside of the depository institutions sector or the financial services industry that might otherwise be brought to our attention if, in the judgment of our management team, such candidates have similar market positions, purchase price valuations, industry consolidation opportunities, management teams, growth and earnings potential or other financial or market characteristics than acquisition opportunities in the depository institutions sector or the broader financial services industry available to us at such relevant time. The criteria we will use in considering candidates outside of the financial services industry will be substantially similar to the criteria we will use in considering candidates within the financial services industry. In addition, any such business combination opportunities outside the financial services industry would be of the same size as any business combination opportunity considered by us in the financial services industry. At present, we are not able to ascertain (i) what opportunities, if any, in industries outside of the financial services industry may be presented to us, (ii) how much time and effort we may expend prior to determining that we may not be able to identify favorable investment opportunities in the financial services industry or (iii) which other industries we may choose to examine with the objective of identifying a favorable investment opportunity. In the event we elect to pursue an investment outside of the depository institutions sector and the financial services industry, we expect that our management, in conjunction with our board of directors, will engage in discussions to identify, based upon their respective familiarity with the business climate in general and specific industries in particular, one or more other industries which are likely to include a significant number of companies that would be attractive acquisition candidates. In the event we elect to pursue an investment outside of the depository institutions sector or the financial services industry, our management’s expertise in these areas would not be directly applicable to the evaluation or operation of such investment, and the information contained herein regarding the depository institutions sector and financial services industry would not be relevant to an understanding of the business that we elect to acquire.
          Mr. Sidhu has significant contacts with financial institutions and other business in India and other countries and may become aware of opportunities to effect a business combination with companies located outside of the United States. Our management does not have significant experience in evaluating or managing a business other than a depository institution and is not familiar with the regulatory, economic or other factors that affect the operations of a business outside of the financial institution sector or operating outside of the United States. See “Risk Factors— Risks Related to Our Structure as a Development Stage Company” and “— Risks Relating to Our Business Combination.”
Competitive Strengths
          We believe we have the following competitive strengths:
          Unique Platform for Deal Generation.
          We will seek to capitalize on the significant acquisition and operating experience and contacts of our chairman and chief executive officer, Mr. Sidhu. Mr. Sidhu is the former Chairman and CEO of Sovereign. In his capacity as CFO and COO of Sovereign from 1986 to 1989 and CEO of Sovereign from 1989 until October 2006, Mr. Sidhu was largely responsible for designing, overseeing and executing Sovereign’s growth from a small financially challenged thrift with assets of approximately $600 million that generated proceeds in an initial public offering of approximately $24 million in 1986 to a financial institution with over $90 billion in assets, a market capitalization of approximately $12 billion and more than 785 branch locations spanning from Maryland to New Hampshire in 2006. In building the nation’s 17th largest financial institution by assets and one of the most valuable banking franchises in the Mid-Atlantic and Northeast regions of the U.S., Mr. Sidhu created significant value for Sovereign investors by developing and executing organic growth and acquisition strategies which emphasized (i) opportunistic geographic targeting, (ii) creative acquisition pricing, and (iii) superior integration strategy and execution. During his tenure at Sovereign, Sovereign identified, acquired and integrated 27 banking and thrift operations, including two of the largest bank branch divestitures in U.S. history to date, and three other financial services businesses.
          Mr. Sidhu has an agreement with Sovereign that prohibits him from, among other things, directly or indirectly, owning more than 4.9% of a publicly traded banking institution located in any county which was contiguous to a branch, office or other facility of Sovereign as of October 2006. The covenant not to compete expires upon the earlier of (i) a change in control of Sovereign or (ii) October 11, 2011. Because our efforts to identify and complete an initial business combination will be significantly broader than Sovereign’s geography and because our efforts are not confined to the depository institutions sector, we do not expect that Mr. Sidhu’s non-competition obligation will have a material impact on our ability to find and complete a business combination, nor do we expect Mr. Sidhu’s non-solicitation obligation to have a material impact on us. See “— Conflicts of Interest and Contractual Restrictions” below regarding this non-solicitation obligation.
          In addition to Mr. Sidhu, we will seek to capitalize on the significant banking and other experience and relationships of Griffin Financial, an affiliate of Mr. Harenza, chief executive officer of Griffin Financial and a member of our board of directors. Griffin Financial is an M&A advisory firm specializing in the depository institutions sector in the Mid-Atlantic region of the United States. Its members have over 150 years of combined transaction and operations-related experience in the financial services industry and have participated in transactions with a value of over $30 billion over the past 10 years. Griffin Financial also has significant expertise in the manufacturing and distribution, building products, higher education finance and healthcare industries.
          We will arrange meetings, primarily through Mr. Sidhu’s relationships, with potential targets in order to (i) learn their perception of their challenges and opportunities and competitive conditions in the markets in which they operate, (ii) assess their management’s capability, (iii) assess the degree of difficulty, timing and cost of fixing an institution’s operating challenges or of one or more “bolt on” acquisitions, (iv) learn about their cultural and personal motivations and other non-economic factors which might drive decision making with a view to assessing compatibility of investment horizon and potential alignment of interest, and (v) build the rapport and trusting relationship necessary to position us for a potential business combination without a competitive process, or with a limited competitive process, when the opportunity arises.

          We believe the skills and expertise of Mr. Sidhu, other members of our management, and our sponsor and its affiliates, their collective access to acquisition opportunities and ideas, their contacts and their transactional experience will contribute to our ability to successfully identify, price and complete an acquisition. However, none of these individuals have been or currently are principals of, or affiliated with, a blank check company, and therefore we can give no assurance that their past successes will be repeated in the context of a special purpose acquisition company. Also, the past experience of Mr. Sidhu, other members of our management, our sponsor and its affiliates and members of our board does not guarantee that we will be successful in completing a business combination. There are numerous risks and uncertainties detailed elsewhere in this prospectus that could impact our ability to complete a business combination outside of the control of such individuals. We cannot assure you that we will be able to complete a business combination at all or on terms favorable to us, nor can we guarantee that we will be successful following the completion of a business combination.
          Proactive Deal Identification and Potential Deal Evaluation
          Our management and our sponsor and its affiliates consist of experienced bank operations professionals, each with substantial segment and technical expertise in their respective areas who will assist us in connection with evaluating transactions and related due diligence reviews, as well as monitoring post-transaction operations and enhancing and accelerating growth. They have successfully integrated over 50 transactions in the depository institution sector and worked together and with others in senior management positions to drive post-acquisition value. We believe another distinguishing feature is that the backgrounds of our officers, directors and our sponsor and its affiliates provide an exceptional mix of sector-specific knowledge and hands-on experience necessary, in our judgment, to effectively source, structure, complete and provide operational oversight over businesses. They have knowledge and hands-on experience with (i) the bank and thrift regulatory landscape and related, complex compliance issues specific to the sector, (ii) complex financial accounting principles as they apply to depository institutions, (iii) risk management, (iv) head count, salary and employee benefits optimization, (iv) asset/liability management, (v) asset origination and credit quality, (vi) risk management and credit policy and (vii) finance, financial structuring and tax provision mitigation.
          We intend to identify, review and analyze banks and thrifts in each target market, taking into account factors such as area demographics, competition, asset size, performance and balance sheet metrics compared to peers, trading price as a function of reported tangible book value, exit premiums for comparable transactions as a function of reported tangible book value and future availability of acquirers to facilitate exit.
          As part of this process, preliminarily, we will (i) review a target institution’s financial condition and operating results, with a heavy emphasis on trends and components of net interest margin, asset and deposit composition, and asset quality from publicly available information and other sources against peer metrics to determine strengths and weaknesses, (ii) review geographic and market demographic trends, (iii) seek to identify operational challenges and corporate finance weaknesses, (iv) conduct market research and background checks on target management and board, (v) research composition and dynamics of investor base, (vi) identify potential competing bidders and ascertain their (a) capacity to pay for the target and (b) willingness to bid for the target based on history and subjective estimation, (vii) consider and model alternative funding and transactional structures to preliminarily solve for what level of pricing, enhanced operating returns, and exit multiples or intermediate or long term growth and return potential are most attractive for our public stockholders, and (viii) identify potential buyers of the target and estimate the willingness and capacity of buyers to purchase the target from us. We will seek to prepare models and forecasts on a branch by branch basis to identify operational opportunities (such as revenue enhancements and expense reductions).
          Once a potential acquisition has been identified, we will conduct due diligence, focusing on asset generation, yield and quality, deposit generation and funding costs, asset/liability management, the quality of non-interest income, the ability to reduce non-interest expense via branch system rationalization, head count reduction and payroll and employee benefits optimization, the ability to reduce the provision for taxes, and regulatory, financial accounting, internal control, systems, legal, information technology and other issues. Particular areas of more specific focus include a disciplined approach to asset quality and credit policy to determine real tangible book value, cash versus non-cash earnings, non-recurring earnings items, credit quality and reserve methodologies, hedging activities, credit concentration issues and issues related to Statement No. 140, Accounting for the Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, published by the Financial Accounting Standards Board; and Statement of Position 03-03, Accounting for Loans or Certain Securities Acquired

in a Transfer, issued by the American Institute of Certified Public Accountants; as well as compliance with the Sarbanes-Oxley Act of 2002. Our due diligence review is the first step in conceiving a plan to drive post-acquisition value if a business combination is completed.
          After a review of (i) the results of our the due diligence effort, (ii) the models and forecasts prepared and preliminary business plan, and (iii) the results of meetings with potential acquisition candidates and terms of any transaction, our board of directors will discuss each potential acquisition target and related pricing, structure and business plan. In connection with this undertaking, we intend to use sector-specific financial accounting, tax, and regulatory knowledge and skills sets of our management to determine and implement an optimal transaction structure. Our management plans to use corporate finance techniques to enhance returns, including (i) use of a thrift charter to prudently increase leverage and (ii) asset sales and securitizations, hedging strategies and other tax, financial accounting and tax driven structures to mitigate risk or support the business plan post-closing. We believe our extensive experience will enable us to structure a successful business combination.
          Accounting and Regulatory Aspects of Deal Identification and Evaluation
          Accounting practices in the financial services industry are extremely complex and replete with nuances with substantial implications. The regulatory trends and constraints impacting a potential acquisition are critical components of due diligence in the financial services industry. The experience of our management and our sponsor and its affiliates in analyzing regulatory risk provides us with (i) knowledge of key issues important to regulators, (ii) an understanding of the underlying potential business complications in a regulatory situation and (iii) access to regulators. Additionally, through our sponsor, we have access to professionals with similar backgrounds. We believe that this ability to analyze complex regulatory risk provides us with a competitive advantage, particularly over generalist firms who may lack the expertise of sector-focused resources.
          Present Market Conditions
          Over the last few years, changes in interest rates and in the slope of the yield curve, or the spread between short-term and long-term interest rates, have put pressure on net interest income, which has resulted in a deterioration of banks’ earnings and a significant reduction in market valuation. Asset generation has been highly competitive, which has led to lower yields on earning assets, lengthening of maturities and softening of underwriting standards and a shift in mix to more real estate based loans. We believe that macroeconomic factors, coupled with recent turmoil in the markets relating to bank and thrift liquidity, credit quality, capital and sustainability of earnings is also impacting pricing. If asset quality continues to be a concern of both buyers and sellers, historically unwilling sellers may be forced to seek significant sources of capital and/or become willing sellers in the near-term, which we believe will lead to unprecedented opportunities for financial buyers, including blank check companies, that have been structured to become bank or thrift holding companies. We believe that continued asset quality, margin and capital adequacy pressures on the performance and public market valuation of acquiring banks and the potential market volatility in reaction to the announcement of a transaction, or even later if integration is not as successful as planned, will give us a competitive advantage in terms of sourcing transactions on an exclusive basis and/or in submitting the prevailing bid in a competitive process.
          Many of the institutions we will focus on are outside of the focus of large, strategic buyers because of concerns about regulatory challenges, market reaction and related earnings volatility, and the opportunity cost and reputational risk associated with acquiring and integrating undervalued, financially challenged or smaller institutions. Given the current environment, the appetite of many of these competing public companies for these depository institutions is reduced because of (i) the impact of the decline in price to earnings ratios on the ability of competing public companies to pay for a target, (ii) the need for capital in light of asset quality issues of such acquirors, (iii) the present high cost and availability of replacement equity, generally in the form of trust preferred capital, and (iv) general uncertainty relating to the economy.
          In addition, we believe that that because of Mr. Sidhu’s network of relationships in the sector and our proactive, systematic and structured approach to transaction sourcing, using Mr. Sidhu’s rapport-building one-on-one meetings with target management and directors, we will have the opportunity to acquire institutions in which the motivation of the seller is driven in substantial part by non economic factors, such as competitive considerations, the need for strict confidentiality, social issues or the need for streamlined execution.
          Financial Position and Cash as Acquisition Currency
          Upon the completion of this offering, we will have up to approximately $142,748,470 in funds available in the trust for a business combination and will be able to offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we may be able to complete a business combination using our cash, debt or equity securities, or a combination of the foregoing, we should have the flexibility to use the most efficient combination that would allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing, and there can be no assurance it will be available to us. In the event our business combination is with an entity in the financial services industry, the amount of debt we can use to effect an acquisition will be subject to substantial regulatory restrictions.
Effecting our Business Combination
          General
          We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the sponsor warrants, our capital stock, debt or a combination of these as the consideration to be paid in a business combination. Although we have allocated substantially all of the net proceeds of this offering for the purpose of completing a business combination, the proceeds are not otherwise designated for more specific purposes. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in a business combination. In addition, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.
          Subject to the requirement that a business combination have a fair market value of at least 80% of our net assets held in trust (net of taxes and up to $3,325,000 of interest earned on the trust account permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred commission and discount held in trust) at the time of the business combination, and we will have virtually unrestricted flexibility in identifying and selecting one or more prospective acquisition candidates. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will assess the risks inherent in a particular target business with which we may enter into a business combination, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.
          In addition, banks and insurance companies generally are subject to rigorous capital requirements and may be examined on a regular basis for their general safety and soundness and compliance with various federal and state legal laws. Any debt used in the completion of the business combination may adversely affect the potential target businesses’ ability to maintain capitalization requirements in certain regulated segments of the financial services industry. If we were to acquire businesses in segments of the financial services industry which are subject to maintaining capitalization requirements and ratios and subject to regulatory approvals and consents, the structure of the potential business combination, including our use of leverage, and the size of the potential business combination may be impacted, the potential pool of target businesses may be limited, and our ability to complete a business combination within the requisite time period may be adversely affected.
          Waiver of claims and sponsor liability for certain claims
          Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. If a potential contracted party refuses to execute such a waiver, then our sponsor will be liable to cover the potential claims made by such party for services rendered and goods sold, in each case to us, to the extent we do not have working capital outside the trust account (including amounts available for release) sufficient to cover such claims. However, the agreement entered into by our sponsor specifically provides for two exceptions to this indemnity: there will be no liability (i) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (ii) as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act.
          There is no guarantee that potential contracted parties will execute such waivers, or even if they execute such waivers that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to seek recourse against our assets, including the funds held in the trust account. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of a business combination. In addition, the indemnification provided by our sponsor is limited to claims by vendors that do not execute such waivers as described above. Claims by target businesses or other entities and vendors that execute agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account would not be indemnified by our sponsor. In the event that this indemnity obligation arose and our sponsor did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf and that such enforcement efforts, if necessary, would be brought. We cannot assure you that our sponsor, with minimal assets other than our securities, will be able to satisfy those obligations. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.
          Sources of target businesses
          We anticipate that target business candidates will be brought to our attention from various sources, including CEOs and other senior executive officers who participate in the industry, investment bankers, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. These sources may also introduce us on an unsolicited basis to target businesses they think we may find attractive, since many of these sources will have read this prospectus and know what types of businesses we are targeting and know we seek to complete a business combination.
          We believe that we will receive opportunities that may not generally be available to others as a result of the industry relationships and experience that Mr. Sidhu, our chairman and chief executive officer, has developed over time. However, we can make no assurances that our business relationships will result in opportunities to acquire a target business.
          While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of a business combination (regardless of the type of transaction that it is), other than (i) the reimbursement of out-of-pocket expenses, (ii) a monthly fee to Griffin Holdings Group, LLC, an entity affiliated with Mr. Harenza, (iii) customary fees and charges to Stevens & Lee and its affiliates, whom we intend to engage to provide professional services for us, including professional services in connection with this offering, our operations, and in connection with a business combination, such as, among other things, planning associated with the acquisition process, identifying and evaluating potential target business and performing due diligence, and (iv) by virtue of their ownership of sponsor shares, sponsor warrants or any securities included in or issuable upon exercise of such securities. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following a business combination, the presence or absence of any such arrangements will not be used as criteria in our selection process of an acquisition candidate.
          Our sponsor, officers and directors, and their respective affiliates, are not required to commit their full time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities. However, our sponsor, officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business relationships as a result of formal or informal inquiries or discussions they may have, as well as attending financial services industry conventions. These opportunities may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Additionally, we may decide to acquire one or more businesses affiliated with our officers, directors or sponsor. However, our officers, directors and sponsor are not currently aware of any specific opportunities for us to consummate a business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. For a complete description of the affiliations of our directors and officers, see “Management—Directors and Executive Officers.”
          In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our officers and directors (except for our independent directors) has agreed, until the earliest of the completion of a business combination, 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus and such time as he ceases to be one of our officers or directors, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of the target or through other means) in a company in the financial service industry with assets of between $500 million and $3 billion, subject to any other pre-existing fiduciary duties or contractual obligations they may have. We expect primarily to target businesses within this range of assets, although we have the flexibility to acquire a business outside of this range.
          We intend to comply with Mr. Sidhu’s non-solicitation covenant, as well as his covenant not to compete with Sovereign. The covenant not to compete provides, among other things, that Mr. Sidhu may not, directly or indirectly, (a) own more than 4.9% of a publicly traded banking institution or (b) be an agent, consultant, employee, partner, officer, director, proprietor or otherwise of any firm, corporation or enterprise, or provide financial or other assistance to such firm, corporation or enterprise, engaged in the banking or financial services industry, in each case in any county which is contiguous to a branch, office or other facility of Sovereign as of October 2006 the time he ceased to be employed by Sovereign. This covenant specifically permits Mr. Sidhu to engage, directly or indirectly, for his own account or as an officer, director or investor with respect to any investment company or private equity, hedge, or similar fund which makes portfolio investments in entities in the financial services industry if (x) the ownership interest of such investment company or fund in such financial services entity represents less than 5% of the outstanding voting power of the financial services entity, or (y) such financial services entity does not have a substantial percentage of its loans or deposits in, and/or does not have a substantial physical or economic presence in, any county which is contiguous to a branch, office or other facility of Sovereign at the time he ceased to be employed by Sovereign. The covenant not to compete expires upon the earlier of (i) October 11, 2011 or (ii) a change in control of Sovereign. As a result, we are largely prohibited from acquiring depository institutions located in certain portions of Massachusetts, Connecticut, Rhode Island, Maryland, New York, Pennsylvania and New Jersey. Accordingly, we are somewhat limited in the degree to which we can select potential candidates which operate in the depository institutions sector and are located, in any of those areas.
          The non-solicitation covenant, which expires at the same time as the covenant not to compete, provides, among other things, that Mr. Sidhu will not solicit, recruit or encourage any employee of Sovereign or any of its subsidiaries to leave their employment. Accordingly, we may not be able to hire certain individuals who may possess the requisite abilities to assist us in meeting our investment goals.
          There will be no fees or other cash payments paid to our sponsors, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the completion of the initial business combination (regardless of the type of transaction that it is) other than:
•	repayment of a $200,000 loan that is made to us by our sponsor to cover operating expenses;

•	customary fees and charges to Stevens & Lee, an affiliate of Mr. Harenza, and its affiliates for performing professional services for us, including professional services in connection with this offering, our operations, and in connection with an acquisition;

•	a payment of an aggregate of $7,500 per month to Griffin Holdings Group, LLC, an affiliate of Mr. Harenza, for office space, technological and administrative services, and secretarial support; and

•	reimbursements for any out-of-pocket expenses incurred in connection with actions on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

          Selection of a target business and structuring of a business combination
          Subject to the requirement that a business combination have a fair market value of at least 80% of our net assets held in trust (net of taxes and interest earned of up to $3,325,000 on the trust account permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred commission and discount held in trust) at the time of the business combination, we will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Initially, we will target companies in the financial services industry with assets of between $500 million and $3 billion. However, we anticipate that we may actively expand our focus to candidates outside of the depository institutions sector and the financial services industry during the latter half of the initial 24-month period that we have to consummate a business combination. In addition, we will not complete a business combination unless we acquire a controlling interest in the target company. We will acquire a controlling interest either through the acquisition of a majority of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into.
          We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses, other than the general guidelines set forth under “—Business Strategy” above. Consistent with our operations-centric investment strategy, our management may consider a variety of factors in evaluating a prospective target business, including one or more of the following:
•	net interest margin trends, including trends in earning assets and cost of liabilities;

•	economy and demography of the market in which the target competes;

•	the target’s market share in terms of its deposit gathering in those geographic markets;

•	asset mix and loan mix, with an emphasis on yield, risk and sustainability;

•	presence or absence of non-spread businesses and sustainable and growth potential of such businesses;

•	efficiency ratio with an emphasis on cost reduction opportunities via branch rationalization, head count reduction, and payroll and employee benefits optimization;

•	the ability to reduce tax provision;

•	balance sheet leverage and capital in light of regulatory requirements and ability to deploy;

•	results of operations and potential for increased profitability and growth;

•	exit potential including relevancy to strategic buyers in those markets or contiguous markets;

•	pricing based on a review of peer company price to earnings, price to book and tangible book value, and premium to deposits ratios;

•	competitive dynamics including barriers to entry, future competitive threats and the target business’ competitive position;

•	development of detailed projections, quantification of sensitivity of drivers of growth and profit enhancement;

•	quality and depth of the management team as it relates to current company operations, as well as the envisioned company in the future;

•	capital requirements;

•	regulatory, financial accounting, internal control, systems, legal, information technology, and other issues; and

•	costs associated with effecting the business combination.

          These criteria are not intended to be exhaustive and our management may consider additional factors it deems to be relevant. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.
          The time required to select and evaluate a target business and to structure and complete a business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.
          If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need each such seller to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.
          If we acquire less than a majority of the voting equity interests in a target business, we may be deemed to be an “investment company” and subject to the Investment Company Act of 1940 and the restrictions imposed under such act. The additional costs that we would incur in complying with the requirements of such act as well as the restrictions on our permitted activities could severely impair our ability to generate a profit or to continue in business. See “Risk Factors—Risks Related to Our Structure as a Development Stage Company—If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it more difficult for us to complete a business combination.”
          Fair market value of target business or businesses
          Our business combination must occur with one or more target businesses that have a collective fair market value of at least 80% of our net assets held in trust (net of taxes and interest earned of up to $3,325,000 on the trust account permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred commission and discount held in trust) at the time of such business combination. Our board of directors will determine the fair market value based on standards generally accepted by the financial community, such as price to earnings, price to book and tangible book value, price to deposits, or discounted cash flow valuation. If our board of directors is not able to independently determine the fair market value of a business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm that is subject to oversight by FINRA as to the fair market value. We will seek to have any such opinion provide that our stockholders would be entitled to rely upon such opinion. The willingness of an investment banking firm to provide for such reliance would be a factor considered by us in selecting an independent investment banking firm. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.
          If we acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that we acquire will be the basis of our valuation for purposes of the 80% of net assets test. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need each seller to agree that our purchase of its business is contingent on the simultaneous closings of sufficient other acquisitions such that we can satisfy the 80% net assets test.
          In order to complete such business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business or businesses and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. If we issue equity securities in order to complete a business combination, our stockholders prior to the business combination could end up owning a minority of the voting and/or equity interests of the surviving company after giving effect to the business combination.
          Lack of business diversification
          While we may seek to effect business combinations with more than one target business, a business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of our net assets held in trust (net of taxes and interest earned of up to $3,325,000 on the trust account permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred commission and discount held in trust), as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically. A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses, collectively, could fall below the required fair market value threshold of 80% of our net assets held in trust (net of taxes and interest earned of up to $3,325,000 on the trust account permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred commission and discount held in trust) at the time of a business combination.
          Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time after completion of a business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing a business combination with only a single entity, our lack of diversification may:
•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after a business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.
          Limited ability to evaluate the target’s management team
          Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of a business combination.
          Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
          Stockholder approval of a business combination
          We will seek stockholder approval before we effect a business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with a business combination, we will also seek stockholder approval for a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the completion of such business combination. Any vote to extend our corporate life to continue perpetually following the completion of a business combination will be taken only if such business combination is approved.
          We will only proceed with a business combination if:
•	the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting,

•	an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by a holders of a majority of our outstanding shares of common stock, and

•	conversion rights have been exercised with respect to less than 35% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must complete a business combination and (ii) the stockholder vote to approve such business combination).
          In connection with seeking the approval of our stockholders for any business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other things, will include a description of the operations of target candidates and audited historical financial statements of the target candidates.
          It is our understanding and intention in every case to structure and complete a business combination in which approximately 35% of the public stockholders may exercise their conversion rights and the business combination will still go forward. Voting against the proposed business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must also exercise its conversion rights described below.
          Our threshold for conversion rights has been established at 35%, although historically blank check companies have used a 20% threshold. This structural change will increase the likelihood of an approval of any proposed business combination by making it easier for us to complete a business combination with which public stockholders may not agree. However, the 35% threshold entails certain risks described under “Risk Factors—Risks Relating to Our Structure as a Development Stage Company.”
          For purposes of seeking approval of a business combination by a majority of voting public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained (although non-votes would have an effect on the approval of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence). We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote shall be taken to approve a business combination.
          In connection with the vote required for approving a business combination or any extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet completed, a business combination, our sponsor, officers and directors have agreed, and their permitted transferees will agree, to vote the sponsor shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our sponsor, officers and directors have also agreed, and their permitted transferees will agree, that they will vote all such shares in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve a business combination. In addition, our existing stockholders intend to vote any shares of common stock acquired in this offering or in the aftermarket in favor of an initial business combination submitted to our stockholders for approval. Accordingly, our existing stockholders will not be able to exercise conversion rights with respect to any potential initial business combination.
          We are not aware of any present intention on the part of our sponsor, officers or directors to make any purchases in this offering or in the aftermarket. Although we do not know for certain the factors that would cause our sponsor, officers or directors to purchase our securities, we believe that some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public stockholders are voting against a proposed initial business combination, and (iv) their interest in the target business once the target business has been identified.
          Although we and our sponsor, officers and directors have no current intention to make such purchases, we and our sponsor and directors and officers and their respective affiliates are not prohibited from purchasing shares of our common stock in the open market and/or in privately negotiated transactions. Any such privately negotiated transaction with a public stockholder would include a contractual acknowledgement that such stockholder, although still a holder of record of our common stock, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by our existing stockholders, which would be voted in favor of a business combination. In the event we or our sponsor, directors or officers or their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already cast votes against the proposed business combination and exercise conversion rights with respect to their shares, such selling stockholders would be required to revoke their prior votes against the proposed business combination and to revoke their prior conversion elections and to cast new votes in favor of the proposed business combination. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed business combination would have the effect of reducing conversions and increasing votes in favor of the proposed business combination, thereby making it more likely that a proposed business combination would be approved.
          Although we and our sponsor, officers, directors and their respective affiliates currently have no intention of entering into private stock purchase arrangements with our public stockholders subsequent to this offering, they may do so in the future both as an expression of confidence in the value of our common stock following the initial business combination and as a means of increasing the likelihood that the initial business combination will be approved.
          We, our sponsor, officers, directors and/or their respective affiliates anticipate that they will identify the public stockholders with whom we, our sponsor, officers, directors or their respective affiliates may pursue privately negotiated purchases by either the public stockholders contacting us directly or by our receipt of proxy cards submitted by public stockholders at the time of the initial business combination. To the extent that we, our sponsor, officers, directors or their respective affiliates enter into a private purchase, we would identify and contact only potential selling stockholders who have expressed their intention to vote, or who have already voted, against the initial business combination. Pursuant to the terms of such arrangements, any shares so purchased by us, our sponsor, officers, directors or their respective affiliates would then be voted, or prior votes against would then be changed to votes, in favor of the initial business combination. The terms of such purchases would operate to facilitate the consummation of the proposed business combination by potentially reducing the number of shares voted against the business combination to less than 35% of the shares issued in this offering.
          Any shares purchased from public stockholders by us, our sponsor, officers, directors or their respective affiliates would be purchased at a price to be negotiated between such stockholders on the one hand and us, our sponsor, officers, directors or their respective affiliates on the other hand. Such price would depend on a variety of factors including, but not limited to, the size of the stockholders’ position in our stock and the method and timing of payment from us or from our sponsor, officers, directors or affiliates for such shares. Should such purchases be negotiated, it is possible that the value of the purchase price thereof would exceed the per share amount to be distributed from trust upon liquidation. We have agreed with the underwriters, however, that if we enter into any such privately negotiated transactions, we may only pay to applicable public stockholders funds up to the amount per share that would be received upon the exercise of conversion rights; negotiated premiums, if any, to such per share conversion price would thus need to be paid by someone other than us, which would most likely be our existing stockholders, officers, directors, their respective affiliates or third parties and would not be paid by us.
          Any stock purchases by us, our sponsor, officers, directors or affiliates, as described above, will be consummated pursuant to privately negotiated arrangements rather than through open market purchases in order to avoid disruption in the marketplace due to the possible relative illiquidity of our stock and in order to avoid the potential characterization of such open market purchases as a tender offer by us, our officers, directors or affiliates. Any such purchases would be conducted in conformance with applicable securities laws.
          If a vote on a business combination is held and the conditions to proceeding with a business combination are not satisfied, we may continue to try to complete a business combination until 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus.
          Upon the completion of a business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent mergers, acquisitions or similar transactions.
          Extension of time to complete a business combination to up to 30 months
          We have a period of 24 months from the completion of this offering within which to effect a business combination. However, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to extend the date before which we must complete a business combination by up to an additional six months to avoid being required to liquidate. If the extended date is approved by a majority of our stockholders, we would have a total of up to 30 months from the completion of this offering to complete a business combination. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.
          If a majority of the shares held by our public stockholders vote against the proposed extension to up to 30 months, or if holders of 35% or more of the shares sold in this offering vote against the proposed extension to up to 30 months and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete a business combination beyond 24 months. In such event, if we cannot complete the business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders. Subject to the foregoing, approval of the extension to up to 30 months will require the affirmative vote of the majority of the votes cast by our public stockholders who vote at the special or annual meeting called for the purpose of approving such extension.
          In connection with the vote required for the extension to up to 30 months, our sponsor, officers and directors have agreed, and their permitted transferees will agree, to vote the sponsor shares in accordance with the vote of the majority of public stockholders.
          If the majority of votes cast by our public stockholders are voted at the special (or annual) meeting called for the purpose of approving such extension vote in favor of such extension and less than 35% of the shares sold in this offering are voted against the proposed extension and elect to convert their shares, we will then have an additional period of up to six months in which to complete the business combination.
          If the proposal for the extension to up to 30 months is approved, we will still be required to seek stockholder approval before effecting a business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.
          If at the end of such 30-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate.
          Conversion rights
          At the time we seek stockholder approval of a business combination, each public stockholder voting against a business combination will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including both interest earned on the trust account and the deferred underwriting commission and discount (net of taxes payable and interest earned of up to $3,325,000 on the trust account permitted to be disbursed to us for working capital purposes), provided that a business combination is approved and completed. In addition, any stockholders voting against a proposed extension of the time period within which we must complete a business combination will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. Our sponsor, our officers and directors, and their permitted transferees will not have such conversion rights with respect to the sponsor shares.
          The actual per-share conversion price will be equal to the per share amount of approximately $9.90 initially deposited in the trust account, or approximately $9.88 if the over-allotment option is exercised (plus any interest earned on the proceeds in the trust account in excess of the amount permitted to be disbursed to us for working capital purposes, net of taxes payable on such income, on such amount per share). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of repurchase, there may be a disincentive on the part of public stockholders to exercise their conversion rights.
          Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting as a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete a business combination or the stockholder vote required to approve a business combination. Shares converted in connection with the vote on an extension of the time period within which we must complete a business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. For example, absent this provision, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension or a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if our sponsor or management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension.
          We view the right to seek conversion as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation without the affirmative vote of holders of 95% of our outstanding shares of common stock.
          An eligible public stockholder may request conversion of its shares at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or an extension of the time period within which we must complete a business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against a business combination or an extension, a business combination is approved and completed or the extension is approved, the stockholder holds its shares through the closing of a business combination or the date of the approval of the extension and the stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the stockholder vote. Following the approval of a business combination by our stockholders and until the completion of a business combination or termination of the definitive agreement relating to the proposed business combination or the approval of an extension until the payment date for stockholders exercising conversion rights, any transfer of shares owned by a public stockholder who has requested to exercise its conversion rights will be blocked. If a public stockholder votes against a business combination or an extension but fails to properly exercise its conversion rights, such public stockholder will not have its shares of common stock converted. It is anticipated that the funds to be distributed to public stockholders who elect conversion will be distributed within three business days after completion of a business combination or the approval of an extension of the time period within which we must complete a business combination, as applicable. Public stockholders who exercise their conversion rights will still have the right to exercise any warrants they may hold.
          We may require public stockholders to tender their certificates to our transfer agent prior to the stockholders meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a Current Report on Form 8-K and in our proxy statement related to the business combination or extension if we impose this requirement. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the completion of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination or extension is approved.
          If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of a business combination or the date of the approval of the extension must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash.

          Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting of stockholders being held for the purpose of approving the business combination or the extension. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).
          If a vote on the business combination is held and the business combination is not approved, we may continue to try to complete a business combination with a different target until 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus. If the business combination is not approved or completed for any reason or the extension is not approved, then public stockholders voting against a business combination or the extension who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholders.
          Dissolution and liquidation if no business combination is completed
          Our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the completion of this offering, will provide that our corporate existence will automatically cease 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the DGCL. Limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the DGCL removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate life by 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the completion of a business combination or with the affirmative vote of 95% of our outstanding shares of common stock.
          If we are unable to complete a business combination within 24 months (or up to 30 months if our stockholders approve an extension), as soon as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the DGCL. Section 278 of the DGCL provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest earned on the trust account (net of (i) taxes, (ii) interest earned of up to $3,325,000 on the trust account permitted to be disbursed to us for working capital purposes and (iii) up to $15,000 that we may request from the trustee to pay for liquidation costs and expenses) plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).
          We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our dissolution and expect that the distribution will occur as promptly as reasonably practicable thereafter. We cannot provide investors with assurances of a specific timeframe for our dissolution and liquidation. Our sponsor and its permitted transferees will have no right to participate in any liquidation distribution occurring upon our failure to complete a business combination and a subsequent liquidation with respect to the sponsor shares. In addition, the underwriter has agreed to waive its rights to the $5,812,500 of the underwriter’s deferred commission and discount (or $6,684,375 if the over-allotment option is exercised in full) deposited in the trust account in the event we do not timely complete a business combination and dissolve and distribute the funds held in the trust account upon our dissolution. There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we dissolve and liquidate before the completion of a business combination. We will pay the costs of liquidation from our remaining assets outside of the trust account; however, we may request up to $15,000 of interest earned on the trust account from the trustee to pay for liquidation costs and expenses.
          If we do not complete a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account income, if any, earned on the trust account, the initial per-share liquidation price would be approximately $9.90 per share eligible to receive distributions, or approximately $9.88 if the underwriter’s over-allotment option is exercised in full, or approximately $0.10 and $0.12, respectively, less than the per-unit offering price of $10.00. The per share liquidation price includes $5,812,500 in deferred underwriting commission and discount (or $6,684,375 if the underwriter’s over-allotment option is exercised in full) that would also be distributable to our public stockholders.
          The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves), if any, which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $9.90 per share, or approximately $9.88 per share if the underwriter’s over-allotment option is exercised in full, plus income, net of (i) taxes, (ii) interest earned of up to $3,325,000 on the trust account permitted to be disbursed to us for working capital purposes and (iii) up to $15,000 to be withdrawn to pay our expenses of liquidation and dissolution, if necessary, due to claims of creditors. Although we will seek to have all vendors, prospective target businesses or other entities with which we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.
          If we dissolve and liquidate prior to completing a business combination, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold, or by a prospective target business for fees and expenses of third parties that we agree in writing to pay in the event we do not complete a business combination with such target business, reduce the amounts in the trust account, except as to (i) any claims by a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) of any and all rights to seek access to the funds in the trust account, or (ii) any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that this indemnity obligation arose and our sponsor did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf. In the event our sponsor has liability to us under this indemnification arrangement, we cannot assure you that it will have the assets necessary to satisfy those obligations, since it is a newly formed limited liability company with minimal assets other than our securities. In addition, the underwriter has agreed to forfeit any rights or claims against the proceeds held in the trust account which includes its deferred underwriter’s commission and discount. Accordingly, the actual per-share liquidation price could be less than approximately $9.90, or approximately $9.88 if the underwriter’s over-allotment option is exercised in full, plus interest, due to claims of creditors. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $9.90 per share, or approximately $9.88 per share if the underwriter’s over-allotment option is exercised in full.
          Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we do not intend to comply with those procedures since, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after 24 months (or up to 30 months if our stockholders approve an extension) following the date of this prospectus in the event a business combination has not been completed. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $9.90, or approximately $9.88 if the underwriter’s over-allotment option is exercised in full, due to claims or potential claims of creditors. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the most likely claims, if any, to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses.
          If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the then-remaining proceeds held in the trust account, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposed itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
          Amended and restated certificate of incorporation
          Our amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that apply to us until the completion of a business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:
•	upon completion of this offering, a certain amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except (i) in connection with or following a business combination or thereafter, (ii) for the payment to holders exercising their conversion rights, (iii) for the payment of taxes in respect of the trust account, (iv) to the extent of $3,325,000 of interest earned that may be disbursed to us for working capital purposes or (v) upon our dissolution and liquidation and to the extent of $15,000 of interest earned to pay our expenses of liquidation and dissolution, if necessary;

•	prior to the completion of an initial business combination, we will submit any proposed business combination to our stockholders for approval, even if the nature of the transaction is such as would not ordinarily require stockholder approval under applicable state law;

•	we will submit any proposed extension of the time period within which we must complete a business combination to our public stockholders for approval prior to giving effect to any such extension;

•	our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described in this prospectus (subject to the limitation on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering);

•	we will complete a business combination only if it has a fair market value equal to at least 80% of our net assets held in trust (net of taxes and interest earned of up to $3,325,000 on the trust account permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred commission and discount held in trust) at the time of a business combination;

•	we may not complete any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to the completion of a transaction that satisfies the conditions of a business combination;

•	we will complete a business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (iii) conversion rights have been exercised with respect to less than 35% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with a stockholder vote, if any, to approve an extension of the time period within which we must complete a business combination and the stockholder vote to approve a business combination); and

•	if we do not complete a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.
          Our amended and restated certificate of incorporation will provide that the above-referenced requirements and restrictions may only be amended prior to completion of a business combination with the affirmative vote of 95% of our outstanding shares of common stock. In light of the 95% vote required for amendments to these provisions, we do not anticipate any changes to such requirements and restrictions prior to the completion of a business combination, if any.
Certain Banking Regulation and Supervision Matters
          General
          Financial holding companies, bank holding companies, banks, savings and loan holding companies, thrifts, and their subsidiaries and affiliates (“banking institutions”) operate in a highly regulated environment and are subject to extensive federal and state legal and regulatory restrictions and limitations and to supervision, examination and enforcement by regulatory authorities. Regulation of these banking institutions is intended primarily for the protection of depositors, the deposit insurance funds of the FDIC, and the banking system as a whole. This regulation is not intended for the protection of stockholders or other investors and in some instances may be contrary to their interests. If we complete a business combination with an entity in the financial services industry, we may become subject to such regulation.
          Important federal statutes regulating banking institutions include, among others, the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”), the Federal Deposit Insurance Act, as amended (the “FDIA”), the Federal Reserve Act, as amended, the National Bank Act, as amended, the Home Owners Loan Act of 1933, as amended, including the Savings and Loan Holding Company Act contained therein (the “HOLA”), the Securities Act, the Securities Exchange Act of 1934, as amended, the Advisers Act, and the 1940

Act. These and other laws affecting banking institutions have been amended, often materially, over the years. Federal regulatory agencies, including principally the Federal Reserve, the OCC, the FDIC, the OTS and the SEC, together in certain cases with state banking and securities regulatory agencies (individually, a “Regulatory Agency” or, collectively, the “Regulatory Agencies”), have adopted regulations, interpretations and guidelines implementing these and other federal and state statutes.
          Failure to comply with any of the laws, rules or regulations governing banking institutions, some of which are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including civil penalties, fines, suspension or expulsion, and termination of deposit insurance, which may have material adverse effects. The regulations may require a banking institution to meet specific capital adequacy guidelines or rules that involve either or both qualitative and quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. A banking institution may be subject to qualitative judgments by the regulatory authorities regarding interest rate risk, concentration of credit risk and other factors. Compliance with capital requirements could limit the operations of a banking institution. A change in such requirements, or the imposition of new rules affecting the scope, coverage, calculation or amount of such capital requirements, or a significant operating loss or any unusually large charge against capital may adversely affect the ability of a banking institution to expand or maintain levels of business or to pay dividends. The laws and regulations affecting banking institutions have been in the past, and are likely to be in the future, subject to material changes. Changes in laws, rules or regulations governing banking institutions could adversely affect companies we seek to acquire and thereby us and returns to investors. The subsequent adoption of a law or regulation or a change of a law or regulation or of the interpretation thereof by a court or regulatory authority could result in us having to divest some or all of our investments under unfavorable market conditions.
          This prospectus does not purport to contain a complete description of all federal and state statutes and regulations applicable to banking institutions. Where provided, descriptions of statutes or regulations are only brief summaries of those provisions, which are extensive, complex, detailed and generally subject to broad interpretation. These summaries are qualified in their entirety by reference to the statutes and regulations.
          Holding Company Act Regulation
          It is possible that we will acquire control of one or more banking entities or holding companies and thus we will become a holding company subject to either the Bank Holding Company Act and the regulations issued thereunder by the Federal Reserve, or the HOLA and the regulations of the OTS. In such event, we would be required to file an application with the Federal Reserve or the OTS, as applicable, for prior approval to become a holding company. Entities that control banks are bank holding companies (or financial holding companies) subject to the Bank Holding Company Act, and entities that control savings institutions are savings and loan holding companies subject to the HOLA.
          It is also possible that we may also become a financial holding company under the Bank Holding Company Act. A financial holding company is a bank holding company that meets the requirements of Subpart I of Regulation Y issued by the Federal Reserve pursuant to the Bank Holding Company Act. In order to be a financial holding company, all depository institutions controlled by a bank holding company must be and remain both “well capitalized” and “well managed” and the bank holding company must have made an effective election with the Federal Reserve to become a financial holding company. A depository institution is well capitalized if it has a total risk-based capital ratio of 10% or greater, has a tier 1 risk-based capital ratio of 6% or greater, has a leverage ratio of 5% or greater, and is not subject to any written agreement, order, capital directive, or prompt-corrective-action directive to meet and maintain a specific capital level for any capital measure.
          The Bank Holding Company Act requires prior Federal Reserve approval for, among other things, (i) the acquisition by a bank holding company or financial holding company of direct or indirect ownership or control of more than 5% of the outstanding shares of any class of voting securities of a bank or bank holding company, (ii) the acquisition by a bank holding company or financial holding company of all or substantially all of the assets of a bank, (iii) the merger or consolidation of a bank holding company or financial holding company with another bank holding company or financial holding company, (iv) the acquisition by a bank holding company or financial holding company of 25% or more of the total equity (voting and nonvoting) or other controlling interest of a bank, bank holding company or financial holding company, and (v) the acquisition by a bank holding company of more than 5% of any class of the voting securities or 25% or more of the total equity of a non-bank financial company (in the case of a non-bank financial company, if the bank holding company is a financial holding company, then prior approval is not required, but notice is). The HOLA requires thrift holding companies to obtain similar approvals from the OTS.
          Accordingly, for example, if we were to become a financial holding company or bank holding company, we would be required to file an application with the Federal Reserve for such prior approval each time we propose to acquire control of more than 5% of the outstanding shares of any class of voting securities of a bank or bank holding company. No assurance can be given that an application would be approved by the Federal Reserve or that approval would be given without delay or without conditions to approval that would be unacceptable to us.
          In determining whether we control a bank, bank holding company or financial holding company for purposes of the Bank Holding Company Act, generally if we own less than 10% of the total equity of the bank, bank holding company or financial holding company and have no greater than proportionate representation on the board of directors of such bank, bank holding company or financial holding company, then the Federal Reserve would not find control. The Federal Reserve will presume control if we own 10% or more of the total equity of a bank, bank holding company or financial holding company and we have one or more representatives on the board of directors of such bank, bank holding company or financial holding company, but such presumption can be rebutted. Control will exist as a statutory matter if we or a group of entities acting together own 25% or more of any class of voting securities of a bank, bank holding company or financial holding company, and the Federal Reserve will generally find control if we or a group of entities acting together own 25% or more of the total equity of a bank, bank holding company or financial holding company. In determining whether a stockholder controls us for purposes of the Bank Holding Company Act, generally if a stockholder owns less than 25% of our interests, then the Federal Reserve would not find control. With respect to us or a stockholder, there is a presumption of non-control if we, or a stockholder, as applicable, own or control less than 5% of the outstanding shares of any class of voting securities of another entity.
          If we become a holding company, we and each bank holding company or financial holding company we acquire that is a holding company will be subject to supervision by the Federal Reserve under the Bank Holding Company Act, or by the OTS under HOLA, as applicable. We, along with each bank or thrift that we acquire, would be required to file with the Federal Reserve periodic reports and such additional information as the Federal Reserve may require pursuant to the Bank Holding Company Act. The Federal Reserve would examine us and each bank, bank holding company or financial holding company. If we acquire control of a thrift institution, we would file reports with and be subject to examination by the OTS.
          Minimum Capital Requirements
          The Federal Reserve has adopted several measures for assessing the capital adequacy of financial holding companies and bank holding companies. These measures establish minimum capital requirements in relation to assets and various off-balance sheet risk exposures. The Federal Reserve’s risk-based capital guidelines apply on a consolidated basis for such holding companies with consolidated assets of $150 million or more and on a “bank-only” basis for such holding companies with consolidated assets of less than $150 million, subject to certain terms and conditions. Failure of a depository institution to meet or exceed specified capital levels may result in the depository institution paying higher deposit insurance premiums to the FDIC. Failure to meet applicable capital guidelines may also subject the banking institution to a variety of enforcement remedies available to the Regulatory Agencies, including limitations on the ability to pay dividends, the issuance by the regulatory authority of a capital directive to increase capital, and the termination of deposit insurance by the FDIC, as well as other remedial measures. The OTS has not established minimum capital requirements for savings and loan holding companies, but will address the capital adequacy of each institution on a case by case basis.
          Financial Support of Subsidiaries
          If a depository institution fails to meet certain capital standards or requirements (such institution is referred to as an “undercapitalized institution”), then the appropriate Regulatory Agency would be required by law to take one or more of certain specific actions with respect to such institution (for example, the Regulatory Agency may require the institution to issue new shares, merge with another depository institution, restrict the interest rates it pays on deposits, restrict its asset growth, terminate certain activities, have a new election for its board of directors, dismiss certain directors or officers, divest of certain subsidiaries and/or take any other action that will better resolve the problems of the institution at the least possible long-term loss to the FDIC) in the event the undercapitalized institution failed to submit an acceptable capital restoration plan or failed to implement such plan. If we were to control an undercapitalized institution, then the appropriate Regulatory Agency would be required by law to take one or more of such actions if (i) we and any other company that controls the undercapitalized institution did not agree to guarantee the capital restoration plan for such undercapitalized institution or (ii) such institution is “significantly undercapitalized” as defined in regulations issued by the appropriate Regulatory Agency. In either such case, the appropriate Regulatory Agency may (i) prohibit us from making any capital distribution without the prior approval of the Federal Reserve, (ii) require us to divest companies that are controlled by us and that are in danger of becoming insolvent and pose a significant risk to the undercapitalized institution and (iii) require us to divest the undercapitalized institution. Further, if we were to become a financial holding company and controlled a bank that is not “well capitalized” and/or “well managed” pursuant to regulations issued under the Bank Holding Company Act, then we would become subject to certain requirements, including the requirement to enter into an agreement with the Federal Reserve to take the steps necessary to remedy the deficiency or potentially divest its controlling interest in the bank (during the period the bank is not well capitalized or well managed, the financial holding company could not make additional investments under the merchant banking provisions of Section 4(k)(4)(H) of the Bank Holding Company Act that are discussed below).
          It is the policy of the Federal Reserve that a financial holding company or bank holding company is expected to act as a source of financial strength to its subsidiary banks and to commit resources to support such banks. The Federal Reserve takes the position that in implementing this policy it may require a financial holding company or bank holding company to provide such support when such holding company otherwise would not consider itself able to do so. Thus in certain cases if we were to become a bank holding company or a financial holding company, we may be required to serve as a “source of strength” for a bank that is a bank, bank holding company or financial holding company by standing ready to provide capital funds to the bank during periods of financial stress or adversity.
          Under the FDIA, the FDIC may impose “cross-guarantee” liability upon commonly controlled insured depository institutions for deposit insurance losses incurred by the FDIC. This law provides that an insured depository institution shall be liable for any loss incurred by the FDIC, or any loss that the FDIC reasonably anticipates incurring, in connection with the default of its commonly controlled insured depository institution or in connection with any assistance provided by the FDIC to a commonly controlled insured depository institution that is in danger of default. For purposes of this law, depository institutions are commonly controlled if (i) such institutions are controlled by the same depository institution holding company or (ii) a depository institution is controlled by another depository institution. The FDIC may waive this cross-guarantee requirement. The liability of any insured depository institution under this cross guarantee provision is subordinated to deposit liabilities, secured obligations (other than those owed to affiliates), and other general or senior liabilities of the non-defaulting commonly controlled insured depository institution, but such liability has priority with respect to other obligations and liabilities of such depository institution, including any obligations to stockholders arising as a result of their status as stockholders and any obligation or liability owed to any affiliate of the depository institution. Banks, bank holding companies or financial holding companies that are insured depository institutions may thus be subject to such cross-guarantee liability with respect to other such bank, bank holding company or financial holding company.
          Permitted Activities and Investments
          The Bank Holding Company Act restricts a bank holding company from engaging in, or acquiring direct or indirect ownership or control of more than 5% of any class of voting securities or more than 25% of the total equity of any company engaged in, any non-financial activity (i.e., any activity other than banking or managing or controlling banks or performing services for its authorized subsidiaries). Accordingly, if we were to become a bank holding company (but not a financial holding company), then we may not acquire more than 5% of any class of voting securities or more than 25% of the total equity of any non-financial company. If we were to become a financial holding company, then we could make, with prior approval of the Federal Reserve, a limited number of controlling investments in non-financial companies (but not in any bank or non-bank financial company) pursuant to the merchant banking provisions of Section 4(k)(4)(H) of the Bank Holding Company Act, as amended by the Gramm-Leach Bliley Act, and the regulations issued thereunder (e.g., such regulations impose a maximum 10- or 15-year holding period, aggregate investment limits, restrictions on routine management of such bank, bank holding company or financial holding company, requirements for risk management systems, record keeping and reporting requirements, cross marketing restrictions, limitations on transactions involving an affiliated bank and such non-financial companies and a capital charge for risk-based and leverage capital ratios).

          A financial holding company or bank holding company may engage in, or acquire an interest in a company that engages in, activities that the Federal Reserve has determined by regulation or order to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Such permissible non-bank financial activities include, for example, owning and operating a savings association, insurance agency, escrow company or trust company, acting as an investment or financial adviser or a real estate appraiser, providing management consulting services to depository institutions and providing securities brokerage services. Each of these permissible activities is subject to certain limitations specified by regulation, order or policy of the Federal Reserve. A bank holding company must receive prior Federal Reserve approval to engage in, or acquire an interest in a company that engages in, such permissible non-bank financial activities; prior approval is not required for a financial holding company, but it must provide a notice to the Federal Reserve demonstrating that the investment is permissible.
          Savings and loan holding companies are subject to similar activity restrictions and prior approval requirements under HOLA.
          Under the Bank Holding Company Act and Federal Reserve regulations, financial holding companies, bank holding companies and their subsidiary banks are prohibited from entering into certain tie-in arrangements in connection with an extension of credit, lease, sale of property or furnishing of services.
          Dividends and Distributions
          If we were to become a financial holding company or bank holding company, our ability to pay distributions would be primarily limited by the capital adequacy guidelines applicable to such holding companies. In addition, the Federal Reserve has issued a policy statement on the payment of cash dividends by bank holding companies. The policy would apply to distributions by us, if we were to become a bank holding company, that are in the nature of cash dividends. In the policy statement, the Federal Reserve expressed its view that a bank holding company experiencing earnings weaknesses should not pay cash dividends exceeding its net income or which could only be funded in ways that would weaken the bank holding company’s financial health, such as by borrowing. Additionally, the Federal Reserve possesses enforcement powers over financial holding companies, bank holding companies and their non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and such holding companies.
          Savings and Loan Holding Company Regulation
          If we acquire ownership or control of a thrift (a savings bank or a savings and loan association), we would become subject to additional regulation under the HOLA. Subject to certain limited exceptions, control of a thrift may only be obtained with the approval of the OTS under the HOLA and applicable OTS regulations. Any company acquiring control of a thrift becomes a savings and loan holding company under the HOLA. It must register and file periodic reports with the OTS and is subject to OTS examination and supervision. Payments of dividends and capital distributions from thrifts to their savings and loan holding companies are restricted in a manner similar to banks, and require the submission of an application or prior notice to the OTS of a thrift’s intent to pay a dividend. Minimum capital guidelines, like those applicable to banks and bank holding companies, also limit the payment of dividends and other capital distributions by thrifts. If we become a savings and loan holding company, investors wishing to acquire our securities may be required to obtain the approval of the OTS, as described below under “Ownership of Our Securities.”
          Ownership of Our Securities
          An investor could acquire less than 10% of any class of our voting interests, and less than 25% of our total equity, without Federal Reserve or OTS approval, provided that the investor: (i) does not otherwise control us, and (ii) is not already a bank or savings and loan holding company prior to such acquisition. If we made controlling investments, directly or indirectly, in a U.S. bank or thrift, then any investor that acquires 10% or more of any class of our voting interests, or 25% or more of our total equity, will be deemed to have a controlling interest in such bank or thrift and would have to obtain the written approval of the Federal Reserve or the OTS prior to making such acquisition of such interests in us. If we do not make controlling investments, directly or indirectly, in a U.S. bank or thrift, then any investor that already is a bank holding company under the Bank Holding Company Act or a savings and loan holding company under HOLA may have to receive the prior written approval of the Federal Reserve to acquire more than 5% of any class of our voting interests, or 25% or more of our total equity. Similarly, if a person holds 10% or more of any class of our voting interests or 25% or more of our total equity, then such person would also have to apply to become a bank holding company, savings and loan holding company, or financial holding company if we make an investment that requires us to make such an application.
          If an investor that is a bank holding company or savings and loan holding company controls us, then we would be subject to the “umbrella” supervision of the Federal Reserve or the OTS. Each such investor that controls us would have to obtain the prior approval of the Federal Reserve under the Bank Holding Company Act whenever we acquire, directly or indirectly, more than 5% of any class of voting securities of a U.S. bank (or approval from the OTS in the case of a savings and loan holding company). In addition, acquisitions of more than 5% of any class of voting shares of a non-bank financial company would be limited to those types of businesses permissible to be acquired under the Bank Holding Company Act, and such acquisitions would require either prior approval of the Federal Reserve (or the OTS) or, in the case of a financial holding company, a notice. If a bank holding company investor controls us, then we could not acquire more than 5% of any class of voting securities or 25% or more of the total equity of any nonfinancial company, except where each investor that controls us is a financial holding company and we and the investor receive prior approval of the Federal Reserve to acquire such entity. If each investor that controls us is such a financial holding company, then we could make limited investments in certain nonfinancial companies (but not in a bank or non-bank financial company) pursuant to the merchant banking provisions of Section 4(k)(4)(H) of the Bank Holding Company Act and the regulations issued thereunder. If a holding company investor controls us, then any direct or indirect investment by us in more than 5% of any class of voting securities of a foreign company (including a foreign bank) would have to comply with the provisions of Regulation K issued by the Federal Reserve.
          If we made controlling investments, directly or indirectly, in one or more U.S. banks or savings banks chartered in the United States (“U.S. savings banks”), then a nonfinancial company may not acquire 25% or more of (i) any class of our voting interests or (ii) our total equity, or otherwise control us. A nonfinancial company that controls, directly or indirectly, a U.S. savings bank may not make such acquisition, or otherwise control us, if we made a controlling investment, directly or indirectly, in a U.S. savings bank.
          Each prospective investor is strongly urged to consult its own legal advisors with respect to the consequences under applicable regulatory regimes regarding banks and other financial institutions and investors therein of the purchase and ownership of our securities.
Facilities
          We currently lease our executive offices at 485 Madison Avenue, 20th Floor, New York, New York 10022 and at Center City Executive Centre, 607 Washington Street, Reading, Pennsylvania 19601. The cost for this space is included in the $7,500 per month fee described above that Griffin Holdings Group, LLC, an entity affiliated with Mr. Harenza, charges us for office space, technological and administrative services, and secretarial support. We believe that the fee charged by Griffin Holdings Group, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.
Employees
          We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and do not have employment agreements with us, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed a business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for a business combination and the stage of the business combination process the company is in. We do not intend to have any full-time employees prior to the completion of a business combination.
Periodic Reporting and Financial Information
          We have filed a registration statement with the SEC to register our units, common stock and warrants under the Exchange Act, and upon the completion of this offering will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

     We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.
     We will be required to have our internal control over financial reporting audited for the fiscal year ending December 31, 2009 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any business combination.
Legal Proceedings
     There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the twelve months preceding the date of this prospectus.
Competition
     In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in completing a business combination. Furthermore:
•	our obligation to seek stockholder approval of a business combination or obtain necessary financial information may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders who vote against the business combination or an extension and exercise their conversion rights may reduce the resources available to us for a business combination;

•	we will not complete a business combination if conversion rights have been exercised with respect to less than 35% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must complete a business combination and (ii) the stockholder vote to approve a business combination);

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to effect a business combination with one or more businesses or assets that have a fair market value of at least 80% of our net assets held in trust (net of taxes and interest earned of up to $3,325,000 on the trust account permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred commission and discount held in trust) at the time of the business combination, could require us to acquire the assets of several businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to complete the business combination.
     Notwithstanding the reasons set forth under “Proposed Business — Business Strategy” and “Proposed Business — Competitive Strengths” in this prospectus, (i) the impact of the decrease in price to earnings ratios on the ability of competing public company competitors to pay, (ii) the need for capital in light of asset quality issues of such competitors, (iii) the present high cost of replacement equity, generally in the form of trust preferred capital, and (iv) general uncertainty relating to the company, we expect competition from other depository institutions which may be located in the same geographic markets as a potential target or in markets contiguous thereto. Because these institutions are existing and may have the ability to effect cost savings and revenue enhancements, they may have a competitive advantage over us.
     Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.
Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419
     The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriter will not exercise its over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$138,623,470 of the net offering proceeds ($159,608,470 if the underwriter’s over-allotment option is exercised in full), as well as the $4,125,000 net proceeds from the sale of the sponsor warrants and $5,812,500 in deferred underwriting commissions ($6,684,375 if the underwriter’s over-allotment option is exercised in full), will be deposited into a trust account maintained by Mellon Bank, N.A., as trustee.	$125,550,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$138,623,470 of the net offering proceeds ($159,608,470 if the underwriter’s over-allotment option is exercised in full), as well as the $4,125,000 net proceeds from the sale of the sponsor warrants and $5,812,500 in deferred underwriting commissions ($6,684,375 if the underwriter’s over-allotment option is exercised in full) held in trust will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest earned on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest and then (ii) up to $3,325,000 that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to complete a business combination within the allotted time, up to $15,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Limitation on fair value or net assets of target business	To constitute a business combination, an acquisition must have a fair market value equal to at least a fair market value of at least 80% of our net assets held in trust (net of taxes and interest earned of up to $3,325,000 on the trust account permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred commission and discount held in trust) at the time of such business combination. If we acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that we acquire will be the basis for a valuation for purposes of the 80% net assets test.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriter’s over-allotment option and (2) its exercise in full, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file the Current Report on Form 8-K upon the completion of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, an amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise and closing of the over-allotment option.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of our completion of a business combination or one year from the date of this prospectus, provided that we have an effective registration statement covering the common stock issuable upon exercise of the warrants and a current prospectus is available.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor	Stockholders will have the opportunity to vote on a business combination and any proposed extension of the time period within which we must complete a business combination. Each stockholder will be sent a proxy statement containing information regarding such business combination or extension. A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to exercise its conversion rights at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or extension at a meeting held for that purpose. However, a stockholder’s election to convert will not be valid unless the public stockholder votes against a business combination or extension, a business combination is approved and completed or extension is approved, the public stockholder holds its shares through the closing of a business combination or the approval of the extension and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.
proposed business combination or extension. A stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account.

Business combination deadline	Pursuant to our amended and restated certificate of incorporation, which will be in effect upon completion of this offering, our corporate existence will cease 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

If we are unable to complete a business combination prior to the date that is 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus, our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and we will

	Terms of Our Offering	Terms Under a Rule 419 Offering

distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such income and after distribution to us of income on the trust account balance as described in this prospectus.

Release of funds	Except for (i) any taxes paid or due on the interest generated and (ii) up to $3,325,000 of the interest earned on the trust account balance that may be released to us to fund our working capital requirements, the full proceeds held in the trust account will not be released to us until the completion of a business combination or the failure to complete a business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to complete a business combination within the allotted time.

MANAGEMENT
Directors and Executive Officers
          Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position

Jay S. Sidhu	56	Chairman of the Board, President and Chief Executive Officer

James D. Hogan	63	Chief Financial Officer

Kevin G. Champagne	58	Director

Joseph M. Harenza	64	Director

Constantine N. Papadakis	62	Director

Daniel K. Rothermel	69	Director

          Jay S. Sidhu — Mr. Sidhu is the former Chairman and CEO of Sovereign. In his capacity as CFO and COO of Sovereign from 1986 to 1989 and CEO of Sovereign from 1989 until October 2006, Mr. Sidhu was responsible for designing, overseeing and executing Sovereign’s growth from a small financially challenged thrift with assets of approximately $600 million that generated proceeds, in an initial public offering, of approximately $24 million in 1986 to a financial institution, with over $90 billion in assets, a market capitalization of approximately $12 billion and more than 785 branch locations spanning from Maryland to New Hampshire in 2006. In building the nation’s 17th largest financial institution by assets and one of the most valuable banking franchises in the Mid-Atlantic and Northeast regions of the U.S., Mr. Sidhu created significant value for Sovereign investors by developing and executing organic growth and acquisition strategies which emphasized (i) opportunistic geographic targeting, (ii) creative, but disciplined, acquisition pricing and (iii) superior integration strategy and execution. During his tenure at Sovereign, Mr. Sidhu identified, acquired and integrated 27 banking and thrift operations, including two of the largest bank branch divestitures in U.S. history to date, and 3 other financial services businesses. Mr. Sidhu also serves as an advisor to Adara Venture Partners, a venture capital fund based in Madrid, Spain that invests in early stage technology companies in the software, telecommunications, semiconductor and clean tech sectors. Mr. Sidhu received a B.B.A. from Banaras University (India) and a M.B.A. from Wilkes University, and is a graduate of the Harvard University Business School’s CEO Leadership Course.
          James Hogan — Mr. Hogan was the former Chief Financial Officer of Sovereign from April 2001 until May 2005. Prior to that, Mr. Hogan served as Executive Vice President and Controller at Firstar Corporation (“Firstar”), formerly Star Bancorp, from May 1993 until April 2001, and as Controller of Star Bancorp from 1987 until 1993. While at Firstar, Mr. Hogan oversaw at least 22 transactions and, at the time of his departure, Firstar had grown into an $80 billion financial institution. Upon the acquisition of US Bancorp by Firstar, Mr. Hogan joined Sovereign and was involved in three additional transactions. He retired from Sovereign in May 2005. Mr. Hogan received a B.S. in Accounting from Miami University of Ohio and is a Certified Public Accountant.
          Kevin G. Champagne — Mr. Champagne served as President and Chief Executive Officer of Seacoast Financial Services Corp. since 1994 and as President and Chief Executive Officer of Compass Bank since 1994 until their acquisition by Sovereign in July 2004. He served as a director of Sovereign Bank from 2004 until 2006. He served as past chairman of the board of directors of the YMCA Southcoast, and is a member of the executive committee of the board of directors of Savings Bank Life Insurance Company of Massachusetts, which offers life insurance, annuities and related products and is licensed in 15 states and the District of Columbia. He was appointed to the Southeastern Massachusetts Regional Competitive Council by Gov. Mitt Romney of Massachusetts in 1993 and was a former director and, from 1992 to 1993, chairman of the board of directors of Massachusetts Bankers Association. Mr. Champagne received a B.S. in Accounting from Stonehill College.
          Joseph M. Harenza — Mr. Harenza is currently the President, CEO and a Senior Managing Director of Griffin Financial Group LLC, an M&A advisory firm specializing in the depository institutions sector primarily in the Mid-Atlantic region of the United States. Mr. Harenza has been a principal advisor to financial institutions in connection with the strategic aspects of mergers and acquisitions and capital formation for over 25 years. He has served as a principal strategic advisor in more than 75 mergers and acquisitions and over 100 financing transactions in the depository institutions sector. Mr. Harenza has significant experience advising financial institutions in connection with unsolicited offers, board destabilization attempts, proxy contests and other non-negotiated takeover attempts. He was a principal outside strategic advisor to Sovereign in connection with over 30 acquisition and related financing transactions from its IPO in 1987 through 2006, and to Meridian Bancorp through its acquisition of over 24 financial institutions and fee generation businesses from 1979-1996. He also holds NASD Series 7 and 24 licenses. Mr. Harenza received an A.B. from Western Michigan University, a J.D. from The Dickinson School of Law of The Pennsylvania State University and an L.L.M. in Taxation from Temple University. He is also the Non-Executive Chairman of Stevens & Lee, an AmLaw 200 law firm, which specializes in providing legal, regulatory, and consulting services to the financial services industry.
          Constantine N. Papadakis — Dr. Papadakis has been President of Drexel University in Philadelphia, Pennsylvania since 1995. He presently serves as a member of the Business Higher Education Forum and the Council on Competitiveness. Dr. Papadakis also serves on the board of directors of the National Commission for Cooperative Education and the World Trade Center of Greater Philadelphia. He is currently a member of the Greater Philadelphia Chamber of Commerce Executive Committee, the Board of Directors of the Opera Company of Philadelphia, the Hellenic College/Holy Cross Board of Trustees, and the Judicial Council of the Supreme Court of Pennsylvania. He currently serves on the Board of Directors of Amkor Technology, Inc., Aqua America, Inc., CDI Corp., Mace Security International, Met-Pro Corporation, and the Philadelphia Stock Exchange. Dr. Papadakis received a B.S. in civil engineering from the National Technical University of Athens (Greece), an M.S. in civil engineering from the University of Cincinnati and a Ph.D. from the University of Michigan.
          Daniel K. Rothermel — Mr. Rothermel became President and Chief Executive Officer of Cumru Associates, Inc., a private holding company, in 1989. In 2007, he retired as a director of Sovereign where he had served since its formation in 1987 and as a director of Sovereign Bank where he had served continuously as director of Sovereign Bank and its predecessor since 1976. While at Sovereign, he served as Lead Director from 2002 through 2006. He served as Vice President, General Counsel and Secretary of Carpenter Technology Corporation, a specialty metals manufacturer and a NYSE-listed company, a position he held for more than ten years, until his retirement in 1989. Mr. Rothermel received a B.S. in business administration from The Pennsylvania State University and a J.D. from The Washington College of Law of American University.
Number and Terms of Office of Directors and Officers
          Our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, divides our board of directors into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Champagne, will expire at our first annual meeting of stockholders after this offering in 2009. The term of office of the second class of directors, consisting of Messrs. Papadakis and Rothermel, will expire at the second annual meeting of stockholders in 2010. The term of office of the third class of directors, consisting of Messrs. Harenza and Sidhu, will expire at the third annual meeting of stockholders in 2011.
          Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other officers as may be determined by the board of directors.
          Collectively, through their positions described above, our officers and directors have extensive experience in investing in, owning and operating businesses. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and completing their acquisition.
Executive Officer and Director Compensation
          None of our executive officers or directors has received or will receive any cash compensation for services rendered prior to the completion of a business combination. Other than (i) the $7,500 per-month administrative fee paid to Griffin Holdings Group, LLC, an entity affiliated with Mr. Harenza, (ii) reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, (iii) customary fees and charges to Stevens & Lee, an affiliate of Mr. Harenza, and its affiliates for performing professional services for us, including professional services in connection with this offering, our operations, and in connection with an acquisition, and (iv) by virtue of the ownership of the sponsor shares, the sponsor warrants and any securities included in or issuable upon exercise of such warrants, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to a business combination (regardless of the type of transaction that it is). We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.
          After the completion of a business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders in connection with the stockholder meeting to approve a proposed business combination. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the completion of a business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with the company after the business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with the company may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with the company after the completion of a business combination will be a determining factor in our decision to proceed with any potential business combination.
Director Independence
          The American Stock Exchange requires that a majority of our board of directors must be composed of independent directors, which are defined generally as persons other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Messrs. Champagne, Papadakis and Rothermel are independent directors as such term is defined under the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act. Our independent directors will have regularly scheduled meetings or executive sessions at which only independent directors are present.
Committees of the Board
          Upon the completion of this offering, our board of directors will have two standing committees: a nominating and corporate governance committee and an audit committee. Subject to phase-in rules and a limited exception, the rules of the American Stock Exchange require that the nominating and corporate governance committees of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of the American Stock Exchange and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors.
Audit Committee
          Effective upon completion of this offering, we will establish an audit committee of the board of directors, which will consist of Messrs. Champagne, Papadakis and Rothermel. Mr. Rothermel will serve as the chairman of our audit committee. The independent directors we appoint to our audit committee will each be an independent member of our board of directors, as defined by the rules of the SEC. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:
•	reviewing and discussing with management and the independent auditor the annual audited financial statements and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.
          Prior to our completion of a business combination, the audit committee will also monitor compliance on a quarterly basis with the terms described below and the other material terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.
          Financial expert on audit committee
          The audit committee will at all times be composed exclusively of “independent directors” within the meaning of the independent director standards of the SEC and the American Stock Exchange. Each member of the audit committee will meet the financial literacy requirements under the rules of the SEC and the American Stock Exchange.
          In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Champagne satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
Nominating and Corporate Governance Committee
          Immediately following the closing of this offering, we will establish a nominating and corporate governance committee of the board of directors, which will consist of at least three of our independent directors. The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating and corporate governance committee considers persons identified by its members, management, stockholders, investment bankers and others.
          Guidelines for selecting director nominees
          The guidelines for selecting nominees, which are specified in the Charter of the Nominating and Corporate Governance Committee, generally provide that persons to be nominated:
•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.
Code of Ethics
          As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed a copy of our code of ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.
Conflicts of Interest and Contractual Restrictions
          Potential investors should be aware of the following potential conflicts of interest:
•	Our officers and directors are not required to commit their full time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities.

•	We intend to comply with Mr. Sidhu’s non-solicitation covenant, as well as his covenant not to compete with Sovereign. The covenant not to compete provides, among other things, that Mr. Sidhu may not, directly or indirectly, (a) own more than 4.9% of a publicly traded banking institution or (b) be an agent, consultant, employee, partner, officer, director, proprietor or otherwise of any firm, corporation or enterprise, or provide financial or other assistance to such firm, corporation or enterprise, engaged in the banking or financial services industry, in each case in any county which is contiguous to a branch, office or other facility of Sovereign as of October 2006, the time he ceased to be employed by Sovereign. This covenant specifically permits Mr. Sidhu to engage, directly or indirectly, for his own account or as an officer, director or investor with respect to any investment company or private equity, hedge, or similar fund which makes portfolio investments in entities in the financial services industry if (x) the ownership interest of such investment company or fund in such financial services entity represents less than 5% of the outstanding voting power of the financial services entity, or (y) such financial services entity does not have a substantial percentage of its loans or deposits in, and/or does not have a substantial physical or economic presence in any county which is contiguous to a branch, office or other facility of Sovereign at the time he ceased to be employed by Sovereign. The covenant not to compete expires upon the earlier of (i) October 11, 2011 or (ii) a change in control of Sovereign. As a result, we are largely prohibited from acquiring depository institutions located in certain portions of Massachusetts, Connecticut, Rhode Island, Maryland, New York, Pennsylvania and New Jersey. Accordingly, we are somewhat limited in the degree to which we can select potential candidates which operate in the depository institutions sector and are located in any of these areas.

•	The non-solicitation covenant, which expires at the same time as the covenant not to compete, provides, among other things, that Mr. Sidhu will not solicit, recruit or encourage any employee of Sovereign or any of its subsidiaries to leave their employment. Accordingly, we may not be able to hire certain individuals who may possess the requisite abilities to assist us in meeting our investment goals.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “—Directors and Executive Officers.”

•	Our officers and directors may in the future (including prior to the completion of a business combination) become affiliated with entities, including other development stage companies, engaged in business activities similar to those we intend to conduct.

•	Since our officers and directors may acquire sponsor shares from the sponsor that will be freely transferable only if a business combination is successfully completed and that will become worthless if a business combination is not completed, our board and our management may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. In addition, members of our management team may enter into consulting or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock.

•	We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our officers or directors or our sponsor. We have adopted a policy that, prior to the completion of a business combination, none of our officers or directors or our sponsor, or any entity with which they are affiliated, will be paid, either by us or a target business, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the completion of a business combination, other than (i) the reimbursement of out-of-pocket expenses, (ii) the monthly fee to Griffin Holdings Group, LLC, an entity affiliated with Mr. Harenza, (iii) customary fees and charges to Stevens & Lee, an affiliate of Mr. Harenza, and its affiliates for performing professional services for us, including professional services in connection with this offering, our operations, and in connection with an acquisition, and (iv) by virtue of their ownership of sponsor shares, sponsor warrants or any securities included in or issuable upon exercise of such securities. Other than this policy, we have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

•	Our sponsor and our officers and directors may purchase shares of common stock as part of the units being sold in this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.
          Griffin Financial, an affiliate of Mr. Harenza, a member of our board of directors, undertakes engagements relating to financial advisory, investment banking, and other activities for a wide variety of clients, including institutions, companies and individuals, primarily in the Mid-Atlantic region of the United States. Nonetheless, there may be situations in which Griffin Financial has an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Griffin Financial.
          Despite Griffin Financial’s focus on the Mid-Atlantic region of the United States, other clients of its advisory business may also compete with us for investment opportunities meeting our investment objectives. If Griffin Financial is engaged to act for any such clients, we may be precluded from pursuing such opportunities. In addition, investment ideas generated within Griffin Financial, including by Mr. Harenza and other persons who may make decisions for the company, may be suitable for both us and for an investment banking client or a current or future Griffin Financial internal investment vehicle, including other blank check companies in which Griffin Financial may participate, and may be directed to such client or investment vehicle rather than to us. Griffin Financial’s advisory business may also be engaged to advise the seller of a company, business or assets that would qualify as an investment opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the company, business or assets. If we are permitted to pursue the opportunity, Griffin Financial’s interests or its obligations to the seller will diverge from our interests. Griffin Financial and/or Mr. Harenza, in his capacity as an officer or managing director of Griffin Financial or in his other endeavors, may choose to present potential business combinations to current or future Griffin Financial internal investment vehicles, including other blank check companies in which Griffin Financial may participate, or third parties, including clients of Griffin Financial, before they present such opportunities to us.
          We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.
          In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.
          Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities.
          In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our officers and directors (other than our independent directors) has agreed, until the earliest of the completion of a business combination, 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus and such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of the target or through other means) in a company (i) in the financial services industry and (ii) with assets of between $500 million and $3.0 billion, subject to any other pre-existing fiduciary duties or contractual obligations they may have. We expect primarily to target businesses within this range of assets, although we have the flexibility to acquire a business outside of this range.
          We do not believe that any of the foregoing fiduciary duties or contractual obligations will materially undermine our ability to complete a business combination.
Limitation on Liability and Indemnification of Directors and Officers
          Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
          We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Prior to a business combination, our obligations under these agreements will be guaranteed by our sponsor. We believe that these provisions and agreements are necessary to attract qualified officers and directors. Our amended and restated bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
          These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

PRINCIPAL STOCKHOLDERS
          The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:
•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.
          Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsor warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Number of Shares	Approximate Percentage of Outstanding
	Beneficially	Common Stock
Name and Address of Beneficial Owner(1)	Owned(2)	Before Offering	After Offering(2)
WNH Holdings, LLC(3)	4,312,500	100.0%	20.0%
Jay S. Sidhu(3)	4,312,500	100.0%	20.0%
Kevin G. Champagne(4)	0	0.0%	0.0%
Joseph M. Harenza	0	0.0%	0.0%
Constantine N. Papadakis(4)	0	0.0%	0.0%
Daniel K. Rothermel(4)	0	0.0%	0.0%
James D. Hogan(4)	0	0.0%	0.0%

All officers and directors as a group (6 persons)	4,312,500	100.0%	20.0%

*	Less than 0.1%

(1)	Unless otherwise noted, the business address of each of the following is 607 Washington Street, Reading, Pennsylvania 19601.

(2)	Gives effect to our 28,750 for 1 stock split that was declared on February 27, 2008.

(3)	These shares represent 100% of our shares of common stock held by our sponsor. Mr. Sidhu, through his control of our sponsor, may be deemed to be the beneficial owner of all the shares of our outstanding common stock held by our sponsor. Mr. Sidhu disclaims beneficial ownership of any shares in which he does not have a pecuniary interest. This amount includes a total of up to 562,500 shares of common stock (giving effect to our stock split) issued to our sponsor that will be forfeited to the extent the underwriter does not exercise its over-allotment option.

(4)	WNH Holdings, LLC, our sponsor, intends to sell 5,000 shares of our common stock out of the sponsor shares it purchased to each of Messrs. Hogan, Champagne, Papadakis and Rothermel at a price of $0.006 per share, which is equal to the adjusted purchase price per share paid by our sponsor. For each of Messrs. Hogan, Champagne, Papadakis and Rothermel, this amount will include up to 652 shares of common stock that will be forfeited from each of them to the extent the underwriter does not exercise its over-allotment option.

          In October 2007, our sponsor purchased 150 shares of our common stock (or 4,312,500 shares of our common stock after giving effect to our stock split) for an aggregate purchase price of $25,000 or approximately $166.67 per share (or $0.006 per share after giving effect to our stock split).
          On February 27, 2008, we declared a 28,750 for 1 stock split of our common stock.
          To the extent the underwriter does not exercise the over-allotment option, up to an aggregate of 562,500 sponsor shares held by our existing stockholders will be subject to forfeiture. Our existing stockholders will only forfeit a number of sponsor shares necessary to maintain the 20% ownership interest of our sponsor and its permitted transferees in our issued and outstanding shares on a fully-diluted basis after giving effect to this offering and the exercise, if any, of the underwriter’s over-allotment option.
          Immediately after this offering (assuming exercise of the underwriter’s over-allotment option and assuming our sponsor does not purchase units in this offering), our sponsor will beneficially own 20.0% of the then issued and outstanding shares of our common stock. Because of this ownership, it may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.
          Our sponsor has entered into an agreement with us to purchase 4,125,000 sponsor warrants, at a price of $1.00 per warrant. Our sponsor is obligated to purchase such sponsor warrants from us immediately prior to the closing of this offering. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of a business combination. If we do not complete a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus, the proceeds of the sale of the sponsor warrants will become part of the distribution of the trust account to our public stockholders and the sponsor warrants will expire worthless.
          Our existing stockholders will place their respective sponsor shares and sponsor warrants into an escrow account maintained by Mellon Investor Services LLC, acting as escrow agent. Subject to certain limited exceptions (as described below), the sponsor shares will not be transferable until the earlier of 180 days following the completion of a business combination and, after the completion of a business combination, the completion of a transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property. Subject to similar limited exceptions, the sponsor warrants and any underlying securities will not be transferable until 180 days after the completion of a business combination, at which time such securities will be released from the escrow. Our sponsor may not transfer interests in itself prior to the expiration of the escrow period, with certain limited exceptions (as described below).
Transfers of Common Stock and Warrants by our Existing Stockholders
          Pursuant to lock-up provisions in letter agreements with us and the underwriter to be entered into by our existing stockholders, our existing stockholders have agreed, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly, any of the sponsor shares or any of the sponsor warrants (including the common stock issuable upon exercise of the warrants) until 180 days after we complete a business combination.
          Notwithstanding the foregoing, the sponsor shares and the sponsor warrants will be transferable to the following permitted transferees under the following circumstances:
•	to our sponsor, our officers, directors and employees, any affiliates or family members of such individuals, any affiliates of us or our sponsor and any officers, directors, members and employees of our sponsor or such affiliates;

•	in the case of individuals, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of the individual or to a charitable organization;

•	in the case of an individual pursuant to a qualified domestic relations order;

•	if the transferor is a corporation, partnership or limited liability company, any stockholder, partner or member of the transferor; and

•	to any individual or entity by virtue of laws or agreements governing descent or distribution upon the death or dissolution of the transferor.
          All permitted transferees receiving such securities must agree in writing to be subject to the same transfer restrictions as our sponsor and any such transfers will be made in accordance with applicable securities laws.
Registration Rights
          Pursuant to a registration rights agreement between us and our existing stockholders, the holders of the sponsor shares and the sponsor warrants (and the common stock issuable upon exercise of such warrants) will be entitled to demand registration rights, “piggy-back” registration rights and short-form resale registration rights commencing 180 days after the completion of a business combination, in the case of the sponsor shares and the sponsor warrants. We will bear the expenses incurred in connection with the filing of any such registration statements pursuant to such rights.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     In October 2007, we issued an aggregate of 150 shares of our common stock (or 4,312,500 shares of our common stock after giving effect to our stock split) to our sponsor, for an aggregate purchase price of $25,000 in cash, or approximately $166.67 per share (or $0.006 per share after giving effect to our stock split). Our sponsor intends to sell an aggregate of 20,000 sponsor shares to certain of our officers and directors for a purchase price per share equal to the adjusted purchase price per share paid by the sponsor. The proposed sales of shares of our common stock to the officers and directors are listed below:

Name	Number of Shares	Relationship to Us
James D. Hogan	5,000	Chief Financial Officer
Kevin G. Champagne	5,000	Director
Constantine N. Papadakis	5,000	Director
Daniel K. Rothermel	5,000	Director
          If the underwriter does not exercise all or a portion of the over-allotment option, our existing stockholders have agreed, pursuant to a written agreement with us, that up to an aggregate of 562,500 sponsor shares will be forfeited in proportion to the portion of the over-allotment option that is not exercised. Upon receipt, such forfeited shares would then be immediately cancelled.
          Our sponsor has also agreed, pursuant to a written subscription agreement with us, to purchase 4,125,000 warrants, which we refer to as sponsor warrants, from us in a private placement to take place immediately prior to the closing of this offering. Each sponsor warrant entitles the holder to purchase one share of our common stock. Our sponsor has agreed that the sponsor warrants (including the common stock issuable upon exercise of the warrants) will not, subject to certain limited exceptions, be transferred, assigned or sold by it until after the completion of a business combination.
          Griffin Financial, an entity affiliated with Mr. Harenza, has served as the exclusive financial advisor to us and to our sponsor in connection with this offering. Griffin Financial will not receive any fee or compensation for this service.
          We have engaged and intend to continue to engage Stevens & Lee, a law firm at which Mr. Harenza is the Non-Executive Chairman and with whom he is deemed to be affiliated, and its affiliates at customary fees and charges to perform professional services for us, including professional services in connection with this offering, our operations and in connection with an acquisition, such as, among other things, planning associated with the acquisition process, identifying and evaluating potential candidates and performing due diligence. There are no limitations that restrict us from engaging Stevens & Lee or its affiliates to perform such services and other customary legal and consulting services for us for customary fees and on customary terms and conditions and any such engagement will be approved by a majority of our independent and disinterested directors. Each of Griffin Financial and Griffin Holdings Group, LLC is affiliated with Stevens & Lee. Each of Mr. Harenza and Stevens & Lee, through a subsidiary of an affiliate, hold minority non-voting interests of, and are passive investors in, our sponsor.
          Griffin Holdings Group, LLC, an entity affiliated with Mr. Harenza, has agreed to, from the date of the closing of this offering through the earlier of our completion of a business combination or our liquidation, make available to us office space and certain office and secretarial services in New York City, Philadelphia and Reading, Pennsylvania, as we may require from time to time. We have agreed to pay Griffin Holdings Group, LLC $7,500 per month for these services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Harenza compensation in lieu of salary. We believe that the fee charged by Griffin Holdings Group, LLC is at least as favorable as we could have obtained from an unaffiliated person.
     We may decide to acquire one or more businesses affiliated with our officers, directors and sponsor. However, our officers, directors and sponsor are not currently aware of any specific opportunities for us to consummate a business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. For a complete description of the affiliations of our directors and officers, see “Management—Directors and Executive Officers.” See also “Risk Factors – Risks Related to Our Officers and Directors and Our Sponsor – We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our officers or directors or our sponsor, which may raise potential conflicts.”
          Other than (i) the $7,500 per-month administrative fee paid to Griffin Holdings Group, LLC, an affiliate of Mr. Harenza, (ii) customary fees and charges to Stevens & Lee, an affiliate of Mr. Harenza, and its affiliates for performing professional services in connection with, among other things, an acquisition, (iii) reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, and (iv) by virtue of the ownership of the sponsor shares, the sponsor warrants and any securities included in or issuable upon exercise of such securities, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to a business combination (regardless of the type of transaction that it is).
          Our sponsor has made a $200,000 loan to us to cover organizational and offering expenses and other start-up costs, which will be repaid out of the proceeds of this offering. The loan is interest-free with the principal balance repayable on the earlier of (i) 60 days following the date of the completion of this offering and (ii) March 2, 2009. The principal balance is prepayable without penalty at any time in whole or in part.
          We have agreed to indemnify our officers and directors against certain liabilities and expenses. Prior to a business combination, our sponsor will provide guarantees of certain of our obligations to our officers and directors under the indemnity agreements. We will not pay a fee for any such guarantees.
          We have entered into a registration rights agreement with respect to the sponsor shares and sponsor warrants, which is described under the heading “Principal Stockholders—Registration Rights.”
          After a business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.
          All ongoing and future transactions between us and any member of our management team or his or her respective affiliates, including loans by members of our management team, will be on terms as a whole believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our audit committee, which will have access, at our expense, to our attorneys or independent legal counsel. If a transaction with an affiliated third party were found to be on terms as a whole less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

DESCRIPTION OF SECURITIES
General
          Our amended and restated certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the effective date of the registration statement, 4,312,500 shares of common stock (giving effect to our stock split) will be outstanding (including 562,500 shares subject to forfeiture if and to the extent the underwriter’s over-allotment option is not exercised in full). No shares of preferred stock are currently outstanding.
          Due to the fact that our amended and restated certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock that we are authorized to issue at the same time as our stockholders vote on the business combination.
          The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.
Units
          Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $7.00. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriter’s over-allotment option and (2) its exercise in full, subject in either case to our having filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and having issued a press release announcing when such separate trading will begin. We will file the Form 8-K promptly upon the completion of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise and closing of the over-allotment option. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Form 8-K to individual unit holders, it will be available on the SEC’s website (www.sec.gov) after it is filed.
Common Stock
          Prior to the effective date of this registration statement 4,312,500 shares of our common stock will be outstanding. This includes an aggregate of 562,500 sponsor shares that are subject to forfeiture if and to the extent the underwriter’s over-allotment option is not exercised, so that our sponsor and its permitted transferees will own a 20% ownership interest in our issued and outstanding shares after this offering (assuming they do not purchase units in this offering).
          Sponsor shares
          In October 2007, our sponsor purchased an aggregate of 150 sponsor shares of our common stock (or 4,312,500 sponsor shares of our common stock after giving effect to our stock split on February 27, 2008) for an aggregate purchase price of $25,000, or approximately $166.67 per sponsor share (or $0.006 per sponsor share after giving effect to our stock split). This includes an aggregate of up to 562,500 sponsor shares that are subject to forfeiture if and to the extent the underwriter’s over-allotment option is not exercised, so that our sponsor and its permitted transferees will own a 20% ownership interest in our issued and outstanding shares after this offering (assuming they do not purchase units in this offering). The sponsor shares were purchased separately and not in combination with any warrants or units. The sponsor shares are identical to the common stock comprising a part of the units being sold in this offering, except that:
•	our existing stockholders and their permitted transferees will not be able to exercise conversion rights with respect to the sponsor shares;

•	our existing stockholders have agreed, and any permitted transferees will agree, to vote the sponsor shares in the same manner as a majority of the votes cast by the public stockholders at any stockholders’ meeting called for the purpose of approving a business combination or any extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet completed, a business combination;

•	our existing stockholders and their permitted transferees will have no right to participate in any liquidation distribution with respect to the sponsor shares if we fail to complete a business combination; and

•	the sponsor shares will be subject to certain transfer restrictions until 180 days after the completion of a business combination.
          On February 27, 2008, we declared a 28,750 for 1 stock split of our common stock.
          Our sponsor will be permitted to transfer all or any portion of the sponsor shares to certain permitted transferees described under “Principal Stockholders—Transfers of Common Stock and Warrants by our Existing Stockholders.”
          Public shares
          Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the stockholder vote required for approving a business combination or any extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet completed, a business combination, our sponsor has agreed, and its permitted transferees will agree, to vote the sponsor shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our sponsor has also agreed, and its permitted transferees will agree, that they will vote all such shares in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve a business combination.
          Opportunity for stockholder approval of a business combination
          In accordance with Article IX of our amended and restated certificate of incorporation (which Article IX cannot be amended prior to a business combination without the affirmative vote of holders of 95% of our outstanding shares of common stock), we will seek stockholder approval before we effect a business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with a business combination, we will also seek stockholder approval for a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the completion of such business combination. Any vote to extend our corporate life to continue perpetually following the completion of a business combination will be taken only if such business combination is approved.
          We will proceed with a business combination if:
•	the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting,

•	the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and

•	conversion rights have been exercised with respect to less than 35% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must complete a business combination and (ii) the stockholder vote to approve a business combination).
          For purposes of seeking approval of a business combination by a majority of the shares of our common stock voted by the public stockholders, non-votes will have no effect once quorum is obtained (although non-votes will have an effect on the approval of the amendment to our amended and restated certificate of incorporation to provide for perpetual existence). We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote will be taken to approve a business combination.
          Extension of time to complete a business combination to up to 30 months
          We have a period of 24 months from the completion of this offering within which to effect a business combination. However, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to extend the date before which we must complete a business combination by up to an additional six months to avoid being required to liquidate. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.
          If a majority of the shares held by our public stockholders are voted against the proposed extension to up to 30 months, or if holders of 35% or more of the shares sold in this offering vote against the proposed extension to up to 30 months and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete a business combination beyond 24 months. In such event, if we cannot complete the business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders. Subject to the foregoing, approval of the extension to up to 30 months will require the affirmative vote of the majority of the votes cast by our public stockholders who vote at the special or annual meeting called for the purpose of approving such extension.
          In connection with the vote required for the extension, our sponsor has agreed, and its permitted transferees will agree, to vote the sponsor shares in accordance with the vote of the majority of public stockholders.
          If the majority of votes cast by our public stockholders at the meeting called for the purpose of approving such extension vote in favor of such extension and less than 35% of the shares sold in this offering are voted against the proposed extension and elect to convert their shares, we will then have an additional period of up to six months in which to complete the business combination.
          If the proposal for the extension to up to 30 months is approved, we will still be required to seek stockholder approval before effecting a business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.
          If at the end of such 30-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate.
          Conversion rights
          Pursuant to our amended and restated certificate of incorporation, at the time we seek stockholder approval of a business combination, each public stockholder voting against a business combination will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including both interest earned on the trust account and the deferred underwriting commissions and discounts (net of taxes payable and interest earned of up to $3,325,000 on the trust account permitted to be disbursed to us for working capital purposes), provided that a business combination is approved and completed. In addition, any stockholders voting against a proposed extension of the time period within which we must complete a business combination will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. Our sponsor and its permitted transferees will not have such conversion rights with respect to the sponsor shares.

          The actual per-share conversion price will be equal to the per share amount of approximately $9.90 initially deposited in the trust account, or approximately $9.88 if the over-allotment option is exercised (plus any interest earned on the proceeds in the trust account in excess of the amount permitted to be disbursed to us for working capital purposes, net of taxes payable on such income, on such amount per share). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of repurchase, there may be a disincentive on the part of public stockholders to exercise their conversion rights.
          Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting as a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete a business combination or the stockholder vote required to approve a business combination. Shares of common stock converted in connection with the vote on the extension and in connection with the vote on a business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. For example, absent this provision, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension or a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if our sponsor or management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension.
          Dissolution and liquidation if no business combination is completed
          If we have not completed a business combination within 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the DGCL, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the DGCL. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders on a pro rata basis any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed.
          Section 281 of the DGCL will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).
          Our sponsor and its permitted transferees will have no right to participate in any liquidation distribution occurring upon our failure to complete a business combination and subsequent liquidation, with respect to the sponsor shares. In addition, the underwriter has agreed to waive its rights to the $5,812,500 of the underwriter’s deferred commissions and discounts deposited in the trust account in the event we liquidate prior to the completion of a business combination.

          We will pay the costs of liquidation from our remaining assets outside of the trust account, including amounts available for release. If such funds are insufficient, we may request from the trustee up to $15,000 of interest earned on the trust account to pay for liquidation costs and expenses.
          Other stockholder rights
          Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to convert their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the business combination or the extension of time within which we must complete a business combination and the business combination is approved and completed or the extension is approved.
Preferred Stock
          Our amended and restated certificate of incorporation authorizes the issuance of 5,000,000 shares of blank check preferred stock, in one or more series, with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. Our amended and restated certificate of incorporation prohibits us, prior to an initial business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect an initial business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
          On or prior to the date of this prospectus, there will be 4,125,000 warrants outstanding representing the sponsor warrants issued in the private placement.
          Public stockholders’ warrants
          Each warrant offered to the public in this offering entitles the registered holder to purchase one share of our common stock at a price of $7.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:
•	the completion of a business combination; and

•	, 2009.
          The warrants will expire at 5:00 p.m., New York time, on          , 2013; or earlier upon redemption.
          We may redeem the outstanding warrants at any time after the warrants become exercisable:
•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•	if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share, subject to adjustment as discussed below, for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption.

          In addition, we may not redeem the warrants unless the shares of common stock issuable upon exercise of those warrants are covered by an effective registration statement from the date of notice of redemption through the date fixed for the redemption.
          If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise their warrants prior to the date scheduled for redemption. The redemption provisions for our warrants have been established at a price that is intended to provide warrant holders with the ability to exercise their warrants prior to redemption at a premium to the initial exercise price. There can be no assurance, however, that the price of our common stock will exceed either the redemption trigger price of $14.25 per share or the warrant exercise price of $7.00 per share after we call the warrants for redemption.
          If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock issuable upon exercise of the warrants, multiplied by the difference between the market value (as defined below) of the warrants and the exercise price by (y) the market value. For this purpose, the “market value” means the average reported last sale price of the common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. For example, if the market value of the common stock were $14.50 per share, a holder of 100 warrants would pay the exercise price by surrendering the 100 warrants in exchange for a number of shares calculated as follows: (100 shares x ($14.50 — $7.00)) ÷ $14.50 = 51 shares. We will not issue fractional shares upon exercise of warrants. If a warrant holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of shares. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash.
          The warrants included in the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriter’s over-allotment option and (2) its exercise in full, subject in either case to our having filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and having issued a press release announcing when such separate trading will begin.
          The warrants will be issued in registered form under a warrant agreement between [ ], as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
          The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.
          The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
          No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the issuance of such common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use commercially reasonable efforts to maintain a current registration statement relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. The warrants will not be settled for cash or other forms of consideration, and therefore if we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares of common stock, the warrants will expire worthless.

Such expiration would result in each holder purchasing units in this offering paying the full unit purchase price solely for the shares of common stock included in the unit. In addition, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the issuance of such shares of common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holder of a warrant be entitled to receive a net cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.
          No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.
          Sponsor warrants
          Our sponsor has agreed to purchase 4,125,000 warrants at a price of $1.00 per warrant for a total of $4,125,000 in a private placement that will occur immediately prior to this offering. The proceeds from the private placement of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of a business combination. If we do not complete a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus, then the $4,125,000 purchase price of the sponsor warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the sponsor warrants will expire worthless. The sponsor warrants will be purchased separately and not in combination with any units.
          The sponsor warrants are identical to the warrants included in the units sold in this offering except that the sponsor warrants:
•	will not be redeemable by us as long as they are held by our sponsor or its permitted transferees, and

•	our sponsor has agreed, and any permitted transferees will agree, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly, any of the sponsor warrants (including the common stock issuable upon exercise of such warrants) until 180 days after we complete a business combination.
          Because the sponsor warrants were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current.
          Our sponsor will be permitted to transfer all or any portion of the sponsor warrants (including the common stock issuable upon exercise of such warrants) to certain permitted transferees described under “Principal Stockholders—Transfers of Common Stock and Warrants by our Existing Stockholders.”
Our Transfer Agent and Warrant Agent
          The transfer agent for our securities and the warrant agent for our warrants is Mellon Investor Services LLC.
Our Amended and Restated Certificate of Incorporation
          Our amended and restated certificate of incorporation to be filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the completion of a business combination, including requirements that:
•	upon completion of this offering, a certain amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except (i) in connection with or following a business combination or thereafter, (ii) for the payment to holders exercising their conversion rights, (iii) for the payment of taxes in respect of the trust account, (iv) to the extent of $3,325,000 of interest earned that may be disbursed to us for working capital purposes or (v) upon our dissolution and liquidation and to the extent of $15,000 of interest earned to pay our expenses of liquidation and dissolution, if necessary;

•	we will submit any proposed business combination to our stockholders for approval prior to completing a business combination, even if the nature of the transaction is such as would not ordinarily require stockholder approval under applicable state laws;

•	we will submit any proposed extension of the time period within which we must complete a business combination to our public stockholders for approval prior to giving effect to any such extension;

•	our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described above (subject to the limitation on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering);

•	we will complete a business combination only if it has a fair market value equal to at least 80% of our net assets held in trust (net of taxes and interest earned of up to $3,325,000 on the trust account permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred commissions and discounts held in trust) at the time of a business combination;

•	we may not complete any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to the completion of a transaction that satisfies the conditions of a business combination;

•	we will complete a business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) conversion rights have been exercised with respect to less than 35% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with a stockholder vote, if any, to approve an extension of the time period within which we must complete a business combination and the stockholder vote to approve a business combination); and

•	if we do not complete a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.
          Our amended and restated certificate of incorporation will provide that the above-referenced requirements and restrictions may only be amended prior to completion of a business combination with the affirmative vote of 95% of our outstanding shares of common stock. In light of the 95% vote required for amendments to these provisions, we do not anticipate any changes to such requirements and restrictions prior to the completion of a business combination, if any.
          In addition, our amended and restated certificate of incorporation will also provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply against us or any of our officers or directors or our sponsor in circumstances that would conflict with any fiduciary duties or contractual obligations they may have currently or in the future or any other fiduciary duties or contractual obligations they may have as of the date of this prospectus. See “Risk Factors—Risks Related to Our Officers and Directors and Our Sponsor—In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”
Listing
          We intend to apply to list our units, warrants and common stock on the American Stock Exchange upon completion of this offering under the symbols “FIE.U,” “FIE.W” and “FIE,” respectively.

          Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards of the American Stock Exchange, we cannot assure you that our securities will continue to be listed on the American Stock Exchange as we might not meet certain continuing listing standards such as income from continuing operations.
Certain Anti-takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws
          Section 203 of the Delaware General Corporation Law
          Pursuant to our amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the DGCL regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•	a stockholder who owns 15% or more of our outstanding voting stock, otherwise known as an interested stockholder;

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.
          A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
          Election and removal of directors
          Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size upon the completion of this offering. Each class will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.
          Our stockholders may only remove directors for cause and with the vote of at least 66 2/3% of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors. Our board of directors may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors.
          Our amended and restated certificate of incorporation and amended and restated by-laws will not provide for cumulative voting in the election of directors.
          Stockholder action; special meeting of stockholders
          Our amended and restated certificate of incorporation provides that our stockholders will not be able to take any action by written consent subsequent to the completion of this offering, but will only be able to take action at duly called annual or special meetings of stockholders. Our amended and restated bylaws further provide that special meetings of our stockholders may be only called by our board of directors.
          Advance notice requirements for stockholder proposals and director nominations
          Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
          Amendment of the amended and restated certificate of incorporation and amended and restated by-laws
          Our amended and restated certificate of incorporation will provide that the affirmative vote of the holders of at least 66 2/3% of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors is required to amend the following provisions of our certificate of incorporation:
•	the provisions relating to our classified board of directors;

•	the provisions relating to the number and election of directors, the appointment of directors upon an increase in the number of directors or vacancy, and provisions relating to the removal of directors;

•	the provisions requiring a 66 2/3% stockholder vote for the amendment of certain provisions of our certificate of incorporation and for the adoption, amendment or repeal of our by-laws; and

•	the provisions relating to the restrictions on stockholder actions by written consent.
          In addition, the board of directors will be permitted to alter our amended and restated by-laws without obtaining stockholder approval.
          Authorized but unissued shares
          Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Shares Eligible for Future Sale
          Immediately after this offering, we will have 18,750,000 shares of common stock outstanding, or 21,562,500 shares if the underwriter’s over-allotment option is exercised in full. Of these shares, the 15,000,000 shares included in the units being sold in this offering, or 17,250,000 shares of common stock if the underwriter’s over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act (“Rule 144”).
          All of the remaining 3,750,000 shares of common stock, or 4,312,500 shares if the underwriter’s over-allotment option is exercised in full, are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. However, as described below, the SEC has taken the position that these securities would not be eligible for transfer under Rule 144. In addition, those shares of common stock will not be transferable, except to certain permitted transferees, until 180 days after completion of a business combination and will only be released prior to that date subject to certain limited exceptions, such as the completion of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completing a business combination with a target business.
          In addition, after this offering there will be 4,125,000 sponsor warrants outstanding that upon full exercise will result in the issuance of 4,125,000 shares of common stock to the holders of such warrants. Such warrants and the underlying shares of common stock are subject to registration as described below under “—Registration Rights.”
          Rule 144
          The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and will apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions. Such persons would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:
•	1% of the total number of securities of the same class then outstanding, which will equal 187,500 shares immediately after this offering (or 215,625 shares if the underwriter exercises the over-allotment option); or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale, provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
          Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for the resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.
          The SEC has provided an exception to this prohibition, however, if the following conditions are met:
•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
          As a result, it is possible that pursuant to Rule 144 our initial stockholders will be able to sell the sponsor shares and sponsor warrants (and underlying shares) freely without registration one year after we have completed a business combination.
           Registration rights
          Pursuant to a registration rights agreement between us and our sponsor and our officers and directors, the holders of the sponsor shares and the sponsor warrants (and the common stock issuable upon exercise of such warrants) will be entitled to demand registration rights, “piggy-back” registration rights and short-form resale registration rights commencing 180 days after the completion of a business combination, in the case of the sponsor shares and the sponsor warrants. We will bear the expenses incurred in connection with the filing of any such registration statements pursuant to such rights.

U.S. FEDERAL INCOME TAX CONSEQUENCES
          The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, by beneficial owners of our securities that acquire our securities pursuant to this offering and that hold such securities as capital assets (generally, for investment). This discussion is not a complete analysis or listing of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular holders in light of their particular circumstances or to holders that are subject to special tax rules. In addition, this discussion of the material U.S. federal income tax consequences does not address the tax treatment of special classes of holders, such as:
•	financial institutions

•	regulated investment companies

•	real estate investment trusts

•	tax-exempt entities

•	insurance companies

•	persons holding our securities as part of a hedging, integrated or conversion transaction, constructive sale or “straddle”

•	persons who acquired our securities through the exercise or cancellation of employee stock options or otherwise as compensation for their services

•	U.S. expatriates or former long-term residents

•	persons subject to the alternative minimum tax

•	dealers or traders in securities or currencies

•	taxpayers who have elected mark-to-market accounting

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar.
          This discussion does not address estate and gift tax consequences or tax consequences under any state, local or non-U.S. tax laws.
          As used in this section, the term “U.S. person” means: (1) an individual citizen or resident of the U.S.; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; and (4) a trust if (A) a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (B) it has in effect a valid election to be treated as a U.S. person for U.S. federal income tax purposes.
          As used in this section, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person.
          If you are an individual, you may be treated as a resident alien of the U.S., as opposed to a non-resident alien, for U.S. federal income tax purposes if you are present in the U.S. for at least 31 days in a calendar year and for an aggregate of at least 183 days during a three-year period ending in such calendar year. For purposes of this calculation, you would count all of the days that you were present in the then-current year, one-third of the days that you were present in the immediately preceding year and one-sixth of the days that you were present in the second preceding year. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens, and thus would constitute “U.S. holders” for purposes of the discussion below.
          The term “non-U.S. holder” means a beneficial owner of our securities that is neither a U.S. person nor a partnership (including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes).

          If a partnership is a beneficial owner of our securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that acquires our securities, you should consult your tax advisor regarding the tax consequences of acquiring, holding and disposing of our securities.
          The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service (which we refer to as the IRS) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.
          The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of our securities and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable non-U.S. tax laws of the acquisition, ownership and disposition of our securities.
General
          There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.
          Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal tax purposes.
Tax Consequences of an Investment in our Common Stock
          Dividends and distributions
          If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Gain or loss on sale, exchange or other taxable disposition of common stock” below.
          Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends-received deduction if the requisite holding period is satisfied.
          With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by a non-corporate U.S. holder generally will be treated as qualified dividends that are subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income.

There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above may suspend the running of the applicable holding period for purposes of the dividends-received deduction or the capital gains tax rate, as the case may be.
          Dividends (including any constructive distributions treated as dividends on the common stock or warrants as described below) paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a U.S. person as defined under the Code and is eligible for the benefits of the applicable income tax treaty or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms must be periodically updated. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).
          Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the U.S. and, if provided in an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S., are subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates and are not subject to the U.S. withholding tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.
          A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
          Gain or loss on sale, exchange or other taxable disposition of common stock
          In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange, or other taxable disposition of a share of our common stock (which would include a liquidation in the event we do not complete a business combination within the required time period) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the disposed of common stock exceeds one year. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and the U.S. holder’s adjusted tax basis in the share of common stock. A U.S. holder’s adjusted tax basis in the common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to certain limitations, and the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) may be disallowed if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.
          Any gain realized by a non-U.S. holder upon the taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns, or is treated as owning, more than five percent of our common stock at any time within the shorter of the five-year period ending on the date of disposition or such non-U.S. holder’s holding period for the common stock disposed of. Net gain realized by a non-U.S. holder described in clause (i) of the preceding sentence will be subject to tax at generally applicable U.S. federal income tax rates. Any gains of a foreign corporation non-U.S. holder described in clause (i) of the preceding sentence may also be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. holder described in clause (ii) of such sentence will be subject to a flat 30 percent tax, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the U.S.
          We currently are not a “U.S. real property holding corporation.” However, we cannot yet determine whether we will be a “U.S. real property holding corporation” for U.S. federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a “U.S. real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.
          Conversion of common stock
          In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under "—Gain or loss on sale, exchange or other taxable disposition of common stock” above. If the conversion does not qualify as a sale of common stock under Section 302 of the Code, a holder will be treated as receiving a corporate distribution with the tax consequences described under "—Dividends and distributions” above. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.
          In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will be “not essentially equivalent to a dividend” if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of exercising a conversion right.
          If none of the foregoing tests is satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “—Dividends and distributions.” After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining common stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly to the adjusted basis of stock held by related persons whose stock is constructively owned by the holder.
          Persons who actually or constructively own 5% or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult their own tax advisors in that regard.
Tax Consequences of an Investment in the Warrants
          Exercise of a warrant
          Except as discussed below with respect to the tax consequences of a cashless exercise of a warrant, a holder will not be required to recognize gain or loss for U.S. federal income tax purposes upon exercise of a warrant if the holder pays the exercise price in cash. The holder’s tax basis in the share of our common stock received upon exercise of a warrant and payment of the exercise price in cash will be an amount equal to the sum of the holder’s initial investment in the warrant (i.e., the portion of the holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”) and the cash exercise price (i.e., initially, $7.00 per share of our common stock, subject to adjustment). The holder’s holding period for the share of our common stock received upon exercise of a warrant and payment of the exercise price in cash should begin on the date of exercise (or possibly on the date following the date of exercise) of the warrant and will not include the period during which the holder held the warrant.
          The U.S. federal income tax consequences of a cashless exercise of a warrant are not clear under current law. It is possible that a cashless exercise of a warrant is a tax-free transaction, either because the exercise is not a realization event for U.S. federal income tax purposes, or because the exercise is treated as a recapitalization that qualifies as a reorganization for U.S. federal income tax purposes. Although not free from doubt, if a cashless exercise of a warrant is a tax-free transaction, a U.S. holder’s basis in the common stock received as a result of the cashless exercise of a warrant should be equal to the holder’s basis in the warrant or warrants exchanged, or deemed exchanged, for shares of our common stock. If a cashless exercise of a warrant is a tax-free transaction because it is not a gain realization event for U.S. federal income tax purposes, a U.S. holder’s holding period in the common stock received as a result of the cashless exercise of a warrant should begin on the date of exercise (or possibly on the date following the date of exercise) of the warrant and will not include the period during which the holder held the warrant. If a cashless exercise of a warrant is a tax-free transaction because it is treated as a recapitalization that qualifies as a reorganization for U.S. federal income tax purposes, a U.S. holder’s holding period in the common stock received as a result of the cashless exercise of a warrant should include the U.S. holder’s holding period of the warrant.
          It is also possible that a cashless exercise of a warrant could be treated, for U.S. federal income tax purposes, as a taxable exchange in which a U.S. holder would recognize gain or loss. In such event, although not free from doubt, a U.S. holder should recognize capital gain or loss in an amount equal to the difference between the total exercise price deemed paid and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the total exercise price deemed paid and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrant.
          The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant treated as such a taxable exchange will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a taxable disposition of our common stock, as described under “—Gain or loss on sale, exchange or other taxable disposition of common stock” above. Each non-U.S. holder should consult its own tax advisors as to whether the warrants will be treated as “U.S. real property interests” and the tax consequences resulting from such treatment.
          Due to the absence of any direct authority addressing the treatment, for U.S. federal income tax purposes, of a cashless exercise of a warrant, there can be no assurance which, if any, of the alternative tax consequences described above would be accepted or approved by the IRS or a court. Accordingly, holders should consult their tax advisors regarding the potential tax consequences of a cashless exercise of a warrant.

          Sale, exchange, redemption, or expiration of a warrant
          Upon a sale, exchange (other than by exercise), redemption, expiration, or other taxable disposition of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount, if any, realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market value of the warrant) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”). Such gain or loss will generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition. As discussed above, the deductibility of capital losses is subject to certain limitations, and the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) may be disallowed if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.
          The federal income tax treatment of a non-U.S. holder’s gains recognized on a sale, exchange, redemption or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a taxable disposition of our common stock, as described under “¯Gain or loss on sale, exchange or other taxable disposition of common stock” above.
Possible Constructive Dividends
          If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the holders of shares of our common stock.
Information Reporting and Backup Withholding
          Under U.S. Treasury Regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.
          The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).
          A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a U.S. office of a broker. U.S. information reporting and backup withholding generally will not apply to a payment of proceeds from a disposition of common stock where the transaction is effected outside the U.S. through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S., (iii) a controlled foreign corporation as defined in the Code or (iv) a foreign partnership with certain U.S. connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.
          Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current U.S. Treasury Regulations.

UNDERWRITING
          We intend to offer our units through the underwriter. Subject to the terms and conditions in an underwriting agreement between us and [   •   ], we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us the number of units listed opposite its name below.

Underwriter	Number of Units
[ • ]

Total	15,000,000
          The underwriter has agreed to purchase all of the units sold under the underwriting agreement if any of these units are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.
          We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.
          The underwriter is offering the units, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the units, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
          After we complete a business combination, we intend to use commercially reasonable efforts to maintain the effectiveness of a registration statement in order to allow exercise of the publicly traded warrants.
Commissions and Discounts
          The underwriter has advised us that it proposes initially to offer the units to the public at the public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $0.70 per unit. The underwriter may allow, and the dealers may reallow, a discount not in excess of $0.70 per unit to other dealers. After the public offering, the public offering price, concession and discount may be changed. The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

		Without	With
	Per Unit	Option	Option
Public offering price	$10.00	$150,000,000	$172,500,000
Underwriting discount (1)	$0.70	$10,500,000	$12,075,000

Proceeds, before expenses (1)	$9.30	$139,500,000	$160,425,000

(1)	The underwriter has agreed to defer $5,812,500, or $6,684,375 if the underwriter’s over-allotment option is exercised in full, of the underwriting discounts and commissions, equal to 3.875% of the gross proceeds of the units being offered to the public, until the completion of a business combination. Upon the completion of a business combination, deferred underwriting discounts and commissions, reduced ratably by the exercise of stockholder conversion rights, shall be released to the underwriter out of the gross proceeds of this offering held in a trust account maintained by Mellon Bank, N.A., acting as trustee. The underwriter will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

          Upon the completion of a business combination, the underwriter will be entitled to receive the proceeds attributable to deferred underwriting discounts and commissions held in the trust account, subject to a reduction of $0.3875 for each share the holder of which elects to vote against the business combination and exercise its conversion rights described in the section of this prospectus entitled “Proposed Business—Effecting Our Business

Combination”. If we are unable to complete a business combination and the trustee is forced to liquidate the trust account, the underwriter has agreed that the proceeds attributable to deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public stockholders along with any interest accrued thereon.
          The expenses of the offering, excluding the underwriting discount and commissions and related fees, are estimated at $676,530 and are payable by us.
Over-Allotment Option
          We have granted the underwriter an option exercisable for 30 days from the date of this prospectus to purchase a total of up to 2,250,000 additional units at the public offering price less the underwriting discount. The underwriter may exercise this option solely to cover any over-allotments, if any, made in connection with this offering. To the extent the underwriter exercises this option in whole or in part, it will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional units approximately proportionate to that underwriter’s initial commitment amount reflected in the above table.
          If the underwriter sells more units than could be covered by the over-allotment option, a naked short position would be created that can only be closed out by buying units in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.
No Sales of Similar Securities
          Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), the sponsor shares and sponsor warrants will not be transferable until 180 days after the completion of our initial business combination, at which time such securities will be released from escrow. However, if we engage in a transaction after the completion of the initial business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property, then any transfer restrictions on the sponsor shares will no longer apply.
          We have also agreed that, prior to the completion of a business combination, we will not issue any shares of common stock, warrants or any other securities convertible into common stock or that vote as a class with our common stock in respect of any proposed extension or business combination, except for securities issued in connection with a financing in which the net proceeds received by us will be used solely to fund the purchase price in connection with the completion of a business combination.
Offering Price Determination
          Before this offering, there was no public market for our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriter and us and will not necessarily reflect the market price of our securities following the offering. The principal factors that were considered in determining the initial public offering price were:
•	the information presented in this prospectus and otherwise available to the underwriters;

•	the history of and prospects of companies whose principal business is the acquisition of other companies and the size and terms of prior offerings by those companies;

•	our ability to acquire a controlling interest in a company in the financial services industry with assets of between $500 million and $3 billion;

•	the ability of our management and their experience in identifying operating companies;

•	our prospects for acquiring an operating business at attractive values;

•	the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies;

•	general conditions of the securities markets at the time of the offering; and

•	our judgment that, based on the foregoing factors and our experience that an offering of this size, together with the proceeds of the sponsor warrants, would provide us with sufficient funds to consummate a business combination with a company in the financial services industry with assets of between $500 million and $3 billion.
     The factors described above were not assigned any particular weight. However, although these factors, together with market valuations and the financial performance of other publicly traded companies in our industry, were considered as a totality in our negotiation with the underwriters, the determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our common stock, units or warrants will develop and continue after this offering.
Stabilization, Short Positions and Penalty Bids
          The underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.
•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the units in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions.
          Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of our units to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected on the American Stock Exchange or otherwise and, if commenced, may be discontinued at any time.
American Stock Exchange Listing
           We intend to apply to have the units listed on the American Stock Exchange under the symbol “FIE.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “FIE” and “FIE.W” respectively.
Discretionary Units
          In connection with this offering, the underwriter may allocate units to accounts over which they exercise discretionary authority. The underwriter does not expect to allocate units to discretionary accounts in excess of 5% of the total number of units in this offering.
Sales in Other Jurisdictions
          The underwriter may arrange to sell the units in certain jurisdictions outside the United States through affiliates, either directly where it is permitted to do so or through affiliates.
Notice to Prospective Investors in the United Kingdom
          This document and any other material in relation to the units described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“qualified investors”), or fewer than 100 natural or legal persons in the United Kingdom other than qualified investors which, in both cases, are also (i) investment professionals falling within Article I9(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each purchaser of the units acknowledges that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), no offer of units may be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of units to the public in that Relevant Member State at any time:
•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
          For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe the units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
Other Terms
          Although we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so, the underwriter may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the underwriter provides services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the effective date of the registration statement, unless the FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.
          The underwriter may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business.

LEGAL MATTERS
          Stevens & Lee, New York, New York and Reading, Pennsylvania is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, as amended, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering, [   •   ] is acting as counsel to the underwriter. One of our directors, Joseph M. Harenza, is the Non-Executive Chairman of Stevens & Lee. Each of Mr. Harenza and Stevens & Lee, through a subsidiary of an affiliate, hold minority non-voting interests of, and are passive investors in, our sponsor. See “Management” and “Certain Relationships and Related Transactions.”
EXPERTS
          The financial statements of Sidhu Special Purpose Capital Corp. as of December 31, 2007 and for the period from October 10, 2007 (date of inception) to December 31, 2007 included in this prospectus have been so included in reliance on the report of Beard Miller Company LLP, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
          We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
          Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
To the Board of Directors and Stockholders of
Sidhu Special Purpose Capital Corp.
     We have audited the accompanying balance sheet of Sidhu Special Purpose Capital Corp. (a corporation in the development stage) (the “Company”) as of December 31, 2007, and the related statements of operations, stockholder’s equity and cash flows for the period from October 10, 2007 (date of inception) to December 31, 2007. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, such financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the period from October 10, 2007 (date of inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.
     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has no present revenue, its business plan is dependent upon completion of adequate financing through a Proposed Public Offering and it has an accumulated deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are discussed in Note A to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ Beard Miller Company LLP
Beard Miller Company LLP
Reading, Pennsylvania
February 29, 2008

Sidhu Special Purpose Capital Corp.
(a corporation in the development stage)
BALANCE SHEET
December 31, 2007

Assets
Current Assets, Stock Subscription Demand Note Receivable	$25,000
Other Assets, Deferred Offering Costs	19,928

Total Assets	$44,928

Liabilities
Current Liabilities
Accrued Expenses — Affiliate	$4,072
Accrued Offering Costs — Affiliate	19,928

Total Liabilities	24,000

Stockholder’s Equity

Preferred Stock, $0.0001 par value, 500 shares authorized none issued	—

Common Stock, $0.0001 par value, 50,000,000 shares authorized, 4,312,500 shares issued and outstanding	431
Additional Paid-In Capital	24,569
Deficit Accumulated During Developmental Stage	(4,072)

Total Stockholder’s Equity	20,928

Total Liabilities & Stockholder’s Equity	$44,928

All common share and per common share amounts have been adjusted retroactively for the 28,750:1 common stock split effected on February 27, 2008.
The accompanying notes are an integral part of this statement.

Sidhu Special Purpose Capital Corp.
(a corporation in the development stage)
STATEMENT OF OPERATIONS
Period from October 10, 2007 (inception) to December 31, 2007

Revenues	$—

Expenses
Formation Expenses — Affiliate	4,072

Total Expenses	4,072

Net Loss	$(4,072)

Weighted Average number of common shares outstanding, basic and diluted	4,312,500

Net Loss Per Common Share (basic and diluted)	$(0.00)
All common share and per common share amounts have been adjusted retroactively for the 28,750:1 common stock split effected on February 27, 2008.
The accompanying notes are an integral part of this statement.

Sidhu Special Purpose Capital Corp.
(a corporation in the development stage)
STATEMENT OF STOCKHOLDER’S EQUITY
Period from October 10, 2007 (inception) to December 31, 2007

				Deficit
				Accumulated
			Additional	During	Total
	Common Stock		Paid-in	Development	Stockholder’s
	Shares	Amount	Capital	Stage	Equity
Common Shares Issued to Founding Stockholder	4,312,500	$431	$24,569	$—	$25,000

Net Loss	—	—	—	(4,072)	(4,072)

Balance at December 31, 2007	4,312,500	$431	$24,569	$(4,072)	$20,928

All common share and per common share amounts have been adjusted retroactively for the 28,750:1 common stock split effected on February 27, 2008.
The accompanying notes are an integral part of this statement.

Sidhu Special Purpose Capital Corp.
(a corporation in the development stage)
STATEMENT OF CASH FLOWS
Period from October 10, 2007 (inception) to December 31, 2007

Cash Flows From Operating Activities:
Net Loss	$(4,072)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in accrued expenses — Affiliate	4,072

Net Cash Used in Operating Activities	$—

Cash Flows From Investing Activities	$—

Cash Flows From Financing Activities	—

Net Change in Cash:	—
Cash at Beginning of Period	—

Cash at End of Period	$—

Supplemental schedule of non-cash financing activity:
Stock Subscription Demand Note Receivable (Financing of Issuance of Stock for Affiliate)	$(25,000)
Accrual of Deferred Offering Expenses — Affiliate	$19,928
All common share and per common share amounts have been adjusted retroactively for the 28,750:1 common stock split effected on February 27, 2008.
The accompanying notes are an integral part of this statement.

Sidhu Special Purpose Capital Corp.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS
Period from October 10, 2007 (inception) to December 31, 2007
NOTE A — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Sidhu Special Purpose Capital Corp. (a corporation in the development stage) (the “Company”) was formed under the laws of the State of Delaware on October 10, 2007. The Company was formed to acquire an operating business through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination. The Company has neither engaged in any operations nor generated revenues to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises,” and is subject to the risks associated with activities of development stage companies. The Company is substantially owned by WNH Holdings, LLC, a Pennsylvania limited liability company. WNH Holdings, LLC is the sole equity holder of the Company.
At December 31, 2007, the Company had not commenced any operations. All activity through December 31, 2007 relates to the Company’s formation and its proposed initial public offering described below. The Company has selected December 31 as its fiscal year end.
The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering (“Proposed Offering”) which is discussed in Note C. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business. As used herein, an “Initial Business Combination” shall mean the acquisition of one or more businesses that at the time of acquisition has a fair market value of at least 80.0% of the balance held in the trust account, excluding the deferred underwriting discounts and commissions from the Proposed Offering. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination. Upon the closing of the Proposed Offering, the Company expects that approximately 99.0% of the gross proceeds, after payment of certain amounts to the underwriters, will be held in a trust account (“Trust Account”) and invested in treasury bills issued by the U.S. government having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, until the earlier of (i) the consummation of the Company’s Initial Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to cover the Company’s working capital requirements, including paying for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 35% (less one share) or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Initial Business Combination and exercise their conversion rights described below, the Initial Business Combination will not be consummated. However, voting against the Initial Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Initial Business Combination is voted upon by the stockholders. All of the Company’s stockholders prior to the Proposed Offering (the “Initial Stockholders”) have agreed, in connection with the stockholder vote required to approve the Initial Business Combination, to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. The Company’s founding stockholder, WNH Holdings, LLC and each of the Company’s officers and directors have also agreed that if it, he or she acquires shares of common stock in or following the Proposed Offering, it, he or she will vote all such acquired shares in favor of the Company’s Initial Business Combination and in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence.
If an Initial Business Combination is approved and completed, public stockholders voting against an Initial Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the Trust Account, including the deferred underwriting discounts and commissions, and any interest earned on their portion of the Trust Account, net of income taxes payable on such interest and net of interest income of up to $3,325,000 of the after tax interest earned on the Trust Account which may be released to the Company to cover a portion of the Company’s operating expenses. Public stockholders who convert their stock into their share of the Trust Account will continue to have the right to exercise any warrants they may hold.
In the event that the Company does not consummate an Initial Business Combination within 24 months from the date of the consummation of the Proposed Offering (30 months if such extension is approved by stockholders), the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the Initial Stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Proposed Offering (assuming no value is attributed to the warrants contained in the units to be offered in the Proposed Offering discussed in Note C).
The placing of funds in the Trust Account may not protect those funds from third-party claims against the Company. Although prior to completion of the Initial Business Combination, the Company will seek to have all third parties (including any vendors and any other entities with which it enters into a contractual relationship following consummation of this offering) or any prospective target businesses enter into valid and enforceable agreements with the Company waiving any right, title, interest or claim of any kind in or to any assets held in the Trust Account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the Trust Account for amounts owed them. In addition, there is no guarantee that these third parties will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason. Further, the Company could be subject to claims from parties not in contract with it who have not executed a waiver, such as a third party claiming tortious interference as a result of the Initial Business Combination. Under Delaware law, absent a valid and enforceable waiver or other special circumstances, creditors of a corporation have a superior right in the distribution of assets upon liquidation. Accordingly, the proceeds held in trust could be subject to claims that would take priority over the claims of the Company’s public stockholders and, as a result, the per-share liquidation price could be less than $9.90. WNH Holdings, LLC is expected to agree that it will be liable to the Company if and to the extent claims by third parties reduce the amounts in the Trust Account available for payment to the Company’s stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to the Company, by a third party with which the Company entered into a contractual relationship following consummation of this offering or by a prospective target business. However, the agreement to be entered into by WNH Holdings, LLC is expected to specifically provide for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a valid and enforceable waiver, and (2) as to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which the Company entered into a contractual relationship or target businesses that would not be covered by the indemnity from WNH Holdings, LLC, such as stockholders and other claimants who are not parties in contract with the Company who file a claim for damages against the Company.
NOTE B — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
1.	Going concern considerations

The Company expects to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty through a Proposed Offering are discussed in Note C. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

2.	Development Stage Company

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

3.	Common Stock

On October 10, 2007 the Company issued 150 shares of common stock to WNH Holdings, LLC in exchange for a demand note in the amount of $25,000. On February 27, 2007, the Company effected a 28,750:1 stock split. After giving effect to the stock split, the Company had 4,312,500 shares outstanding, all of which are owned by WNH Holdings, LLC. All common share and per common share amounts have been adjusted retroactively for the stock split. If the over-allotment option is not exercised in full, WNH Holdings, LLC and any permitted transferees will forfeit the number of shares necessary to cause WNH Holdings, LLC and any permitted transferees to maintain a 20% ownership of the common shares after the Proposed Offering (excluding the shares of common stock underlying the warrants purchased in the private placement that will occur simultaneously with the completion of the Proposed Offering and the warrants to be sold as part of the units in the Proposed Offering). WNH Holdings, LLC and any permitted transferees will forfeit an aggregate of up to 562,500 shares to the extent that the underwriter’s over-allotment is not exercised in full. See Note C for terms of warrants.

The Company will be authorized to issue shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. There is no preferred stock outstanding as of December 31, 2007.

4.	Net Loss Per Common Share

Loss per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, “Earnings Per Share,” which requires dual presentation of basic and diluted earnings per share on the face of the statements of operations, which the Company has adopted. Basic loss per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average common shares outstanding for the period.

5.	Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which potentially may in the future, exceed the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

6.	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

7.	Deferred Offering Costs

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A “Expenses of Offering.” Deferred offering costs consist principally of legal costs incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

8.	Income Taxes

Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $1,300. In recognition of the uncertainly regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2007.

9.	Recently Issued Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141(R)”). This statement replaces SFAS No. 141, “Business Combinations” (“SFAS 141”). This statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 (for the Company, its fiscal year beginning January 1, 2009). The Company is currently evaluating the expected effect, if any, SFAS 141(R) will have on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”), which is an amendment of Accounting Research Bulletin No. 51. This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest. Adoption is required for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (for the Company, its fiscal year beginning January 1, 2009). The Company is currently evaluating the expected effect, if any, SFAS 160 will have on its financial statements. In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of SFAS 115,” (“SFAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by SFAS 159 permits all entities to choose to measure eligible items at fair value at specified election dates. Entities choosing the fair value option would be required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption, if the Company elects, is for fiscal years beginning after November 15, 2007 (for the Company, its fiscal year beginning January 1, 2008). The Company is currently evaluating the expected effect, if any, SFAS 159 will have on its financial statements.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements,” (“SFAS 157”) which provides guidance on measuring the fair value of assets and liabilities. SFAS 157 will apply to other accounting pronouncements that require or permit assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard will also require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007 (for the Company, its fiscal year beginning January 1, 2008). In November 2007, the FASB announced that it would defer the effective date of SFAS 157 for one year for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company is currently evaluating the expected effect, if any, SFAS 157 will have on its financial statements.
NOTE C — PROPOSED OFFERING
The Proposed Offering calls for the Company to offer for public sale up to 15,000,000 units (or 17,250,000 units if the over-allotment option is exercised in full). Each unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant. The expected public offering price will be $10.00 per unit. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.00 commencing on the later of (a) one year from the date of the Proposed Offering or (b) the completion of an Initial Business Combination with a target business, and will expire on the fifth anniversary of the Proposed Offering or earlier upon the redemption of the units by the Company or the Company’s liquidation. The warrants will be redeemable at a price of $0.01 per warrant upon 30 days prior notice after the warrants become exercisable, only if the last sale price of the Company’s common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption; provided that a registration statement under the Securities Act of 1933 relating to the shares of common stock issuable upon exercise of the warrants is effective and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use by the public warrant holders and remains available for use from the date on which the Company sends a redemption notice to and including the redemption date.
Under the warrant agreement that the Company expects to enter into in connection with the related warrants to be sold and issued in the Proposed Offering, the Company is only required to use commercially reasonable efforts to maintain the effectiveness of the registration statement covering the warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such warrant will not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise.
Consequently, the warrants may expire unexercised and unredeemed.
The Company expects to pay underwriting commissions of 3.125% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional 3.875% fee of the gross offering proceeds, to be placed in the Trust Account, payable upon the Company’s consummation of an Initial Business Combination.
NOTE D — STOCK SUBSCRIPTION DEMAND NOTE RECEIVABLE, AFFILIATE
On October 10, 2007, the Company issued 150 shares of its common stock to WNH Holdings, LLC in exchange for a $25,000 demand note. The note is payable upon the demand of the Company, and (i) if the note is paid prior to March 31, 2008, the note will not bear any interest, and (ii) if the note is not paid prior to March 31, 2008, the note will bear interest, retroactively to October 10, 2007, at a rate equal to 7.0% per annum. The note was paid in full on February 29, 2008 (see Note G—Subsequent Events).
NOTE E — COMMITMENTS AND CONTINGENCIES
In connection with the Proposed Public Offering (see Note C), the Company expects to have a commitment to pay a total underwriting commissions of 7% of the public offering price; 3.875% of the 7% underwriting discount is expected to be deferred until the Company consummates its Initial Business Combination.
The Company expects that, pursuant to a stock purchase agreement with the Company, the Initial Stockholders will waive their right to receive distributions with respect to the Founders’ Shares upon the Company’s liquidation.
NOTE F — RELATED PARTY TRANSACTIONS
WNH Holdings, LLC has agreed to purchase from the Company warrants to purchase 4,125,000 shares of the Company’s common stock at a price of $1.00 per warrant for $4,125,000 (the “Private Placement Warrants”). The Company expects that the purchase and issuance of the Private Placement Warrants will occur immediately prior to the consummation of the Proposed Public Offering. The proceeds from the sale of the Private Placement Warrants will be placed in the Trust Account. The Company expects that the Private Placement Warrants will be identical to the Warrants included in the Units, except that (i) they will be exercisable by payment of cash or on a cashless basis so long as they are held by WNH Holdings, LLC or its permitted transferees, (ii) they will not be subject to redemption by the Company, and (iii) will be held in escrow until 180 days after consummation of an Initial Business Combination. The Private Placement Warrants will not be exercisable by WNH Holdings, LLC at any time when a registration statement is not effective or a prospectus is not available for use by the holders of the warrants issued in connection with the Proposed Public Offering. The Initial Stockholders and holders of the Private Placement Warrants will be entitled to registration rights with respect to the Founders’ Shares and shares of common stock underlying the Private Placement Warrants pursuant to an agreement that the Company expects will be entered into prior to or on the consummation of the Proposed Public Offering. Management has estimated, as of the subscription date, that the purchase price of the Private Placement Warrants will be the fair value of such warrants at the time of purchase and issuance. However, if, at the time of the purchase and issuance, the Company determines that the fair value of a Private Placement Warrant exceeds the $1.00 purchase price, then the Company may need to recognize compensation expense for the excess of the fair value of the Private Placement Warrant on the day of purchase over the $1.00 purchase price in accordance with SFAS 123(R), “Share Based Payment.”
The Company has agreed to pay Griffin Holdings, LLC or its assignee a monthly fee of $7,500 for general and administrative services, including office space and secretarial support. Services will commence on the effective date of the Proposed Offering and will terminate upon the earlier of (i) the completion of the Initial Business Combination, or (ii) the Company’s liquidation.
One of the Company’s directors is the Non-Executive Chairman of the law firm of Stevens & Lee. The Company has incurred $24,000 of legal fees and expenses in connection with the Company’s formation and the Proposed Offering, which are accrued at December 31, 2007.
NOTE G— SUBSEQUENT EVENTS
On February 27, 2008, the Company effected a 28,750:1 stock split.
On February 28, 2008, WNH Holdings, LLC paid in full the $25,000 demand note to the Company described above in Note D.
On February 29, 2008, the Company by action of its stockholder and directors, authorized the issuance of a $200,000 unsecured promissory note to WNH Holdings, LLC, the sole equity holder of Sidhu Special Purpose Capital Corp. The note will be non-interest bearing and payable on the earlier of 60 days after the completion of the Proposed Offering by the Company or March 2, 2009.

SIDHU SPECIAL PURPOSE CAPITAL CORP.
15,000,000 Units

Prospectus
                    , 2008

[   •   ]

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
          The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representatives’ non-accountable expense allowance) will be as follows:

Director and officer liability insurance premiums(1)	$
Legal fees and expenses		$400,000
Accounting fees and expenses		$42,000
Printing and engraving expenses		$60,000
Securities and Exchange Commission registration fee		$6,780
FINRA filing fee		$17,750
American Stock Exchange listing fee		$75,000
Trustees’ fee, transfer agent and warrant agent fee		$2,500
Miscellaneous(2)	$

Total		$676,530

(1)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination but no longer than 18 months with the right to extend the coverage for another six month period at an additional pro rata premium.

(2)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.
Item 14. Indemnification of Directors and Officers.
          Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL.
          Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.
          “Section 145. Indemnification of officers, directors, employees and agents; insurance.
          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
          (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
          (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
          (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
          (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
          Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.
          In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, will provide that that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
          If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.
          Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.
          The right to indemnification conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

          The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our amended and restated bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
          Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.
          We will enter into indemnification agreements with each of our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We have filed the form of this indemnification agreement as Exhibit 10.5 to this registration statement.
          Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the underwriter and the underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.
Item 15. Recent Sales of Unregistered Securities.
          In October 2007, we sold 150 shares of our common stock to our sponsor without registration under the Securities Act. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The securities were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $166.67 per share. On February 27, 2008, the Company effected a 28,750:1 stock split.
          In addition, our sponsor has agreed to purchase from us 4,125,000 warrants at $1.00 per warrant (for an aggregate purchase price of $4,125,000). This purchase will take place on a private placement basis immediately prior to the completion of our initial public offering. The issuance of the sponsor warrants will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. Our sponsor’s obligation to purchase the sponsor warrants was made pursuant to a Sponsor Warrant Purchase Agreement, dated as of February 29, 2008. Such obligation was made prior to the filing of the registration statement, and the only conditions to the obligation undertaken by our sponsor are conditions outside of its control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the registration statement relating to the public offering and therefore constitutes a “completed private placement.”
          No underwriting discounts or commissions were paid or will be paid with respect to the foregoing sales.
Item 16. Exhibits and Financial Statement Schedules.
          (a) The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement between the Registrant and the Underwriter.*
3.1	Form of Amended and Restated Certificate of Incorporation.
3.2	Form of Amended and Restated By-laws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Mellon Investor Services LLC, as warrant agent, and the Registrant.*
5.1	Opinion of Stevens & Lee.*
10.1	Sponsor Share Purchase Agreement between the Registrant and the Sponsor.**
10.2	Sponsor Warrant Purchase Agreement between the Registrant and the Sponsor.**
10.3	Investment Management Trust Agreement between Mellon Bank, N.A. and the Registrant.*

Exhibit No.	Description
10.4	Registration Rights Agreement between the Registrant, the Sponsor and other persons.
10.5	Form of Indemnity Agreement between the Registrant and key officers and directors.
10.6	Promissory Note.
10.7	Letter Agreement between the Registrant and Griffin Holdings Group, LLC regarding administrative services.
10.8	Form of Securities Escrow Agreement by and among the Registrant, the Sponsor and Mellon Investor Services LLC, as escrow agent.*
10.9	Form of Letter Agreement between the Sponsor and the Underwriter.*
10.10	Form of Letter Agreement between the Registrant, the Underwriter and key officers and directors.*
14.1	Form of Code of Ethics.
23.1	Consent of Beard Miller Company LLP.**
23.2	Consent of Stevens & Lee (included on Exhibit 5.1).*
24.1	Power of Attorney.**
99.1	Form of Charter of Audit Committee.
99.2	Form of Charter of Nominating and Corporate Governance Committee.
99.3	Agreement, dated as of March 1, 1997, between Sovereign Bancorp, Inc., Sovereign Bank and Jay S. Sidhu.
99.4	Retirement – Resignation and Transition Agreement, dated as of October 10, 2006, by and between Sovereign Bancorp, Inc., Sovereign Bank and Jay S. Sidhu

*	To be filed by amendment.

**	Previously filed.

Item 17. Undertakings.
          (a) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (c) The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Reading, Commonwealth of Pennsylvania, on the 14th day of April, 2008.

SIDHU SPECIAL PURPOSE CAPITAL CORP.
By:	/s/ Jay S. Sidhu
Jay S. Sidhu
Chairman, President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jay S. Sidhu Jay S. Sidhu	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	April 14, 2008

* James D. Hogan	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 14, 2008

*	Director	April 14, 2008
Kevin G. Champagne

*	Director	April 14, 2008
Joseph M. Harenza

*	Director	April 14, 2008
Constantine N. Papadakis

*	Director	April 14, 2008
Daniel K. Rothermel

*	By:	/s/ Jay S. Sidhu
Jay S. Sidhu
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement between the Registrant and the Underwriter.*
3.1	Form of Amended and Restated Certificate of Incorporation
3.2	Form of Amended and Restated By-laws
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Mellon Investor Services LLC, as warrant agent, and the Registrant.*
5.1	Opinion of Stevens & Lee.*
10.1	Sponsor Share Purchase Agreement between the Registrant and the Sponsor.**
10.2	Sponsor Warrant Purchase Agreement between the Registrant and the Sponsor.**
10.3	Investment Management Trust Agreement between Mellon Bank, N.A., as trustee, and the Registrant.*
10.4	Registration Rights Agreement between the Registrant, the Sponsor and other persons.
10.5	Form of Indemnity Agreement between the Registrant and key officers and directors.
10.6	Promissory Note.
10.7	Letter Agreement between the Registrant and Griffin Holdings Group, LLC regarding administrative services.
10.8	Form of Securities Escrow Agreement by and among the Registrant, the Sponsor and Mellon Investor Services LLC, as escrow agent.*
10.9	Form of Letter Agreement between the Sponsor and the Underwriter.*
10.10	Form of Letter Agreement between the Registrant, the Underwriter and key officers and directors.*
14.1	Form of Code of Ethics.
23.1	Consent of Beard Miller Company LLP.**
23.2	Consent of Stevens & Lee (included on Exhibit 5.1).*
24.1	Power of Attorney.**
99.1	Form of Charter of Audit Committee.
99.2	Form of Charter of Nominating and Corporate Governance Committee.
99.3	Agreement, dated as of March 1, 1997, between Sovereign Bancorp, Inc., Sovereign Bank and Jay S. Sidhu.
99.4	Retirement – Resignation and Transition Agreement, dated as of October 10, 2006, by and between Sovereign Bancorp, Inc., Sovereign Bank and Jay S. Sidhu

*	To be filed by amendment.

**	Previously filed.